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Oppenheimer Pennsylvania Municipal Fund
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6803 South Tucson Way, Englewood, Colorado 80112
1-800-525-7048

 Statement of Additional Information dated November 28, 2001

         This  Statement  of  Additional  Information  is  not a  Prospectus.  This  document  contains  additional information  about the Fund and  supplements  information in the  Prospectus  dated November 28, 2001. It should be read  together  with the  Prospectus.  You can obtain the  Prospectus  by  writing  to the Fund's  Transfer  Agent,
OppenheimerFunds  Services,  at P.O.  Box 5270,  Denver,  Colorado  80217 or by calling the  Transfer  Agent at the
toll-free   number  shown  above  or  by   downloading   it  from  the   OppenheimerFunds   Internet  web  site  at
www.oppenheimerfunds.com.

Contents                                                                                                      Page

About the Fund

About Your Account

Financial Information About the Fund

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ABOUT THE FUND
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Additional Information About the Fund's Investment Policies and Risks

         The  investment  objective  and the  principal  investment  policies  and the  main  risks of the Fund are described in the Prospectus.  This Statement of Additional  Information  contains  supplemental  information  about those policies and the types of securities that the Fund's investment Manager,  OppenheimerFunds,  Inc., can select for the Fund.  Additional  information  is also provided  about the  strategies  the Fund may use to try to achieve its objective.

The Fund's  Investment  Policies.  The  composition of the Fund's  portfolio and the techniques and strategies that the Fund's  Manager may use in  selecting  portfolio  securities  will vary over time.  The Fund is not required to use all of the  investment  techniques  and strategies  described  below at all times in seeking its goals.  It may use some of the special investment techniques and strategies at some times or not at all.

         The Fund does not make  investments  with the  objective  of  seeking  capital  growth , since  that would generally be inconsistent with its goal of seeking  tax-exempt income.  However,  the values of the securities held by the Fund may be  affected  by changes in  general  interest  rates and other  factors  prior to their  maturity.
Because the current  value of debt  securities  vary  inversely  with  changes in  prevailing  interest  rates,  if interest  rates  increased  after  a  security  is  purchased,  that  security  will  normally  decline  in  value.
Conversely, should interest rates decrease after a security is purchased, normally its value will rise.

         However,  those  fluctuations  in value will not generally  result in realized gains or losses to the Fund unless  the Fund  sells the  security  prior to the  security's  maturity.  A debt  security  held to  maturity  is redeemable  by its issuer at full  principal  value plus  accrued  interest.  The Fund does not  usually  intend to dispose of securities prior to their maturity,  but may do so for liquidity  purposes,  or because of other factors affecting the issuer that cause the Manager to sell the particular  security.  In that case, the Fund could realize a capital gain or loss on the sale.

         There are  variations  in the credit  quality of municipal  securities,  both within a  particular  rating
classification  and  between  classifications.   These  variations  depend  on  numerous  factors.  The  yields  of municipal  securities  depend on a number of factors,  including  general  conditions in the  municipal  securities market,  the size of a  particular  offering,  the  maturity  of the  obligation  and rating (if any) of the issue.
These factors are discussed in greater detail below.

Municipal  Securities.  The  types of  municipal  securities  in which the Fund may  invest  are  described  in the
Prospectus  under  "About the  Fund's  Investments."  Municipal  securities  are  generally  classified  as general obligation  bonds,  revenue bonds and notes. A discussion of the general  characteristics  of these principal types of municipal securities follows below.

         |X| Municipal  Bonds.  We have  classified  municipal  securities  having a maturity (when the security is issued) of more than one (1) year as  "municipal  bonds." The  principal  classifications  of  long-term  municipal bonds are "general  obligation" and "revenue"  (including  "industrial  development")  bonds.  They may have fixed, variable or floating rates of interest, as described below.

         Some bonds may be  "callable,"  allowing the issuer to redeem them before their  maturity date. To protect bondholders,  callable  bonds may be issued with  provisions  that  prevent  them from being called for a period of time.  Typically,  that is five (5) to ten (10) years from the issuance date.  When interest rates decline,  if the call  provision on a bond has  expired,  it is more likely that the issuer may call the bond.  If that occurs,  the
Fund might have to reinvest the proceeds of the called bond in bonds that have a lower rate of return.

                  |X|  General  Obligation  Bonds.  The  basic  security  behind  general  obligation  bonds is the issuer's  pledge of its full faith and credit and taxing  power,  if any, for the  repayment  of principal  and the payment of interest.  Issuers of general  obligation bonds include states,  counties,  cities,  towns, and regional districts.  The  proceeds  of  these  obligations  are  used to fund a wide  range of  public  projects,  including construction  or improvement of schools,  highways and roads,  and water and sewer systems.  The rate of taxes that can be levied for the payment of debt service on these bonds may be limited or unlimited.  Additionally,  there may be limits as to the rate or amount of special assessments that can be levied to meet these obligations.

                  |X| Revenue  Bonds.  The  principal  security for a revenue  bond is  generally  the net revenues derived from a particular  facility,  group of facilities,  or, in some cases, the proceeds of a special excise tax or other  specific  revenue  source.  Revenue  bonds are  issued to finance a wide  variety  of  capital  projects.
Examples  include  electric,  gas,  water and sewer  systems;  highways,  bridges,  and  tunnels;  port and airport facilities; colleges and universities; and hospitals.

                  Although  the  principal  security  for these  types of bonds  may vary  from bond to bond,  many provide  additional  security in the form of a debt  service  reserve fund that may be used to make  principal  and interest  payments  on the  issuer's  obligations.  Housing  finance  authorities  have a wide  range of  security, including partially or fully insured mortgages,  rent subsidized and/or  collateralized  mortgages,  and/or the net revenues  from  housing or other  public  projects.  Some  authorities  provide  further  security in the form of a state's ability (without obligation) to make up deficiencies in the debt service reserve fund.

                  |X| Industrial  Development Bonds.  Industrial  development bonds are considered  municipal bonds if the interest paid is exempt from federal  income tax. They are issued by or on behalf of public  authorities  to raise money to finance various privately operated facilities for business and manufacturing,  housing,  sports, and pollution  control.  These bonds may also be used to finance  public  facilities  such as  airports,  mass  transit systems,  ports,  and parking.  The payment of the principal and interest on such bonds is dependent  solely on the ability of the  facility's  user to meet its  financial  obligations  and the pledge,  if any, of real and personal property financed by the bond as security for those payments.

                  |X| Private  Activity  Municipal  Securities.  The Tax Reform Act of 1986 (the "Tax Reform  Act")
reorganized,  as well as amended,  the rules  governing  tax  exemption  for interest on certain types of municipal securities.  The Tax Reform Act  generally  did not change the tax  treatment  of bonds  issued in order to finance governmental  operations.  Thus,  interest  on general  obligation  bonds  issued by or on behalf of state or local governments,  the  proceeds  of which are used to finance  the  operations  of such  governments,  continues  to be tax-exempt.  However,  the Tax  Reform Act  limited  the use of  tax-exempt  bonds for  non-governmental  (private)
purposes.  More  stringent  restrictions  were placed on the use of  proceeds  of such  bonds.  Interest on certain private  activity  bonds is taxable  under the revised  rules.  There is an exception  for  "qualified"  tax-exempt private  activity bonds,  for example,  exempt  facility bonds  including  certain  industrial  development  bonds, qualified mortgage bonds, qualified Section 501(c)(3) bonds, and qualified student loan bonds.

         In  addition,  limitations  as to the amount of  private  activity  bonds  which each state may issue were revised  downward  by the Tax Reform  Act,  which will  reduce  the supply of such  bonds.  The value of the Fund's portfolio could be affected if there is a reduction in the availability of such bonds.

         Interest  on  certain  private  activity  bonds  issued  after  August  7,  1986,  which  continues  to be tax-exempt,  will be treated as a tax  preference  item subject to the federal  alternative  minimum tax (discussed below) to which certain  taxpayers are subject.  The Fund may hold municipal  securities the interest on which (and thus a  proportionate  share of the  exempt-interest  dividends  paid by the Fund) will be  subject to the  Federal alternative  minimum tax on individuals and corporations.  There are no limits on the amount of assets the Fund may invest in private activity securities.

         The Federal  alternative  minimum  tax is designed to ensure that all persons who receive  income pay some tax, even if their regular tax is zero.  This is  accomplished  in part by including in taxable  income certain tax preference  items  that  are  used to  calculate  alternative  minimum  taxable  income.  The Tax  Reform  Act made tax-exempt  interest from certain  private  activity  bonds a tax preference  item for purposes of the  alternative minimum tax on individuals and corporations.  Any exempt-interest  dividend paid by a regulated  investment company will be treated as interest on a specific  private  activity bond to the extent of the  proportionate  relationship the interest the investment company receives on such bonds bears to all its exempt interest dividends.

         In addition,  corporate  taxpayers subject to the alternative  minimum tax may, under some  circumstances, have to include  exempt-interest  dividends in calculating  their  alternative  minimum taxable income.  That could occur in situations  where the "adjusted  current  earnings" of the  corporation  exceeds its  alternative  minimum taxable income.

         To determine  whether a municipal  security is treated as a taxable  private  activity bond, it is subject to a test for: (a) a trade or business  use and security  interest,  or (b) a private loan  restriction.  Under the trade or business use and security  interest  test, an obligation is a private  activity bond if: (i) more than 10%
of the bond  proceeds  are used for private  business  purposes and (ii) 10% or more of the payment of principal or interest on the issue is directly or indirectly  derived from such private use or is secured by the privately  used property  or the  payments  related to the use of the  property.  For  certain  types of uses,  a 5%  threshold  is substituted for this 10% threshold.

         The term "private  business use" means any direct or indirect use in a trade or business  carried on by an individual or entity other than a state or municipal  governmental  unit. Under the private loan  restriction,  the amount of bond  proceeds  that may be used to make private  loans is limited to the lesser of 5% or $5.0 million of the proceeds.  Thus,  certain issues of municipal  securities could lose their tax-exempt  status  retroactively if the issuer fails to meet certain  requirements  as to the  expenditure  of the proceeds of that issue or the use of the  bond-financed  facility.  The Fund makes no independent  investigation of the users of such bonds or their use of proceeds of the bonds.  If the Fund should hold a bond that loses its  tax-exempt  status  retroactively,  there might be an adjustment to the tax-exempt income previously distributed to shareholders.

         Additionally,  a private  activity bond that would otherwise be a qualified  tax-exempt  private  activity bond will not, under Internal  Revenue Code Section  147(a),  be a qualified bond for any period during which it is held by a person who is a  "substantial  user" of the  facilities  or by a "related  person" of such a  substantial user.  This  "substantial  user"  provision  applies  primarily  to exempt  facility  bonds,  including  industrial development  bonds.  The Fund may  invest  in  industrial  development  bonds  and other  private  activity  bonds.
Therefore,  the Fund may not be an appropriate  investment for entities which are  "substantial  users" (or persons related to  "substantial  users") of such exempt  facilities.  Those  entities and persons should consult their tax advisers before purchasing shares of the Fund.

         A "substantial  user" of such facilities is defined  generally as a "non-exempt  person who regularly uses part of a facility"  financed from the proceeds of exempt  facility bonds.  Generally,  an individual will not be a
"related  person" under the Internal  Revenue Code unless such  individual  or the  individual's  immediate  family
(spouse,  brothers,  sisters and immediate  descendants)  own directly or indirectly in the aggregate more than 50%
in value of the equity of a corporation or partnership  which is a "substantial  user" of a facility  financed from the proceeds of exempt facility bonds.

         |X| Municipal  Notes.  Municipal  securities  having a maturity (when the security is issued) of less than one (1)  year are  generally  known  as  municipal  notes.  Municipal  notes  generally  are  used to  provide  for short-term  working  capital  needs.  Some of the types of  municipal  notes the Fund can  invest in are  described below.

         |X| Tax  Anticipation  Notes.  These are  issued  to  finance  working  capital  needs of  municipalities.
Generally,  they are issued in anticipation of various  seasonal tax revenue,  such as income,  sales, use or other business taxes, and are payable from these specific future taxes.

         |X|  Revenue  Anticipation  Notes.  These are notes  issued in  expectation  of receipt of other  types of revenue, such as Federal revenues available under Federal revenue-sharing programs.

         |X| Bond  Anticipation  Notes.  Bond  anticipation  notes are issued to provide  interim  financing  until long-term  financing can be arranged.  The  long-term  bonds that are issued  typically  also provide the money for the repayment of the notes.

         |X|  Construction  Loan Notes.  These are sold to provide project  construction  financing until permanent financing can be secured.  After  successful  completion  and acceptance of the project,  it may receive  permanent financing through public agencies, such as the Federal Housing Administration.

         |X| Municipal Lease  Obligations.  The Fund's  investments in municipal  lease  obligations may be through certificates  of  participation  that are offered to investors by public  entities.  Municipal  leases may take the form of a lease or an  installment  purchase  contract  issued by a state or local  government  authority to obtain funds to acquire a wide variety of equipment and facilities.

         Some  municipal  lease  securities may be deemed to be "illiquid"  securities.  Their purchase by the Fund would be limited as described  below in "Illiquid  Securities."  From time to time the Fund may invest more than 5%
of its net assets in municipal  lease  obligations  that the Manager has  determined to be liquid under  guidelines set by the Board of Trustees. Those guidelines require the Manager to evaluate:

         |_| the frequency of trades and price quotations for such securities;
         |_| the number of dealers or other potential buyers willing to purchase or sell such securities;
         |_| the availability of market-makers; and
         |_| the nature of the trades for such securities.

         Municipal leases have special risk  considerations.  Although lease obligations do not constitute  general obligations  of the  municipality  for which the  municipality's  taxing power is pledged,  a lease  obligation  is ordinarily  backed by the  municipality's  covenant to budget for,  appropriate and make the payments due under the lease obligation.  However,  certain lease obligations contain  "non-appropriation"  clauses which provide that the municipality  has no  obligation  to make lease or  installment  purchase  payments in future years unless money is appropriated  for that purpose on a yearly basis.  While the obligation  might be secured by the lease, it might be difficult to dispose of that property in case of a default.  The  Commonwealth  of  Pennsylvania is not required by law to appropriate or otherwise provide moneys from which the lease payments are to be made.

         Projects  financed with  certificates of participation  generally are not subject to state  constitutional debt  limitations or other statutory  requirements  that may apply to other municipal  securities.  Payments by the public entity on the  obligation  underlying the  certificates  are derived from available  revenue  sources.  That revenue  might be  diverted to the  funding of other  municipal  service  projects.  Payments  of  interest  and/or principal  with respect to the  certificates  are not  guaranteed and do not constitute an obligation of a state or any of its political subdivisions.

         In addition to the risk of  "non-appropriation,"  municipal lease  securities do not have as highly liquid a market as conventional  municipal bonds.  Municipal leases,  like other municipal debt  obligations,  are subject to the risk of  non-payment  of  interest  or  repayment  of  principal  by the  issuer.  The ability of issuers of municipal  leases to make timely lease  payments may be adversely  affected in general  economic  downturns  and as relative  governmental cost burdens are reallocated among federal,  state and local  governmental  units. A default in payment of income  would  result in a reduction  of income to the Fund.  It could also result in a reduction  in the value of the  municipal  lease and that,  as well as a default in  repayment  of  principal,  could result in a decrease in the net asset value of the Fund. While the Fund holds such  securities,  the Manager will also evaluate the likelihood of a continuing market for these securities and their credit quality.

         |X|  Ratings  of  Municipal  Securities.  Ratings  by  ratings  organizations  such as  Moody's  Investors
Service,  Inc.  ("Moody's"),  Standard & Poor's Rating Services  ("S&P") and Fitch,  Inc.  ("Fitch")  represent the respective  rating  agency's  opinions of the credit  quality of the municipal  securities  they undertake to rate.
However,  their ratings are general  opinions and are not  guarantees of quality.  Municipal  securities  that have the same maturity,  coupon and rating may have different  yields,  while other  municipal  securities that have the same maturity and coupon but different ratings may have the same yield.

                  Lower  grade  securities  may have a higher  yield than  securities  rated in the  higher  rating categories.  In addition to having a greater risk of default than  higher-grade,  securities,  there may be less of a market for these  securities.  As a result  they may be harder to sell at an  acceptable  price.  The  additional risks mean that the Fund may not receive the  anticipated  level of income  from these  securities,  and the Fund's net asset value may be affected by declines  in the value of  lower-grade  securities.  However,  because the added risk of lower quality  securities  might not be consistent with the Fund's policy of  preservation of capital,  the
Fund limits its investments in lower quality securities.

         Subsequent  to its purchase by the Fund,  a municipal  security may cease to be rated or its rating may be reduced  below  the  minimum  required  for  purchase  by the Fund.  Neither  event  requires  the Fund to sell the security,  but the Manager will consider such events in  determining  whether the Fund should  continue to hold the security.  To the extent  that  ratings  given by  Moody's,  S&P,  or Fitch  change as a result of changes in those rating  organizations  or their rating  systems,  the Fund will attempt to use comparable  ratings as standards for investments in accordance with the Fund's investment policies.

         The Fund may buy  municipal  securities  that are  "pre-refunded."  The issuer's  obligation  to repay the principal value of the security is generally  collateralized  with U.S.  government  securities placed in an escrow account.  This  causes the  pre-refunded  security  to have  essentially  the same risks of default as a  AAA-rated security.

         The rating definitions of Moody's,  S&P and Fitch for municipal  securities are contained in Appendix A to this  Statement  of  Additional  Information.  The Fund can  purchase  securities  that are  unrated by  nationally recognized  rating  organizations.  The  Manager  will make its own  assessment  of the  credit  quality of unrated issues the Fund buys.  The Manager will use  criteria  similar to those used by the rating  agencies,  and assign a rating  category to a security  that is  comparable  to what the Manager  believes a rating  agency would assign to that  security.  However,  the  Manager's  rating does not  constitute  a guarantee  of the quality of a particular issue.

Special  Risks  of  Investing  Primarily  in  Pennsylvania  Municipal  Securities.  Because  the Fund  focuses  its investments primarily on Pennsylvania  municipal securities,  the value of its portfolio investments will be highly sensitive to events  affecting the fiscal  stability of the  Commonwealth of Pennsylvania  and its  municipalities, authorities  and other  instrumentalities  that issue  securities  in which the Fund invests,  including  political developments,  economic  problems and legislation.  Many different  social,  environmental and economic factors may affect the financial  condition of  Pennsylvania  and its political  subdivisions.  From time to time  Pennsylvania and certain of its political  subdivisions have encountered  financial  difficulties  that have adversely  affected their respective  credit standings.  Other factors that may negatively  effect economic  conditions in Pennsylvania include  adverse  changes  in  employment  rates,  federal  revenue  sharing  or laws with  respect  to  tax-exempt financing.  In addition,  economic  conditions in Pennsylvania  may be affected by developments in the national and state  economy as a result of the  September  11, 2001  terrorist  attacks and the  political,  military  and other responses to and consequences of those acts.

         It is not  possible to predict the future  impact of the  political  developments,  economic  problems and legislation on the long-term  ability of the Commonwealth of Pennsylvania or Pennsylvania  municipal issuers to pay interest or repay  principal on their  obligations.  The information  below about these  conditions is only a brief summary,  based upon information the Fund has drawn from sources that it believes are reliable,  including official statements  relating to securities  offerings of Pennsylvania  issuers.  The information below is general in nature and does not provide  information  about financial  condition of the state or specific  issuers in whose securities the Fund may invest, or the risks of those specific investments.

         |X| The Effect of General  Economic  Conditions in the State.  The  Commonwealth of Pennsylvania is one of
the most populous states,  ranking sixth behind  California,  Texas, New York,  Florida and Illinois.  Pennsylvania
is an  established  state  with a  diversified  economy.  It is  the  headquarters  for  many  major  corporations.
Pennsylvania  had  historically  been  identified as a heavy industry  state.  That reputation has changed over the last  thirty  (30) years as the coal,  steel and  railroad  industries  declined  and the  Commonwealth's  business environment  readjusted with a more  diversified  economic base. This economic  readjustment was a direct result of a long-term  shift in jobs,  investment  and workers away from the  northeast  part of the nation.  Currently,  the major  sources of growth in  Pennsylvania  are in the  service  sector,  including  trade,  medical  and the health services,  education and financial  institutions.  Pennsylvania's 5.6 million-person  work force ranks as the sixth largest labor pool in the nation.

         The Commonwealth uses the fund method of accounting.  The General Fund, the  Commonwealth's  largest fund, receives all tax revenues,  non-tax revenues and federal grants and  entitlements  that are not specified by law to be deposited  elsewhere.  The majority of the  Commonwealth's  operating  and  administrative  expenses are payable from the  General  Fund.  Debt  service and all bonded  indebtedness  of the  Commonwealth,  except that issued for highway purposes or for the benefit of other special revenue funds, is payable from the General Fund.

         The five (5) year  period  ending with  fiscal  2000 was a time of  economic  growth with modest  rates of growth at the beginning of the period and larger  increases  during the most recent years.  Throughout  the period, inflation remained  relatively low, helping to restrain  expenditure  growth.  Favorable economic conditions helped total  revenues and other  sources rise at an average  annual rate of 5.5% (5.9% on a "GAAP" basis) during the five
(5) year period.  Tax  revenues  increased at an average  annual rate of 5.0% (5.1% on a "GAAP"  basis)  during the period.  Expenditures  and other uses during the fiscal 1996  through  fiscal 2000 period rose at a 4.5% (4.6% on a
"GAAP" basis) average annual rate.

         The  1999  fiscal  year  ended  with  an  unappropriated  surplus  (prior  to  the  transfer  to  the  Tax
Stabilization  Reserve Fund) of $702.9 million, an increase of $214.2 million from June 30, 1998.  Transfers to the
Tax  Stabilization  Reserve  Fund  total  $255.4  million  for  fiscal  year  1999  consisting  of  $105.4  million representing  the then statutory 15% of the fiscal year-end  unappropriated  surplus and an additional $150 million from  the  unappropriated  surplus  authorized  by  the  General  Assembly.  The  $447.5  million  balance  of  the unappropriated  surplus was carried over to fiscal year 2000.  The higher  unappropriated  surplus was generated by tax revenues that were $712.0  million  (3.9%) above  estimate and $61.0 million of non-tax  revenue  (18.4%) above estimate.  A portion of the higher  revenues  and  appropriation  lapses  were used for  supplemental  fiscal  1999 appropriations totaling $357.8 million.

         For GAAP purposes,  assets  increased  $1,024 million in fiscal 1999 and liabilities  rose $119.5 million.
The  increase in assets over  liabilities  for fiscal 1999 caused the fund  balance as of June 30, 1999 to increase by $904.5  million  over the fund  balance  as of June 30,  1998.  The total fund  balance as of June 30,  1999 was
$2,863.4.

         At the end of the 2000 fiscal year the  unappropriated  surplus  balance (prior to the transfer to the Tax
Stabilization  Reserve Fund) totaled  $718.3  million,  a $280.6 million  increase from fiscal 1999  year-end.  The gain was due to  higher  than  anticipated  revenues  and  appropriation  lapses  that  were  partially  offset  by additional  supplemental  appropriations  and reserves for tax refunds.  $107.7  million was  transferred  from the surplus  to the Tax  Stabilization  Reserve  Fund,  representing  the  then  statutory  15%  annual  transfer.  The remaining  $610.5  million  fiscal  year-end  unappropriated  surplus  balance was carried  over to the 2001 fiscal year.  Commonwealth  revenues  for the 2000 fiscal year  totaled  $20,256.7  million,  an increase of 5.4%  ($1,030 million)  over the prior  fiscal  year.  Expenditures  for the fiscal year  (excluding  intergovernmental  transfer transaction  expenditures  and net of  appropriation  lapses)  were  $19,171  million  representing  a 5.7% ($1,026 million), increase over the prior fiscal year.

         For GAAP purposes,  assets  increased  $1,731.4  million in fiscal 2000,  chiefly due to higher  temporary investment.  Liabilities  also rose  during  the  period by $331.1  million.  Together,  these  changes  produced a
$1,400.3  million  increase to the fund  balance at June 30,  2000.  The fund balance at the end of fiscal 2000 was
$4,263.6  million,  the largest fund balance  achieved  since audited GAAP reporting was instituted in 1984 for the
Commonwealth.  The $1,105  million June 30, 2000 balance in the Tax  Stabilization  Reserve Fund is included in the
GAAP basis fund balance for the General Fund.  Revenues from taxed and other sources  during fiscal 2000  increased
5.9 percent over the fiscal 1999 level.  Expenditures and other uses rose during the fiscal year by 6.8 percent.

         For the 2001 fiscal  year,  revenues  were above  estimate  and  expenditures  were lower than  projected, enabling  the  General  Fund to end the fiscal  year with an  unappropriated  surplus  balance  of $335.5  million.
Expenditures  from  Commonwealth  revenues for the fiscal year, net of appropriation  lapses and  intergovernmental transfer  transaction  contributions,  totaled $19,966.2 million against Commonwealth  revenues,  net of tax refund and  rebate  reserves,  of  $19,691.1  million.  Financial  operation  during  the  fiscal  year  caused  the total unappropriated surplus balance to decline by $275 million as of June 30, 2001, an amount smaller than budgeted.

         Commonwealth  revenues (prior to reserves for tax refunds) totaled $20,561.7 million,  $81.2 million (.4%)
above  the  estimate  made at the time the  budget  was  enacted.  Appropriations  from  Commonwealth  funds in the enacted budget for fiscal 2001 (including supplemental appropriations) were2.9% over fiscal 2000 appropriations.

         The fiscal 2001 budget continued  Governor  Ridges' emphasis of tax cutes targeted to making  Pennsylvania competitive for attracting new employment opportunities and retaining existing jobs.

         The enacted  fiscal  2002 budget  provides  for  $20,689.9  million of  appropriations  from  Commonwealth revenues,  an increase of 3.5% over  appropriations for fiscal 2001.  Commonwealth  revenues are projected to total
$20,361.1  million (after  providing for enacted tax cuts),  an increase of 3.4% over fiscal 2001 actual  receipts.
The difference between the amount of projected  revenues and  appropriations  budgeted is to be taken from the $335 million fiscal year beginning balance.

         The fiscal 2002  estimate for  Commonwealth  revenues  were  prepared in June 2001 at the time of budgeted enactment  based on an economic  forecast for national real gross domestic  product to grow at a 2.8% rate from the second  quarter of 2001 to the second  quarter of 2002.  The  forecast  anticipated  more rapid  national  economic growth  that  occurred  during  fiscal  2001.  The higher rate of economic  growth was  anticipated  in response to fiscal and  monetary  policies  designed  to  stimulate  economic  activity.  The  national  unemployment  rate was forecasted  to rise above the 5% rate and  inflation  was  expected  to remain  quite  moderate  during the period.
Trends for the  Pennsylvania  economy are  expected to maintain  their  current  close  association  with  national economic  trends.  Personal  income growth in  Pennsylvania  is  anticipated  to remain  slightly below that of the
U.S.,  while the Pennsylvania  unemployment  rate is anticipated to be very close to the national rate. The effects on the  national  and state  economy,  and  consequently  on  Commonwealth  tax  revenues,  that occur  directly or indirectly  as a result of the  September  11, 2001  terrorist  attacks on New York City and  Washington,  D.C. are unknown at this  time,  but may  contribute  to slower  growth of tax  revenues  than  anticipated  in the  enacted budget.  The  Commonwealth  has begun a review of revenue  and  expenditure  projections  for fiscal 2002 to assess changes that may be needed if economic  conditions  deteriorate.  On October 2, 2001,  the Governor  announced that
$200 million of fiscal 2002 appropriations would be held in reserve from current spending.

         Achievement  of financial  results as budgeted may be adversely  affected by a number of trends or events, including  developments  in the national and state economy as a result of the September 11, 2001 terrorist  attacks and adverse developments in industries accounting for employment and economic production in the Commonwealth.

         According to a  Pennsylvania  Department of Revenue New Release New Release  dated  October 31, 2001,  the state  collected $1.4 billion in General Fund revenues in October - $32.4million,  or 2.2%, less than  anticipated.
Fiscal year-to-date General Fund collections total $6 billion, which is $166.1 million, or 2.7%, below estimate.

         The current  constitutional  provisions relating to Commonwealth debt permit the issuance of the following types of debt:  (i) debt to suppress  insurrection  or  rehabilitate  areas affected by disaster,  (ii)  electorate approved  debt,  (iii)  debt for  capital  projects  subject  to an  aggregate  debt limit of 1.75 times the annual average tax revenue of the preceding five (5) fiscal years, and (iv) tax  anticipation  notes payable in the fiscal year of issuance.  All debt except tax  anticipation  notes must be amortized in substantial  and regular  amounts.
Outstanding general obligation debt totaled $5,416.2 million at June 30, 2001.

         Other  state-related  obligations  include  "moral  obligations."  Moral  obligation  indebtedness  may be issued by the Pennsylvania  Housing Financing Agency, a state-created  agency which provides  financing for housing for  lower  and  moderate  income  families,  and the  Hospitals  and  Higher  Education  Facilities  Authority  of
Philadelphia,  a municipal  authority  organized by the City of  Philadelphia  to, among other things,  acquire and prepare various sites for use as intermediate care facilities for the mentally retarded.

         The  Commonwealth,  through  several of its  departments  and agencies,  leases  various real property and equipment.  Some leases and their  respective  lease  payments are, with the  Commonwealth's  approval,  pledged as security for debt obligations issued by certain public authorities or other entities within the state.

         In addition,  certain  Commonwealth-created  organizations  had statutory  authorization to issue debt for which  Commonwealth  appropriations to pay debt service thereon are not required.  The debt of these  organizations is funded by the assets of, or revenues  derived  from,  the various  projects  financed  and is not a statutory or moral obligation of the Commonwealth.  Some of these agencies,  however,  are indirectly  dependent on Commonwealth operating  appropriations.  The Commonwealth also maintains  pension plans covering state employees,  public school employees and employees of certain state-related organizations.

         Pennsylvania's  average annual  unemployment  rate was equivalent to the national  average  throughout the
1990's.  Slower economic growth caused the  unemployment  rate in the Commonwealth to rise to 7.0% in 1991 and 7.6%
in  1992.  The  resumption  of  faster  economic  growth  resulted  in an  annual  decrease  in the  Commonwealth's unemployment  rate to 4.2% in 2000. From 1996 through 2000,  Pennsylvania's  annual average  unemployment  rate was below the Middle Atlantic  Region's  average,  but slightly  higher than that of the United States.  According to a
Pennsylvania  Department of Revenue  Publication dated October 25, 2001,  Pennsylvania's  unemployment rate fell to
4.6% in September 2001.  Nationally the unemployment rate was unchanged at 4.9% in August 2000.

         As of September 15, 2001,  Pennsylvania  general obligation bonds were rated AA by S&P, Aa2 by Moody's and
AA by Fitch.  Those ratings are subject to change.

         |X| Local  Tax  Considerations.  Pennsylvania  municipalities  and  school  districts  are,  with  certain limitations,  authorized  to impose a variety of taxes.  The real estate tax is the only tax  authorized  by law to be levied by all classes of local  government in the state.  Thus,  property owners generally pay real estate taxes to three independent authorities - the county, the municipality and the school district.

         The Local Tax Enabling Act, applicable to almost all political  subdivisions in Pennsylvania,  gives local governments  (other than  counties)  and school  districts  in  Pennsylvania  a broad range of non-real  estate tax sources.  The taxes  commonly in use include the earned  income or wage tax, per capita  taxes,  occupation  taxes, occupational  privilege  taxes,  real estate  transfer  taxes,  amusement  and admission  taxes and business  gross receipts  taxes  (although the authority of political  subdivisions  to impose new business gross receipts taxes is limited).  Counties are also permitted to impose intangible personal property taxes.

         In addition,  the City and School  District of  Philadelphia  have separate  taxing  authority to impose a variety of business taxes, wage taxes, income and other various taxes.

         Following the September 11, 2001 terrorist attacks,  President Bush appointed  Pennsylvania Governor Ridge to a newly  created  cabinet post for Homeland  Security.  Lieutenant  Governor Mark  Schweiker  will serve out the remainder of Governor Ridge's Gubernatorial term.

         There is various  litigation  pending  against the  Commonwealth,  its officers and employees.  An adverse decision in one or more of these cases could materially affect the Commonwealth's governmental operations.

         Other  Investment  Techniques and  Strategies.  In seeking its  objective,  the Fund may from time to time employ the types of  investment  strategies  and  investments  described  below.  It is not  required to use all of these strategies at all times, and at times may not use them.

         Portfolio  Turnover.  The Fund may  engage in some  short-term  trading to seek its  objective.  Portfolio turnover can increase the Fund's  transaction costs (and reduce its performance).  However,  in most cases the Fund does not pay brokerage  commissions  on debt  securities it trades,  so active  trading is not expected to increase
Fund  expenses  greatly.  While  securities  trading can cause the Fund to realize  gains that are  distributed  to shareholders as taxable distributions.

         |X|  Floating  Rate  and  Variable  Rate  Obligations.  Variable  rate  demand  obligations  have a demand feature that allows the Fund to tender the  obligation to the issuer or a third party to its  maturity.  The tender may be at par value plus accrued interest, according to the terms of the obligation.

         The interest rate on a floating rate demand note is based on a stated  prevailing  market rate,  such as a bank's prime rate,  the  ninety-one  (91) day U.S.  Treasury  Bill rate,  or some other  standard,  and is adjusted automatically  each time such rate is adjusted.  The interest  rate on a variable rate demand note is also based on a stated  prevailing  market rate but is adjusted  automatically at specified  intervals of not less than one year.
Generally,  the changes in the interest rate on such  securities  reduce the  fluctuation in their market value. As interest rates decrease or increase,  the potential for capital  appreciation or depreciation is less than that for fixed-rate obligations of the same maturity.

         The Manager may  determine  that an unrated  floating rate or variable  rate demand  obligation  meets the
Fund's quality  standards by reason of being backed by a letter of credit or guarantee  issued by a bank that meets those quality standards.

         Floating  rate and variable  rate demand notes that have a stated  maturity in excess of one year may have features that permit the holder to recover the principal amount of the underlying  security at specified  intervals not  exceeding  one (1) year and upon no more  than  thirty  (30)  days'  notice.  The  issuer of that type of note normally has a corresponding  right in its discretion,  after a given period,  to prepay the outstanding  principal amount of the note plus accrued  interest.  Generally  the issuer must  provide a specified  number of days' notice to the holder.  Floating  rate or variable rate  obligations  that do not provide for the recovery of principal and interest within seven (7) days are subject to the Fund's limitations on investments in illiquid securities.

         |X| Inverse  Floaters  and Other  Derivative  Investments.  Inverse  floaters  may offer  relatively  high current  income,  reflecting the spread between  short-term and long-term tax exempt interest rates. As long as the municipal  yield curve  remains  relatively  steep and short term rates remain  relatively  low,  owners of inverse floaters will have the  opportunity  to earn interest at  above-market  rates because they receive  interest at the higher  long-term  rates but have paid for bonds with lower  short-term  rates.  If the yield  curve  flattens  and shifts upward,  an inverse  floater will lose value more quickly than a conventional  long-term bond. The Fund will invest in inverse  floaters to seek higher  tax-exempt  yields than are available from  fixed-rate  bonds that have comparable  maturities and credit  ratings.  In some cases,  the holder of an inverse floater may have an option to convert the floater to a fixed-rate bond, pursuant to a "rate-lock option."

         Some  inverse  floaters  have a  feature  known as an  interest  rate  "cap"  as part of the  terms of the investment.  Investing in inverse  floaters that have  interest rate caps might be part of a portfolio  strategy to try to maintain a high current  yield for the Fund when the Fund has invested in inverse  floaters  that expose the
Fund to the risk of short-term  interest rate  fluctuations.  "Embedded" caps can be used to hedge a portion of the
Fund's  exposure to rising  interest  rates.  When interest rates exceed a  pre-determined  rate, the cap generates additional  cash flows  that  offset  the  decline  in  interest  rates on the  inverse  floater,  and the hedge is successful.  However,  the Fund bears the risk that if interest  rates do not rise above the  pre-determined  rate, the cap (which is purchased for additional cost) will not provide additional cash flows and will expire worthless.

         Inverse  floaters are a form of derivative  investment.  Certain  derivatives,  such as options,  futures, indexed  securities and entering into swap  agreements,  can be used to increase or decrease the Fund's exposure to changing  security  prices,  interest  rates or other factors that affect the value of securities.  However,  these techniques  could result in losses to the Fund, if the Manager  judges market  conditions  incorrectly or employs a strategy that does not  correlate  well with the Fund's other  investments.  These  techniques  can cause losses if the counterparty  does not perform its promises.  An additional risk of investing in municipal  securities that are derivative  investments  is that their  market  value could be expected to vary to a much  greater  extent than the market  value of  municipal  securities  that are not  derivative  investments  but have  similar  credit  quality, redemption provisions and maturities.

         |X|  "When-Issued"  and  "Delayed  Delivery"   Transactions.   The  Fund  can  purchase  securities  on  a
"when-issued"  basis,  and may purchase or sell such securities on a "delayed  delivery" (or "forward  commitment")
basis.  "When-issued"  or "delayed  delivery"  refers to securities whose terms and indenture are available and for which a market exists, but which are not available for immediate delivery.

         When such  transactions  are negotiated  the price (which is generally  expressed in yield terms) is fixed at the  time the  commitment  is  made.  Delivery  and  payment  for the  securities  take  place at a later  date.
Normally the settlement  date is within six (6) months of the purchase of municipal bonds and notes.  However,  the
Fund may, from time to time,  purchase  municipal  securities having a settlement date more than six (6) months and possibly  as long as two (2) years or more after the trade  date.  The  securities  are  subject to change in value from  market  fluctuation  during  the  settlement  period.  The value at  delivery  may be less than the  purchase price.  For  example,  changes in interest  rates in a  direction  other than that  expected by the Manager  before settlement  will affect the value of such  securities  and may cause loss to the Fund.  No income  begins to accrue to the Fund on a when-issued security until the Fund receives the security at settlement of the trade.

         The Fund  will  engage  in  when-issued  transactions  in  order to  secure  what is  considered  to be an advantageous  price and yield at the time of entering  into the  obligation.  When the Fund engages in  when-issued or  delayed  delivery  transactions,  it  relies  on the  buyer or  seller,  as the case may be,  to  complete  the transaction.  Their  failure  to do so may  cause the Fund to lose the  opportunity  to obtain  the  security  at a price and yield it considers advantageous.

         When the Fund engages in  when-issued  and delayed  delivery  transactions,  it does so for the purpose of acquiring or selling  securities  consistent  with its  investment  objective and policies for its portfolio or for delivery  pursuant to options  contracts  it has entered  into,  and not for the purposes of  investment  leverage.
Although the Fund will enter into  when-issued or  delayed-delivery  purchase  transactions to acquire  securities, the Fund may dispose of a commitment  prior to  settlement.  If the Fund chooses to dispose of the right to acquire a  when-issued  security  prior to its  acquisition  or to dispose  of its right to  deliver  or receive  against a forward commitment, it may incur a gain or loss.
         At the time the Fund makes a  commitment  to  purchase  or sell a  security  on a  when-issued  or forward commitment  basis, it records the transaction on its books and reflects the value of the security  purchased.  In a sale  transaction,  it records the  proceeds to be received,  in  determining  its net asset  value.  The Fund will identify on its books liquid  securities of any type at least equal to the value of purchase  commitments until the
Fund pays for the investment.

         When-issued  transactions  and forward  commitments  can be used by the Fund as a defensive  technique  to hedge  against  anticipated  changes in interest  rates and prices.  For  instance,  in periods of rising  interest rates and  falling  prices,  the Fund might sell  securities  in its  portfolio  on a forward  commitment  basis to attempt to limit its  exposure to  anticipated  falling  prices.  In periods of falling  interest  rates and rising prices,  the Fund might sell portfolio  securities and purchase the same or similar  securities on a when-issued or forward commitment basis, to obtain the benefit of currently higher cash yields.

         |X|  Zero-Coupon  Securities.  The Fund may buy  zero-coupon and delayed  interest  municipal  securities.
Zero-coupon  securities  do not make  periodic  interest  payments and are sold at a deep  discount from their face value.  The buyer  recognizes a rate of return  determined by the gradual  appreciation  of the security,  which is redeemed at face value on a specified  maturity date.  This discount  depends on the time remaining until maturity, as well as prevailing  interest rates,  the liquidity of the security and the credit quality of the issuer.  In the absence of  threats to the  issuer's  credit  quality,  the  discount  typically  decreases  as the  maturity  date approaches.  Some  zero-coupon  securities  are  convertible,  in that  they  are  zero-coupon  securities  until a predetermined date, at which time they convert to a security with a specified coupon rate.

         Because  zero-coupon  securities pay no interest and compound  semi-annually at the rate fixed at the time of their  issuance,  their value is generally  more volatile than the value of other debt  securities.  Their value may  fall  more  dramatically  than the  value of  interest-bearing  securities  when  interest  rates  rise.  When prevailing  interest  rates fall,  zero-coupon  securities  tend to rise more rapidly in value  because they have a fixed rate of return.

         The  Fund's  investment  in  zero-coupon  securities  may  cause  the Fund to  recognize  income  and make distributions  to  shareholders  before it receives any cash payments on the  zero-coupon  investment.  To generate cash to satisfy those distribution  requirements,  the Fund may have to sell portfolio securities that it otherwise might have continued to hold or to use cash flows from other sources such as the sale of Fund shares.

         |X| Puts  and  Standby  Commitments.  When  the  Fund  buys a  municipal  security  subject  to a  standby commitment to repurchase the security,  the Fund is entitled to same-day  settlement  from the purchaser.  The Fund receives an exercise  price equal to the amortized  cost of the  underlying  security plus any accrued  interest at the time of  exercise.  A put  purchased  in  conjunction  with a municipal  security  enables the Fund to sell the underlying security within a specified period of time at a fixed exercise price.

         The Fund might  purchase a standby  commitment or put  separately in cash or it might acquire the security subject to the standby  commitment or put (at a price that reflects that additional  feature).  The Fund will enter into these  transactions  only with banks and securities  dealers that, in the Manager's  opinion,  present minimal credit risks.  The Fund's  ability to exercise a put or standby  commitment  will depend on the ability of the bank or dealer to pay for the  securities if the put or standby  commitment  is exercised.  If the bank or dealer should default  on its  obligation,  the Fund might not be able to recover  all or a portion  of any loss  sustained  from having to sell the security elsewhere.

         Puts and standby  commitments  are not  transferable  by the Fund.  They  terminate  if the Fund sells the underlying  security to a third party.  The Fund intends to enter into these  arrangements to facilitate  portfolio liquidity,  although such  arrangements  might enable the Fund to sell a security at a pre-arranged  price that may be higher than the prevailing  market price at the time the put or standby  commitment is exercised.  However,  the
Fund might refrain from exercising a put or standby  commitment if the exercise price is significantly  higher than the  prevailing  market price,  to avoid imposing a loss on the seller that could  jeopardize  the Fund's  business relationships with the seller.

         A put or standby commitment  increases the cost of the security and reduces the yield otherwise  available from the security.  Any consideration  paid by the Fund for the put or standby  commitment will be reflected on the
Fund's books as unrealized  depreciation  while the put or standby  commitment is held, and a realized gain or loss when  the put or  commitment  is  exercised  or  expires.  Interest  income  received  by the Fund  from  municipal securities  subject to puts or stand-by  commitments may not qualify as tax exempt in its hands if the terms of the put or  stand-by  commitment  cause  the Fund  not to be  treated  as the tax  owner  of the  underlying  municipal securities.

         |X| Repurchase  Agreements.  The Fund may acquire securities subject to repurchase  agreements.  It may do so for  liquidity  purposes to meet  anticipated  redemptions  of Fund  shares,  or pending the  investment  of the proceeds from sales of Fund shares, or pending the settlement of portfolio securities.

         In a repurchase  transaction,  the Fund  acquires a security  from,  and  simultaneously  resells it to an approved  vendor for delivery on an agreed upon future  date.  The resale  price  exceeds the purchase  price by an amount that reflects an agreed-upon  interest rate  effective for the period during which the repurchase  agreement is in effect.  Approved vendors include U.S.  commercial  banks,  U.S.  branches of foreign banks or broker-dealers that have been  designated a primary dealer in government  securities,  which meet the credit  requirements  set by the Fund's Board of Trustees from time to time.

         The majority of these  transactions run from day to day.  Delivery pursuant to resale typically will occur within one (1) to five (5) days of the  purchase.  Repurchase  agreements  having a maturity  beyond seven (7) days are subject to the Fund's  limits on holding  illiquid  investments.  There is no limit on the amount of the Fund's net assets that may be subject to repurchase agreements of seven (7) days or less.

         Repurchase  agreements,  considered "loans" under the Investment Company Act of 1940 ("Investment  Company
Act"), are collateralized by the underlying  security.  The Fund's repurchase  agreements require that at all times while the repurchase  agreement is in effect,  the collateral's  value must equal or exceed the repurchase price to fully collateralize the repayment obligation.

         The Manager will monitor the vendor's  creditworthiness  to confirm that the vendor is  financially  sound and will  continuously  monitor the  collateral's  value.  However,  if the vendor fails to pay the resale price on the delivery date,  the Fund may incur costs in disposing of the  collateral and may experience  losses if there is any delay in its ability to do so.

         |X| Illiquid and Restricted  Securities.  The Fund has percentage  limitations  that apply to purchases of illiquid and restricted  securities,  as stated in the Prospectus.  The Manager  monitors  holdings of illiquid and restricted  securities  on an  ongoing  basis to  determine  whether  to sell any  holdings  to  maintain  adequate liquidity.

         |X|  Borrowing  for  Leverage.  The Fund has the  ability to borrow  from banks on an  unsecured  basis in amounts  limited (as a fundamental  policy) to a maximum of 10% of its total assets,  to invest the borrowed  funds in  portfolio  securities.  This  technique  is known as  "leverage."  The Fund may  borrow  only  from  banks  for investment purposes and extraordinary or emergency purposes,  and may borrow from affiliated  investment  companies only for  extraordinary  or emergency  purposes  subject to obtaining all required  authorizations  and  regulatory approvals.  As a  fundamental  policy,  borrowings  can be made only to the  extent  that the  value of the  Fund's assets,  less its liabilities  other than  borrowings,  is equal to at least 300% of all borrowings  (including the proposed  borrowing).  If the value of the Fund's assets fails to meet this 300% asset  coverage  requirement,  the
Fund is required to reduce its bank debt within  three (3) days to meet the  requirement.  To do so, the Fund might have to sell a portion of its investments at a disadvantageous time.

         The Fund will pay interest on these loans,  and that interest  expense will raise the overall  expenses of the Fund and reduce its returns.  If it does borrow,  its expenses  will be greater than  comparable  funds that do not  borrow  for  leverage.  The  interest  on a loan  might be more (or  less)  than the  yield on the  securities purchased  with the loan  proceeds.  Additionally,  the Fund's net asset value per share might  fluctuate more than that of funds that do not borrow.

         |X| Loans of Portfolio  Securities.  To attempt to raise income or raise cash for liquidity purposes,  the
Fund may lend its  portfolio  securities  to brokers,  dealers and other  financial  institutions.  These loans are limited  to not more  than 25% of the  value of the  Fund's  total  assets.  There  are  risks in  connection  with securities  lending.  The Fund might experience a delay in receiving  additional  collateral to secure a loan, or a delay in recovery of the loaned  securities.  The Fund  presently  does not intend to engage in loans of securities that will  exceed 5% of the value of the Fund's  total  assets in the coming  year.  Income from  securities  loans does not constitute exempt-interest income for the purpose of paying tax-exempt dividends.

         The Fund must receive  collateral for a loan.  Under current  applicable  regulatory  requirements  (which are  subject to  change),  on each  business  day the loan  collateral  must be at least  equal to the value of the loaned  securities.  It must consist of cash,  bank letters of credit,  securities  of the U.S.  government  or its agencies  or  instrumentalities,  or other  cash  equivalents  in which  the Fund is  permitted  to  invest.  To be acceptable  as  collateral,  letters of credit  must  obligate a bank to pay  amounts  demanded  by the Fund if the demand  meets the  terms of the  letter.  The terms of the  letter  of  credit  and the  issuing  bank both must be satisfactory to the Fund.

         When it lends  securities,  the Fund  receives  amounts  equal to the  dividends or interest on the loaned securities.  It also  receives  one or more of (a)  negotiated  loan  fees,  (b)  interest  on  securities  used as collateral,  and (c) interest on short-term  debt  securities  purchased with the loan  collateral.  Either type of interest may be shared with the borrower.  The Fund may pay reasonable  finder's,  administrative  or other fees in connection with these loans.  The terms of the Fund's loans must meet applicable  tests under the Internal  Revenue
Code and must permit the Fund to  reacquire  loaned  securities  on five (5) days' notice or in time to vote on any important matter.

         |X| Hedging.  The Fund may use hedging to attempt to protect  against  declines in the market value of its portfolio,  to  permit  the  Fund to  retain  unrealized  gains in the  value of  portfolio  securities  that  have appreciated, or to facilitate selling securities for investment reasons.  To do so the Fund could:

         |_| sell interest rate futures or municipal bond index futures,
         |_| buy puts on such futures or securities, or
         |_| write covered calls on securities, interest rate futures or municipal bond index futures.
         The Fund can also write covered calls on debt  securities  to attempt to increase the Fund's  income,  but that income would not be  tax-exempt.  Therefore it is unlikely  that the Fund would write  covered  calls for that purpose.

         The Fund may also use  hedging  to  establish  a position  in the debt  securities  market as a  temporary substitute  for purchasing  individual  debt  securities.  In that case the Fund will normally seek to purchase the securities, and then terminate that hedging position.  For this type of hedging, the Fund could:

         |_| buy interest rate futures or municipal bond index futures, or
         |_| buy calls on such futures or on securities.

         The Fund is not  obligated  to use hedging  instruments,  even though it is  permitted  to use them in the
Manager's  discretion,  as  described  below.  The Fund's  strategy of hedging  with futures and options on futures will be incidental to the Fund's  investment  activities in the  underlying  cash market.  The  particular  hedging instruments  the Fund can use are  described  below.  The Fund may employ new hedging  instruments  and  strategies when they are developed,  if those investment  methods are consistent with the Fund's investment  objective and are permissible under applicable regulations governing the Fund.

         |X| Futures.  The Fund may buy and sell futures  contracts  relating to debt securities  (these are called
"interest rate futures") and municipal bond indices (these are referred to as "municipal bond index futures").

         An interest  rate future  obligates  the seller to deliver (and the  purchaser to take) cash or a specific type of debt  security  to settle the  futures  transaction.  Either  party  could  also  enter into an  offsetting contract to close out the futures position.

         A "municipal bond index" assigns  relative values to the municipal bonds in the index,  and is used as the basis for  trading  long-term  municipal  bond  futures  contracts.  Municipal  bond index  futures  are similar to interest rate futures except that  settlement is made only in cash.  The obligation  under the contract may also be satisfied by entering into an offsetting  contract.  The strategies  which the Fund employs in using municipal bond index futures are similar to those with regard to interest rate futures.

         No money is paid by or received by the Fund on the purchase or sale of a futures  contract.  Upon entering into a futures  transaction,  the Fund will be  required  to  deposit  an  initial  margin  payment in cash or U.S.
government  securities with the futures commission  merchant (the "futures  broker").  Initial margin payments will be  deposited  with the Fund's  Custodian in an account  registered  in the futures  broker's  name.  However,  the futures  broker can gain access to that account only under certain  specified  conditions.  As the future is marked to market (that is, its value on the Fund's books is changed) to reflect  changes in its market  value,  subsequent margin payments, called variation margin, will be paid to or by the futures broker daily.

         At any time  prior to the  expiration  of the  Future,  the Fund may  elect to close out its  position  by taking an opposite  position at which time a final  determination  of variation  margin is made and additional cash is  required to be paid by or  released  to the Fund.  Any gain or loss is then  realized by the Fund on the Future for tax  purposes.  Although  Interest  Rate  Futures by their terms call for  settlement  by the  delivery of debt securities,  in most cases the  obligation  is  fulfilled  without  such  delivery by entering  into an  offsetting transaction.  All futures  transactions  are  effected  through a clearing  house  associated  with the exchange on which the contracts are traded.

         The Fund may concurrently buy and sell futures  contracts in a strategy  anticipating  that the future the
Fund purchased  will perform  better than the future the Fund sold. For example,  the Fund might buy municipal bond futures  and  concurrently  sell U.S.  Treasury  Bond  futures (a type of  interest  rate  future).  The Fund would benefit if municipal bonds outperform U.S. Treasury Bonds on a duration-adjusted basis.

         Duration is a  volatility  measure that refers to the  expected  percentage  change in the value of a bond resulting  from a change in  general  interest  rates  (measured  by each 1%  change in the rates on U.S.  Treasury securities).  For example,  if a bond has an effective  duration of three years, a 1% increase in general  interest rates  would be  expected  to cause the value of the bond to  decline  about 3%.  There are risks that this type of futures  strategy will not be successful.  U.S.  Treasury bonds might perform better on a  duration-adjusted  basis than  municipal  bonds,  and the  assumptions  about  duration that were used might be incorrect (in this case, the duration of municipal bonds relative to U.S. Treasury Bonds might have been greater than anticipated).

         |X| Put and Call  Options.  The  Fund  may buy and sell  certain  kinds  of put  options  (puts)  and call options (calls).  These strategies are described below.

         |X| Writing  Covered  Call  Options.  The Fund may write  (that is,  sell) call  options.  The Fund's call writing is subject to a number of restrictions:

(1)      After the Fund writes a call, not more than 25% of the Fund's total assets may be subject to calls.
(2)      Calls the Fund sells must be listed on a  securities  or  commodities  exchange  or quoted on NASDAQ,  the automated  quotation  system of The  Nasdaq  Stock  Market,  Inc.  or traded in the  over-the-counter market.

(3)      Each call the Fund  writes must be  "covered"  while it is  outstanding.  That means the Fund must own the investment on which the call was written.

         When the Fund  writes a call on a  security,  it receives  cash (a  premium).  The Fund agrees to sell the underlying  investment  to a purchaser of a  corresponding  call on the same  security  during the call period at a fixed  exercise  price  regardless of market price changes  during the call period.  The call period is usually not more than nine months.  The exercise  price may differ from the market price of the underlying  security.  The Fund has retained the risk of loss that the price of the underlying  security may decline  during the call period.  That risk may be offset to some extent by the premium the Fund receives.  If the value of the  investment  does not rise above the call price,  it is likely that the call will lapse without being  exercised.  In that case the Fund would keep the cash premium and the investment.

         When  the  Fund  writes  a call on an  index,  it  receives  cash (a  premium).  If the  buyer of the call exercises  it, the Fund will pay an amount of cash equal to the  difference  between the closing  price of the call and the exercise price,  multiplied by the specified  multiple that determines the total value of the call for each point of difference.  If the value of the underlying  investment  does not rise above the call price,  it is likely that the call will lapse without being exercised.  In that case, the Fund would keep the cash premium.

         The Fund's custodian,  or a securities depository acting for the Custodian,  will act as the Fund's escrow agent through the facilities of the Options Clearing  Corporation  ("OCC"), as to the investments on which the Fund has written calls traded on exchanges,  or as to other acceptable  escrow  securities.  In that way, no margin will be required for such  transactions.  OCC will release the  securities  on the  expiration  of the calls or upon the
Fund's entering into a closing purchase transaction.

         When the Fund  writes an  over-the-counter  ("OTC")  option,  it will  enter  into an  arrangement  with a primary U.S.  Government  securities  dealer which will  establish a formula  price at which the Fund will have the absolute  right to  repurchase  that OTC option.  The formula  price would  generally be based on a multiple of the premium received for the option,  plus the amount by which the option is exercisable  below the market price of the underlying security (that is, the option is  "in-the-money").  When the Fund writes an OTC option, it will treat as illiquid (for purposes of its restriction on illiquid  securities) the mark-to-market  value of any OTC option held by it, unless the option is subject to a buy-back  agreement by the executing  broker.  The Securities and Exchange
Commission is  evaluating  whether OTC options  should be considered  liquid  securities.  The procedure  described above could be affected by the outcome of that evaluation.

         To terminate its  obligation  on a call it has written,  the Fund may purchase a  corresponding  call in a
"closing  purchase  transaction."  The Fund will then realize a profit or loss,  depending  upon whether the net of the amount of the option  transaction  costs and the  premium  received on the call the Fund wrote was more or less than the price of the call the Fund purchased to close out the transaction.  A  profit  may also be  realized  if the call  lapses  unexercised,  because  the  Fund  retains  the underlying  investment  and the premium  received.  Any such profits are  considered  short-term  capital gains for
Federal tax purposes,  as are premiums on lapsed calls.  When  distributed by the Fund they are taxable as ordinary income.

         The Fund may also write  calls on futures  contracts  without  owning the futures  contract or  securities deliverable  under  the  contract.  To do so,  at the time the call is  written,  the Fund  must  cover the call by segregating  in escrow in all  appropriate  cases an  equivalent  dollar value of liquid  assets  identified on the
Fund's books.  The Fund will  segregate  additional  liquid assets if the value of the escrowed  assets drops below
100% of the  current  value of the  future.  Because of this  escrow  requirement,  in no  circumstances  would the
Fund's receipt of an exercise notice as to that future put the Fund in a "short" futures position.

         |_| Purchasing  Calls and Puts. The Fund may buy calls only on  securities,  broadly-based  municipal bond indices,  municipal  bond index  futures and interest  rate  futures.  It may also buy calls to close out a call it has written,  as discussed above.  Calls the Fund buys must be listed on a securities or commodities  exchange,  or quoted on NASDAQ,  or traded in the  over-the-counter  market.  A call or put option  may not be  purchased  if the purchase would cause the value of all the Fund's put and call options to exceed 5% of its total assets.

         When the Fund  purchases a call (other than in a closing  purchase  transaction),  it pays a premium.  For calls on  securities  that the Fund  buys,  it has the right to buy the  underlying  investment  from a seller of a corresponding  call on the same  investment  during the call period at a fixed  exercise  price.  The Fund benefits only if (1) the call is sold at a profit  or (2) the call is  exercised  when the  market  price of the  underlying investment  is above the sum of the exercise  price plus the  transaction  costs and premium paid for the call.  If the call is not either  exercised or sold (whether or not at a profit),  it will become worthless at its expiration date.  In that case the Fund will lose its premium payment and the right to purchase the underlying investment.

         Calls on municipal  bond indices,  interest  rate futures and municipal  bond index futures are settled in cash rather  than by  delivering  the  underlying  investment.  Gain or loss  depends on changes in the  securities included in the index in question (and thus on price  movements in the debt  securities  market  generally)  rather than on changes in price of the individual futures contract.

         The Fund may buy only those puts that relate to  securities  that the Fund owns,  broadly-based  municipal bond indices,  municipal  bond index  futures or interest rate futures  (whether or not the Fund owns the futures).
The Fund may not sell puts other than puts it has previously purchased.

         When the Fund  purchases  a put,  it pays a  premium.  The Fund then has the right to sell the  underlying investment to a seller of a  corresponding  put on the same  investment  during the put period at a fixed  exercise price.  Puts on  municipal  bond  indices  are  settled in cash.  Buying a put on a debt  security,  interest  rate future or municipal  bond index future the Fund owns enables it to protect  itself during the put period  against a decline in the value of the underlying investment below the exercise price.

         If the market price of the  underlying  investment is equal to or above the exercise price and as a result the put is not exercised or resold,  the put will become  worthless at its  expiration  date. In that case the Fund will  lose its  premium  payment  and the  right  to sell the  underlying  investment.  A put may be sold  prior to expiration (whether or not at a profit).

         |_| Risks of Hedging with Options and Futures.  The use of hedging  instruments  requires  special  skills and knowledge of investment  techniques that are different than what is required for normal  portfolio  management.
If the  Manager  uses a hedging  instrument  at the wrong time or judges  market  conditions  incorrectly,  hedging strategies may reduce the Fund's returns.

         The Fund's option  activities  may affect its  portfolio  turnover  rate and  brokerage  commissions.  The exercise of calls  written by the Fund may cause the Fund to sell related  portfolio  securities,  thus  increasing its turnover  rate. The exercise by the Fund of puts on securities  will cause the sale of underlying  investments, increasing  portfolio  turnover.  Although  the  decision  whether to  exercise a put it holds is within the Fund's control,  holding a put might cause the Fund to sell the related  investments  for reasons  that would not exist in the absence of the put.

         The Fund may pay a brokerage  commission  each time it buys a call or put,  sells a call, or buys or sells an  underlying  investment in connection  with the exercise of a call or put. Such  commissions  may be higher on a relative basis than the  commissions  for direct  purchases or sales of the underlying  investments.  Premiums paid for options are small in relation to the market value of the  underlying  investments.  Consequently,  put and call options  offer large  amounts of leverage.  The leverage  offered by trading in options  could result in the Fund's net asset value being more sensitive to changes in the value of the underlying investment.

         If a covered  call  written by the Fund is exercised on an  investment  that has  increased in value,  the
Fund will be required to sell the  investment  at the call price.  It will not be able to realize any profit if the investment has increased in value above the call price.

         There is a risk in using short hedging by selling  interest rate futures and municipal  bond index futures or  purchasing  puts on municipal  bond indices or futures to attempt to protect  against  declines in the value of the  Fund's  securities.  The risk is that the  prices of such  futures  or the  applicable  index  will  correlate imperfectly  with the behavior of the cash (that is,  market) prices of the Fund's  securities.  It is possible for example,  that while the Fund has used hedging  instruments in a short hedge,  the market may advance and the value of debt  securities  held in the Fund's  portfolio  might decline.  If that occurred,  the Fund would lose money on the hedging  instruments and also experience a decline in value of its debt securities.  However,  while this could occur  over a brief  period or to a very  small  degree,  over time the value of a  diversified  portfolio  of debt securities will tend to move in the same direction as the indices upon which the hedging instruments are based.

         The risk of imperfect  correlation  increases as the composition of the Fund's portfolio diverges from the securities  included in the  applicable  index.  To compensate  for the imperfect  correlation  of movements in the price of debt  securities  being  hedged and  movements in the price of the hedging  instruments,  the Fund may use hedging  instruments in a greater dollar amount than the dollar amount of debt  securities  being hedged.  It might do so if the  historical  volatility  of the  prices  of the debt  securities  being  hedged  is  greater  than the historical volatility of the applicable index.

         The ordinary  spreads  between prices in the cash and futures  markets are subject to  distortions  due to differences  in the  natures of those  markets.  All  participants  in the  futures  markets  are subject to margin deposit and maintenance  requirements.  Rather than meeting additional margin deposit  requirements,  investors may close out futures contracts through  offsetting  transactions which could distort the normal  relationship  between the cash and  futures  markets.  From the point of view of  speculators,  the deposit  requirements  in the futures markets are less onerous than margin requirements in the securities  markets.  Therefore,  increased  participation by speculators in the futures markets may cause temporary price distortions.

         The Fund may use hedging  instruments  to establish a position in the  municipal  securities  markets as a temporary substitute for the purchase of individual  securities (long hedging).  It is possible that the market may decline.  If the Fund then  concludes  not to invest in such  securities  because  of  concerns  that  there may be further market decline or for other reasons,  the Fund will realize a loss on the hedging  instruments  that is not offset by a reduction in the purchase price of the securities.

         An option position may be closed out only on a market that provides  secondary  trading for options of the same series.  There is no assurance  that a liquid  secondary  market will exist for a  particular  option.  If the
Fund  could  not  effect a  closing  purchase  transaction  due to a lack of a  market,  it would  have to hold the callable investment until the call lapsed or was exercised.

         |_|  Interest  Rate Swap  Transactions.  In an interest  rate swap,  the Fund and another  party  exchange their right to receive or their  obligation  to pay interest on a security.  For example,  they may swap a right to receive  floating  rate  payments for fixed rate  payments.  The Fund enters into swaps only on securities it owns.
The Fund can enter into swaps with  respect to more than 25% of its total  assets.  Also,  the Fund will  segregate liquid  assets  (such as cash or U.S.  Government  securities)  to cover any  amounts it could owe under swaps that exceed the  amounts it is  entitled to receive,  and it will  adjust  that  amount  daily,  as needed.  Income from interest rate swaps may be taxable.
         Swap  agreements  entail  both  interest  rate  risk  and  credit  risk.  There is a risk  that,  based on movements of interest  rates in the future,  the payments  made by the Fund under a swap  agreement  will have been greater than those  received by it. Credit risk arises from the  possibility  that the  counterparty  will default.
If the  counterparty  to an  interest  rate swap  defaults,  the  Fund's  loss will  consist  of the net  amount of contractual  interest  payments that the Fund has not yet received.  The Manager will monitor the  creditworthiness of counterparties to the Fund's interest rate swap transactions on an ongoing basis.

         The Fund will enter into swap  transactions  with  appropriate  counterparties  pursuant to master netting agreements.  A master netting agreement  provides that all swaps done between the Fund and that counterparty  under the master  agreement  shall be  regarded  as parts of an integral  agreement.  If on any date  amounts are payable under one or more swap  transactions,  the net amount  payable on that date shall be paid. In addition,  the master netting  agreement may provide that if one party defaults  generally or on one swap, the counterparty may terminate the swaps with that party.  Under  master  netting  agreements,  if there is a default  resulting  in a loss to one party,  that party's damages are calculated by reference to the average cost of a replacement  swap with respect to each swap.  The gains and losses on all swaps are then netted,  and the result is the  counterparty's  gain or loss on  termination.  The  termination  of all swaps and the netting of gains and losses on  termination  is  generally referred to as "aggregation."

          |_| Regulatory  Aspects of Hedging  Instruments.  When using futures and options on futures,  the Fund is required to operate  within certain  guidelines  and  restrictions  established  by the Commodity  Futures  Trading
Commission  (the  "CFTC").  In  particular,  the Fund is exempted from  registration  with the CFTC as a "commodity pool  operator" if the Fund  complies  with the  requirements  of Rule 4.5 adopted by the CFTC.  That Rule does not limit the  percentage of the Fund's assets that may be used for Futures margin and related  options  premiums for a bona fide hedging  position.  However,  under the Rule the Fund must limit its aggregate initial futures margin and related  options  premiums  to no more  than 5% of the  Fund's  net  assets  for  hedging  strategies  that are not considered bona fide hedging  strategies  under the Rule.  Under the Rule, the Fund also must use short futures and options  on  futures  positions  solely  for bona fide  hedging  purposes  within  the  meaning  and  intent of the applicable provisions of the Commodity Exchange Act.

         Transactions in options by the Fund are subject to limitations  established by the option  exchanges.  The exchanges  limit the  maximum  number of  options  that may be  written  or held by a single  investor  or group of investors  acting in concert.  Those  limits apply  regardless  of whether the options were written or purchased on the same or different  exchanges,  or are held in one or more accounts or through one or more  different  exchanges or through  one or more  brokers.  Thus,  the number of options  that the Fund may write or hold may be affected by options written or held by other  entities,  including other  investment  companies  having the same adviser as the
Fund (or an adviser that is an affiliate of the Fund's  adviser).  The  exchanges  also impose  position  limits on futures  transactions.  An exchange  may order the  liquidation  of  positions  found to be in  violation  of those limits and may impose certain other sanctions.

         Under the  Investment  Company  Act,  when the Fund  purchases an interest  rate future or municipal  bond index future,  it must maintain cash or readily  marketable  short-term debt  instruments in an amount equal to the market value of the  investments  underlying  the future,  less the margin  deposit  applicable  to it. The account must be a segregated account or accounts held by its custodian bank.

         |X|  Temporary  Defensive  Investments.  The  securities  the Fund may invest in for  temporary  defensive purposes include the following:

              |_|   short-term municipal securities;
              |_| obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities;
              |_|  corporate  debt  securities  rated within the three  highest  grades by a nationally  recognized rating agency;
              |_|  commercial  paper rated "A-1" by S&P, or a comparable  rating by another  nationally  recognized rating agency; and
              |_| certificates of deposit of domestic banks with assets of $1 billion or more.

         |X|  Taxable  Investments.  While the Fund can invest up to 20% of its total  assets in  investments  that generate  income subject to income taxes,  it does not anticipate  investing  substantial  amounts of its assets in taxable  investments  under normal market conditions or as part of its normal trading  strategies and policies.  To the extent it invests in taxable  securities,  the Fund would not be able to meet its  objective of  providing  tax exempt income to its shareholders.  Taxable  investments  include,  for example,  hedging  instruments,  repurchase agreements, and the types of securities it would buy for temporary defensive purposes.

Investment Restrictions

         |X| What Are  "Fundamental  Policies?"  Fundamental  policies are those policies that the Fund has adopted to govern its  investments  that can be changed only by the vote of a "majority" of the Fund's  outstanding  voting securities.  Under the  Investment  Company Act,  such a  "majority"  vote is defined as the vote of the holders of the lesser of:

         |_| 67% or more of the shares  present or represented  by proxy at a shareholder  meeting,  if the holders of more than 50% of the outstanding shares are present or represented by proxy, or
         |_| more than 50% of the outstanding shares.

         The Fund's investment  objective is a fundamental  policy.  Other policies  described in the Prospectus or this Statement of Additional  Information are  "fundamental"  only if they are identified as such. The Fund's Board of Trustees can change  non-fundamental  policies without  shareholder  approval.  However,  significant changes to investment  policies will be described in  supplements or updates to the Prospectus or this Statement of Additional
Information, as appropriate.  The Fund's most significant investment policies are described in the Prospectus.

         |X| Does the Fund  Have  Additional  Fundamental  Policies?  The  following  investment  restrictions  are fundamental policies of the Fund:

         |_| The  Fund  cannot  concentrate  its  investments  to the  extent  of 25% of its  total  assets  in any industry.  However,  there is no limitation as to the Fund's  investments in municipal  securities in general or in
Pennsylvania  municipal  securities,  or in  obligations  issued  by  the  U.S.  Government  and  its  agencies  or instrumentalities.

         |_| The Fund cannot  invest in real estate.  This  restriction  shall not prevent the Fund from  investing in  municipal  securities  or other  permitted  securities  that are  secured by real estate or  interests  in real estate.

         |_| The Fund cannot make loans  except (a) by lending  portfolio  securities,  (b) through the purchase of debt  instruments or similar  evidences of  indebtedness,  (c) through  repurchase  agreements,  and (d) through an interfund  lending program with other affiliated  funds. No such loan may be made through  interfund lending if, as a result,  the  aggregate of those loans would  exceed 33 1/3% of the value of the Fund's  total  assets  (taken at market value at the time the loan is made).

         |_| The Fund cannot  borrow money or securities  for any purposes,  except that (a) borrowing up to 10% of
the  Fund's  total  assets  from  banks  and/or  affiliated   investment  companies  as  a  temporary  measure  for
extraordinary  or  emergency  purposes  and (b)  borrowing  up to 5% of the  Fund's  total  assets  from  banks for investment purposes, is permitted.

         |_| The Fund cannot  underwrite  securities  of other  companies.  A permitted  exception is in case it is deemed to be an  underwriter  under  the  Securities  Act of 1933 when  reselling  any  securities  held in its own portfolio.

         |_| The Fund cannot issue "senior  securities," but this does not prohibit certain  investment  activities for which assets of the Fund are  designated  as  segregated,  or margin,  collateral  or escrow  arrangements  are established,  to cover the related  obligations.  Examples of those activities  include  borrowing  money,  reverse repurchase agreements,  delayed-delivery and when-issued  arrangements for portfolio securities  transactions,  and contracts to buy or sell derivatives, hedging instruments, options or futures.

         Unless the  Prospectus  or  Statement  of  Additional  Information  states that a  percentage  restriction applies on an ongoing basis,  it applies only at the time the Fund makes an investment.  In that case the Fund need not sell  securities to meet the percentage  limits if the value of the  investment  increases in proportion to the size of the Fund.

         |X| Does The Fund Have Other Restrictions That Are Not Fundamental Policies?

         The Fund has several additional  restrictions on its investment  policies that are not fundamental,  which means that they can be changed by the Board of Trustees, without obtaining shareholder approval:

         |_| The Fund cannot  invest in  securities  or other  investments  other than  municipal  securities,  the temporary  investments  described  in its  Prospectus,  repurchase  agreements,  covered  calls,  private  activity municipal  securities and hedging instruments  described in "About the Fund" in the Prospectus or this Statement of
Additional Information.

         |_| The Fund cannot  pledge,  mortgage or  otherwise  encumber,  transfer or assign its assets to secure a debt.  However,  the use of escrow  or other  collateral  arrangements  in  connection  with the  Fund's  policy on borrowing and hedging instruments is permitted.

         |_| The Fund cannot purchase  securities other than hedging instruments on margin.  However,  the Fund may obtain short-term credits that may be necessary for the clearance of purchases and sales of securities.

         |_| The Fund cannot sell securities short.

         |_| The Fund cannot buy or sell futures  contracts  other than interest  rate futures and  municipal  bond index futures.

         |_| The Fund will not invest  more than 10% of its net assets in  securities  which are  restricted  as to disposition  under  the  federal  securities  laws,  except  that the  Fund may  purchase  without  regard  to this limitation  restricted  securities  which are eligible for resale pursuant to Rule 144A under the Securities Act of
1933.

Non-Diversification  of the Fund's  Investments.   The Fund is  "non-diversified,"  as  defined  in the  Investment
Company  Act.  Funds that are  diversified  have  restrictions  against  investing  too much of their assets in the securities  of any one  "issuer."  That means that the Fund can invest  more of its assets in the  securities  of a single issuer than a fund that is diversified.

         Being  non-diversified  poses additional  investment risks, because if the Fund invests more of its assets in fewer issuers,  the value of its shares is subject to greater  fluctuations  from adverse  conditions  affecting any one of those  issuers.  However,  the Fund does limit its  investments  in the  securities of any one issuer to qualify for tax purposes as a "regulated  investment  company" under the Internal  Revenue Code. By qualifying,  it does not have to pay federal  income taxes if more than 90% of its earnings are  distributed  to  shareholders.  To qualify,  the Fund must meet a number of  conditions.  First,  not more than 25% of the market  value of the Fund's total  assets may be invested in the  securities  of a single  issuer.  Second,  with  respect to 50% of the market value of its total  assets,  (1) no more than 5% of the market  value of its total  assets may be  invested  in the securities of a single issuer,  and (2) the Fund must not own more than 10% of the  outstanding  voting  securities of a single issuer.

         The  identification  of the issuer of a  municipal  security  depends on the terms and  conditions  of the security.  When the assets and revenues of an agency,  authority,  instrumentality  or other political  subdivision are separate  from those of the  government  creating it and the security is backed only by the assets and revenues of the  subdivision,  agency,  authority  or  instrumentality,  the latter  would be deemed to be the sole  issuer.
Similarly,  if an  industrial  development  bond is backed only by the assets and revenues of the  non-governmental user,  then that user would be deemed to be the sole issuer.  However,  if in either case the  creating  government or some other entity  guarantees a security,  the guarantee  would be  considered a separate  security and would be treated as an issue of such government or other entity.

Applying the Restriction  Against  Concentration.  To implement its policy not to concentrate its investments,  the
Fund  has  adopted  the  industry  classifications  set  forth  in  Appendix  B to  this  Statement  of  Additional
Information.  Those industry classifications are not a fundamental policy.

         In  implementing  the Fund's  policy not to  concentrate  its  investments,  the Manager  will  consider a non-governmental  user of facilities  financed by industrial  development bonds as being in a particular  industry.
That is done  even  though  the  bonds  are  municipal  securities,  as to  which  the  Fund  has no  concentration limitation.  Although this application of the  concentration  restriction is not a fundamental  policy of the Fund, it will not be changed without shareholder approval. The
Manager has no present  intention  of  investing  more than 25% of the Fund's  total  assets in  securities  paying interest  from  revenues of similar type projects or in  industrial  development  bonds.  This is not a fundamental policy and  therefore  could be changed  without  shareholder  approval.  However,  if that change  were made,  the
Prospectus or this Statement of Additional Information would be supplemented to reflect the change.

How the Fund Is Managed

Organization  and History.  The Trust was  originally  organized in 1989 as a  Massachusetts  business trust having one  series,  the Fund.  In 1993 the  Trust  was  reorganized  to be a  multi-series  business  trust  (now  called
Oppenheimer  Multi-State  Municipal  Trust).  The Fund  became a  separate  series  of that  Trust.  The Fund is an open-end,  non-diversified  management  investment  company  with an  unlimited  number  of  authorized  shares  of beneficial  interest.  Each of the three (3) series of the Trust is a  separate  fund that  issues its own  shares, has its own investment portfolio, and has its own assets and liabilities.

         The Trust is governed by a Board of  Trustees,  which is  responsible  for  protecting  the  interests  of shareholders  under  Massachusetts  law. The Trustees meet  periodically  throughout the year to oversee the Fund's activities,  review its  performance,  and review the actions of the  Manager.  Although the Fund will not normally hold  annual  meetings  of its  shareholders,  it may hold  shareholder  meetings  from  time to time on  important matters,  and  shareholders  have the right to call a meeting to remove a Trustee or to take other action described in the Fund's Declaration of Trust.

         |X| Classes of Shares.  The Board of  Trustees  has the power,  without  shareholder  approval,  to divide unissued  shares of the Fund into two or more  classes.  The Board has done so,  and the Fund  currently  has three classes of shares,  Class A, Class B and Class C. All classes invest in the same investment  portfolio.  Each class of shares:

         o    has its own dividends and distributions,
         o    pays certain expenses which may be different for the different classes,
         o    may have a different net asset value,
o        may have separate  voting  rights on matters in which the  interests of one class are  different  from the interests of another class, and
         o    votes as a class on matters that affect that class alone.

         All classes invest in the same investment  portfolio.  Shares are freely transferable.  Each share has one vote at shareholder  meetings,  with fractional  shares voting  proportionally  on matters submitted to the vote of shareholders.  Each share of the Fund represents an interest in the Fund  proportionately  equal to the interest of each other share of the same class.

         The  Trustees are  authorized  to create new series and classes of shares.  The  Trustees  may  reclassify unissued  shares of the Fund into additional  series or classes of shares.  The Trustees also may divide or combine the shares of a class into a greater or lesser  number of shares  without  changing  the  proportionate  beneficial interest of a shareholder in the Fund.  Shares do not have  cumulative  voting rights or preemptive or subscription rights.  Shares may be voted in person or by proxy at shareholder meetings.

         |X| Meetings of  Shareholders.  As a series of a Massachusetts  business  trust,  the Fund is not required to hold,  and does not plan to hold,  regular  annual  meetings of  shareholders.  The Fund will hold meetings when required to do so by the  Investment  Company Act or other  applicable  law. It will also do so when a  shareholder meeting is called by the Trustees or upon proper request of the shareholders.

         Shareholders  have the right,  upon the  declaration  in writing or vote of two-thirds of the  outstanding shares of the Fund, to remove a Trustee.  The Trustees will call a meeting of  shareholders  to vote on the removal of a Trustee  upon the written  request of the record  holders of 10% of its  outstanding  shares.  If the Trustees receive  a  request  from at  least  ten (10)  shareholders  stating  that  they  wish to  communicate  with  other shareholders  to request a meeting to remove a Trustee,  the Trustees will then either make the Fund's  shareholder list  available  to the  applicants  or mail  their  communication  to all other  shareholders  at the  applicants'
expense.  The  shareholders  making the request  must have been  shareholders  for at least six (6) months and must hold shares of the Fund valued at $25,000 or more or  constituting  at least 1% of the Fund's  outstanding  shares, whichever is less.  The Trustees may also take other action as permitted by the Investment Company Act.

         |X|  Shareholder and Trustee  Liability.  The Fund's  Declaration of Trust contains an express  disclaimer of  shareholder  or  Trustee  liability  for the Fund's  obligations.  It also  provides  for  indemnification  and reimbursement  of  expenses  out of the  Fund's  property  for  any  shareholder  held  personally  liable  for its obligations.  The  Declaration  of Trust also states that upon  request,  the Fund shall  assume the defense of any claim made  against a  shareholder  for any act or  obligation  of the Fund and shall  satisfy any judgment on that claim.  Massachusetts  law  permits a  shareholder  of a business  trust  (such as the trust of which the Fund is a series) to be held personally  liable as a "partner"  under certain  circumstances.  However,  the risk that a Fund shareholder  will  incur  financial  loss from  being  held  liable as a  "partner"  of the Fund is  limited to the relatively remote circumstances in which the Fund would be unable to meet its obligations.

         The  Fund's  contractual  arrangements  state  that any  person  doing  business  with the Fund  (and each shareholder  of the  Fund)  agrees  under its  Declaration  of Trust to look  solely to the  assets of the Fund for satisfaction  of any  claim or demand  that may arise out of any  dealings  with the Fund.  The  contracts  further state that the Trustees shall have no personal liability to any such person, to the extent permitted by law.

Trustees and Officers of the Fund. The Fund's  Trustees and officers and their  principal  occupations and business affiliations  and occupations  during the past five (5) years are listed below.  Trustees  denoted with an asterisk
(*)  below are  deemed  to be  "interested  persons"  of the Fund  under the  Investment  Company  Act.  All of the
Trustees are Trustees or Directors of the following New York-based Oppenheimer funds1:

Oppenheimer California Municipal Fund                     Oppenheimer International Growth Fund
Oppenheimer Capital Appreciation Fund                     Oppenheimer International Small Company Fund
Oppenheimer Capital Preservation Fund                     Oppenheimer Money Market Fund, Inc.
Oppenheimer Concentrated Growth Fund                      Oppenheimer Multiple Strategies Fund
Oppenheimer Developing Markets Fund                       Oppenheimer Multi-Sector Income Trust
Oppenheimer Discovery Fund                                Oppenheimer Multi-State Municipal Trust
Oppenheimer Emerging Growth Fund                          Oppenheimer Municipal Bond Fund
Oppenheimer Emerging Technologies Fund                    Oppenheimer New York Municipal Fund
Oppenheimer Enterprise Fund                               Oppenheimer Series Fund, Inc.
Oppenheimer Europe Fund                                   Oppenheimer Special Value Fund
Oppenheimer Global Fund                                   Oppenheimer Trinity Core Fund
Oppenheimer Global Growth & Income Fund                   Oppenheimer Trinity Large Cap Growth Fund
Oppenheimer Gold & Special Minerals Fund                  Oppenheimer Trinity Value Fund
Oppenheimer Growth Fund                                   Oppenheimer U.S. Government Trust

         Messrs.  Murphy,  Spiro, Zack, Wixted, Bishop and Farrar respectively hold the same offices with the other
New  York-based  Oppenheimer  funds as with the Fund. As of November 7, 2001, the Trustees and Officers of the Fund
as a group  owned of  record or  beneficially  less than 1% of each  class of  shares  of the Fund.  The  foregoing statement  does not  reflect  ownership  of  shares of the Fund held of  record  by an  employee  benefit  plan for employees  of the  Manager,  other than the shares  beneficially  owned under the plan by the  officers of the Fund listed above.  Mr. Murphy is a trustee of that Plan.

Leon Levy, Chairman of the Board of Trustees, Age: 76.
6803 South Tucson Way, Englewood, Colorado 80112
General  Partner of Odyssey  Partners,  L.P.  (investment  partnership)  (since  1982) and Chairman of the Board of
Avatar Holdings, Inc. (real estate development) (since 1981).

Donald W. Spiro, Vice Chairman of the Board of Trustees, Age: 76.
6803 South Tucson Way, Englewood, Colorado 80112
Chairman Emeritus of the Manager (since 1991).  Formerly he held the following  positions:  Chairman (November 1987
-  January  1991)  and a  director  (January  1969 -  August  1999)  of the  Manager;  President  and  Director  of
OppenheimerFunds  Distributor,  Inc., a subsidiary of the Manager and the Fund's  Distributor  (July 1978 - January
1992).

Robert G. Galli, Trustee, Age: 68.
6803 South Tucson Way, Englewood, Colorado 80112
A Trustee or  Director  of other  Oppenheimer  funds.  Formerly  he held the  following  positions:  Vice  Chairman
(October  1995 - December  1997) and  Executive  Vice  President  (December  1977 - October  1995) of the  Manager;
Executive Vice President and a director (April 1986 - October 1993) of HarbourView Asset Management Corporation.

Phillip A. Griffiths, Trustee, Age: 63.
6803 South Tucson Way, Englewood, Colorado 80112
The Director of the Institute for Advanced Study,  Princeton,  N.J.  (since 1991),  director of GSI Lumonics (since
2001) and a member of the National Academy of Sciences (since 1979);  formerly (in descending  chronological order)
a director of Bankers Trust  Corporation,  Provost and Professor of Mathematics at Duke  University,  a director of
Research Triangle Institute, Raleigh, N.C., and a Professor of Mathematics at Harvard University.

Benjamin Lipstein, Trustee, Age: 78.
6803 South Tucson Way, Englewood, Colorado 80112
Professor Emeritus of Marketing, Stern Graduate School of Business Administration, New York University.

John V. Murphy*, President and Trustee, Age: 52
498 Seventh Avenue, New York, New York 10018
Chairman and Chief Executive Officer and director (since July 2001) and President (since August 2000) of the
Manager; President and a trustee of other Oppenheimer funds; President and a director (since July 2001) of
Oppenheimer Acquisition Corp., the Manager's parent holding company, and of Oppenheimer Partnership Holdings,
Inc. (since July 2001), a holding company subsidiary of the Manager; Chairman and a director (since July 2001) of
Shareholder Services, Inc. and of Shareholder Financial Services, Inc., transfer agent subsidiaries of the
Manager; President (since November 1, 2001) and a director (since July 2001) of Oppenheimer Real Asset
Management, Inc., an investment adviser subsidiary of the Manager; President and a director (since July 2001) of
OppenheimerFunds Legacy Program, a charitable trust program established by the Manager; a director (since
November 2001) of Trinity Investment Management Corp. and Tremont Advisers, Inc., investment advisory affiliates of the Manager, and of OAM Institutional, Inc. (since November 2001), an investment advisory subsidiary of the
Manager, and of HarbourView Asset Management Corporation and OFI Private Investments, Inc. (since July 2001), investment adviser subsidiaries of the Manager; formerly President and trustee (from November 1999 to November
2001) of MML Series Investment Fund and MassMutual Institutional Funds, open-end investment companies; Chief
Operating Officer (August 2000 - July 2001) of the Manager; Executive Vice President (from 1995 to 1997) of
MassMutual Financial Group; Executive Vice President and Chief Operating Officer (from 1995 to 1997) of David L.
Babson & Company, an investment advisor; Chief Operating Officer (from 1993 to 1996) of Concert Capital
Management, Inc., an investment advisor.

Elizabeth B. Moynihan, Trustee, Age: 72.
6803 South Tucson Way, Englewood, Colorado 80112
Author  and  architectural  historian;  a trustee  of the  Freer  Gallery  of Art and  Arthur  M.  Sockler  Gallery
(Smithsonian  Institute),  Trustees  Council of the National  Building  Museum;  a member of the Trustees  Council,
Preservation League of New York State.

Kenneth A. Randall, Trustee, Age: 73.
6803 South Tucson Way, Englewood, Colorado 80112
A director of Dominion  Resources,  Inc.  (electric  utility holding  company) and Prime Retail,  Inc. (real estate investment  trust);  formerly  a  director  of  Dominion  Energy,  Inc.  (electric  power and oil & gas  producer),
President  and Chief  Executive  Officer  of The  Conference  Board,  Inc.  (international  economic  and  business research) and a director of Lumbermens Mutual Casualty Company,  American Motorists  Insurance Company and American
Manufacturers Mutual Insurance Company.

Edward V. Regan, Trustee, Age: 72.
6803 South Tucson Way, Englewood, Colorado 80112
President,  Baruch College,  CUNY; a director of RBAsset (real estate manager);  a director of OffitBank;  formerly
Trustee,  Financial Accounting  Foundation (FASB and GASB); Senior Fellow of Jerome Levy Economics Institute,  Bard
College;  Chairman of Municipal  Assistance  Corporation  for the City of New York; New York State  Comptroller and
Trustee of New York State and Local Retirement Fund.

Russell S. Reynolds, Jr., Trustee, Age: 69.
6803 South Tucson Way, Englewood, Colorado 80112
Chairman of The Directorship Search Group, Inc. (corporate  governance  consulting and executive recruiting) (since
1993); a director of Professional  Staff Limited (a U.K.  temporary  staffing company) (since 1995); a life trustee of International House (non-profit  educational  organization),  and a trustee of the Greenwich  Historical Society
(since 1996).

Clayton K. Yeutter, Trustee, Age: 70.
6803 South Tucson Way, Englewood, Colorado 80112
Of Counsel,  Hogan & Hartson (a law firm) (since  1993).  Other  directorships:  Caterpillar,  Inc.  (since  1993);
Zurich  Financial  Services  (since  1998);  ConAgra,  Inc.  (since 1993);  FMC  Corporation  (since  1993);  Texas
Instruments  Incorporated  (since 1993); and  Weyerhaeuser  Co. (since 1999);  formerly a director of Farmers Group
Inc. (1994-2000), Zurich Allied AG (1998-2000) and of Allied Zurich Pl.c (1998-2000).

Brian W. Wixted, Treasurer and Principal Financial and Accounting Officer, Age: 41.
6803 South Tucson Way, Englewood, Colorado 80112
Senior  Vice  President  and  Treasurer  (since  March  1999)  of the  Manager;  Treasurer  (since  March  1999) of
HarbourView  Asset  Management  Corporation,   Shareholder  Services,   Inc.,  Oppenheimer  Real  Asset  Management
Corporation,  Shareholder  Financial  Services,  Inc. and Oppenheimer  Partnership  Holdings,  Inc., of OFI Private
Investments,  Inc. (since March 2000) and of OppenheimerFunds  International Ltd. and Oppenheimer  Millennium Funds
plc (since May 2000);  Treasurer  and Chief  Financial  Officer  (since  May 2000) of  Oppenheimer  Trust  Company;
Assistant  Treasurer (since March 1999) of Oppenheimer  Acquisition  Corp.; an officer of other Oppenheimer  funds;
formerly Principal and Chief Operating  Officer,  Bankers Trust Company - Mutual Fund Services Division (March 1995
- March  1999);  Vice  President  and Chief  Financial  Officer  of CS First  Boston  Investment  Management  Corp.
(September 1991 - March 1995).

Robert G. Zack, Secretary, Age: 53.
498 Seventh Avenue, New York, New York 10018
Senior Vice President (since May 1985) and Acting General Counsel (since November 2001) of the Manager; Assistant
Secretary of Shareholder Services, Inc. (since May 1985), Shareholder Financial Services, Inc. (since November
1989); OppenheimerFunds International Ltd. and Oppenheimer Millennium Funds plc (since October 1997); an officer of other Oppenheimer funds.  Formerly Associate General Counsel (May 1981 - November 2001).

Robert J. Bishop, Assistant Treasurer, Age: 42.
6803 South Tucson Way, Englewood, Colorado 80112
Vice President of the  Manager/Mutual  Fund  Accounting  (since May 1996); an officer of other  Oppenheimer  funds;
formerly an Assistant  Vice  President of the  Manager/Mutual  Fund  Accounting  (April 1994 - May 1996) and a Fund
Controller  of the  Manager.  Vice  President  of  OppenheimerFunds,  Inc.  (since May  1996);  an officer of other
Oppenheimer  funds;  formerly  an  Assistant  Vice  President  (April  1994 - May  1996) and a Fund  Controller  of
OppenheimerFunds, Inc.

Scott T. Farrar, Assistant Treasurer, Age: 35.
6803 South Tucson Way, Englewood, Colorado 80112
Vice  President  of the  Manager/Mutual  Fund  Accounting  (since May 1996);  Assistant  Treasurer  of  Oppenheimer
Millennium  Funds plc (since  October  1997);  an officer of other  Oppenheimer  Funds;  formerly an Assistant Vice
President of the  Manager/Mutual  Fund  Accounting  (April 1994 - May 1996),  and a Fund Controller of the Manager.
Vice President of  OppenheimerFunds,  Inc. (since May 1996);  Assistant  Treasurer of Oppenheimer  Millennium Funds
plc (since October 1997); an officer of other Oppenheimer  funds;  formerly an Assistant Vice President (April 1994
- May 1996) and a Fund Controller of OppenheimerFunds, Inc.

Ronald H. Fielding, Vice President and Portfolio Manager, Age: 52.
350 Linden Oaks, Rochester, New York 14625
Senior Vice  President  (since  January  1996) of the Manager;  Chairman of the  Rochester  Division of the Manager
(since January 1996); an officer and portfolio  manager of other  Oppenheimer  funds;  prior to joining the Manager in January 1996, he was President and a director of Rochester  Capital  Advisors,  Inc.  (1993 - 1995),  the Fund's
prior  investment  advisor,  and of Rochester Fund  Services,  Inc.  (1986 - 1995),  the Fund's prior  distributor;
President and a trustee of Limited Term New York Municipal Fund (1991 - 1995),  Oppenheimer  Convertible Securities
Fund (1986 - 1995) and Rochester Fund Municipals  (1986 - 1995);  President and a director of Rochester Tax Managed
Fund, Inc. (1982 - 1995) and of Fielding Management Company, Inc. (1982 - 1995), an investment advisor.

Anthony A. Tanner, Portfolio Manager, Age: 40.
350 Linden Oaks, Rochester, New York 14625
Vice  President of the Rochester  Division of the Manager  (since January  1996);  assistant  portfolio  manager of other  Oppenheimer  funds;  formerly Vice President of Research of Rochester  Capital  Advisors,  Inc. and Fielding
Management Company, Inc. (1991 - 1995).

|X|      Remuneration  of  Trustees.  The  officers of the Fund and two  Trustees  of the Fund (Mr.  Murphy and Mr.
Spiro) who are affiliated  with the Manager  receive no salary or fee from the Fund. The remaining  Trustees of the
Fund received the compensation  shown below.  The compensation  from the Fund was paid during its fiscal year ended
July 31,  2001.  The  compensation  from all of the New  York-based  Oppenheimer  funds  (including  the  Fund) was received as a director,  trustee or member of a committee  of the boards of those funds  during the  calendar  year
2000.

------------------------------------ -------------------------- ------------------------- ----------------------------
                                                                                          Total
                                                                Retirement                Compensation
                                                                Benefits                  from all
                                     Aggregate Compensation     Accrued                   New York-Based Oppenheimer
                                     from Fund1                 As Fund                   Funds (29 Funds)2
Name and Position                                               Expenses*
------------------------------------ -------------------------- ------------------------- ----------------------------
------------------------------------ -------------------------- ------------------------- ----------------------------
Leon Levy                            $5,754                     $0                        $171,950
Chairman
------------------------------------ -------------------------- ------------------------- ----------------------------
------------------------------------ -------------------------- ------------------------- ----------------------------
Robert G. Galli 3                    $2,378                     $0                        $191,134
Study Committee Member
------------------------------------ -------------------------- ------------------------- ----------------------------
------------------------------------ -------------------------- ------------------------- ----------------------------
Philip Griffiths4                    $2,378                     $0                        $59,529
------------------------------------ -------------------------- ------------------------- ----------------------------
------------------------------------ -------------------------- ------------------------- ----------------------------
Benjamin Lipstein                    $4,973                     $0                        $148,639
Study Committee Chairman,
Audit Committee Member
------------------------------------ -------------------------- ------------------------- ----------------------------
------------------------------------ -------------------------- ------------------------- ----------------------------
Elizabeth B. Moynihan                $3,504                     $0                        $104,695
Study Committee
Member
------------------------------------ -------------------------- ------------------------- ----------------------------
------------------------------------ -------------------------- ------------------------- ----------------------------
Kenneth A. Randall                   $3,214                     $0                        $96,034
Audit Committee Member
------------------------------------ -------------------------- ------------------------- ----------------------------
------------------------------------ -------------------------- ------------------------- ----------------------------
Edward V. Regan                      $2,124                     $0                        $94,995
Proxy Committee Chairman, Audit
Committee Member
------------------------------------ -------------------------- ------------------------- ----------------------------
------------------------------------ -------------------------- ------------------------- ----------------------------
Russell S. Reynolds, Jr.             $3,178                     $0                        $71,069
Proxy Committee
Member
------------------------------------ -------------------------- ------------------------- ----------------------------
------------------------------------ -------------------------- ------------------------- ----------------------------
Donald W. Spiro                      $3,504                     $0                        $63,435

------------------------------------ -------------------------- ------------------------- ----------------------------
------------------------------------ -------------------------- ------------------------- ----------------------------
Clayton K. Yeutter5                  $1,927                     $0                        $71,069
Proxy Committee
Member
------------------------------------ -------------------------- ------------------------- ----------------------------
------------------
1 Aggregate  compensation  includes fees, deferred  compensation,  if any, and retirement plan benefits accrued for
a      Director.
2  For the 2000 calendar year.
3 Total  compensation  for the 2000  calendar  year  includes  compensation  received  for  serving as a Trustee or
Director    of 11 other Oppenheimer funds.
4 Includes $2,378 deferred under Deferred Compensation Plan described below.
5 Includes $482 deferred under Deferred Compensation Plan described below.
*Trustee  retirement  accruals were  ($43,482) for the period.  The aggregate  compensation  from the Fund does not
reflect    this negative accrual.

         |X|  Retirement  Plan for Trustees.  The Fund has adopted a retirement  plan that provides for payments to retired  Trustees.  Payments are up to 80% of the average  compensation  paid during a Trustee's  five (5) years of service in which the  highest  compensation  was  received.  A Trustee  must  serve as  trustee  for any of the New
York-based  Oppenheimer  funds for at least  fifteen  (15)  years to be  eligible  for the  maximum  payment.  Each
Trustee's  retirement  benefits  will  depend on the  amount of the  Trustee's  future  compensation  and length of service.

         |X| Deferred  Compensation  Plan for Trustees.  The Board of Trustees has adopted a Deferred  Compensation
Plan for  disinterested  trustees  that  enables  them to elect to defer  receipt of all or a portion of the annual fees they are  entitled  to  receive  from the Fund.  Under the plan,  the  compensation  deferred  by a Trustee is periodically  adjusted as though an equivalent  amount had been invested in shares of one or more Oppenheimer funds selected  by the  Trustee.  The  amount  paid to the  Trustee  under the plan  will be  determined  based  upon the performance of the selected funds.

         Deferral of Trustees'  fees under the plan will not materially  affect the Fund's  assets,  liabilities or net income per share.  The plan will not  obligate  the Fund to retain the  services  of any  Trustee or to pay any particular  level of  compensation  to any  Trustee.  Pursuant to an Order  issued by the  Securities  and Exchange
Commission,  the Fund may invest in the funds selected by the Trustee under the plan without  shareholder  approval for the limited purpose of determining the value of the Trustee's deferred fee account.

         |X| Major  Shareholders.  As of November 7, 2001,  the only  persons who owned of record or who were known by the Fund to own beneficially 5% or more of the Fund's outstanding Class A, Class B or Class C shares were:

         Merrill Lynch Pierce Fenner & Smith,  4800 Deer Lake Drive E.,  Jacksonville,  FL 32246,  which owned, for the benefit of its  customers,  172,862.153  Class C shares  (representing  approximately  7.04% of the Fund's then outstanding Class C shares).

The Manager.  The Manager is  wholly-owned  by  Oppenheimer  Acquisition  Corp.,  a holding  company  controlled by
Massachusetts Mutual Life Insurance Company.

         |X| Code of Ethics.  The Fund,  the  Manager  and the  Distributor  have a Code of Ethics.  It is designed to detect and prevent improper personal trading by certain  employees,  including  portfolio  managers,  that would compete  with or take  advantage  of the Fund's  portfolio  transactions.  Covered  persons  include  persons  with knowledge of the  investments  and  investment  intentions of the Fund and other funds advised by the Manager.  The
Code of Ethics does permit  personnel  subject to the Code to invest in securities,  including  securities that may be purchased or held by the Fund,  subject to a number of  restrictions  and controls.  Compliance with the Code of
Ethics is carefully monitored and enforced by the Manager.

         The Code of Ethics is an exhibit to the  Fund's  registration  statement  filed  with the  Securities  and
Exchange  Commission  and can be reviewed and copied at the SEC's Public  Reference  Room in  Washington,  D.C. You
can  obtain  information  about  the  hours  of  operation  of the  Public  Reference  Room by  calling  the SEC at
1-202-942-8090.  The Code of Ethics can also be viewed as part of the Fund's  registration  statement  on the SEC's
EDGAR  database at the SEC's  Internet  web site at  http://www.sec.gov.  Copies may be  obtained,  after  paying a duplicating fee, by electronic request at the following E-mail address:  publicinfo@sec.gov.,  or by writing to the
SEC's Public Reference Section, Washington, D.C. 20549-0102.

         |X|  The  Investment  Advisory  Agreement.   The  Manager  provides  investment  advisory  and  management services  to the Fund under an  investment  advisory  agreement  between  the  Manager  and the Fund.  The  Manager selects securities for the Fund's portfolio and handles its day-to day business.

         The  portfolio  manager of the Fund is  employed  by the  manager  and is the  person  who is  principally responsible  for the  day-to-day  management  of the Fund's  investment  portfolio.  Other members of the Manager's
Fixed-Income  Portfolio  Team  provide the  portfolio  manager  with  research  and counsel in managing  the Fund's investments.

         That  agreement  requires the Manager,  at its expense,  to provide the Fund with  adequate  office space, facilities  and  equipment.  It  also  requires  the  Manager  to  provide  and  supervise  the  activities  of all administrative and clerical personnel  required to provide effective  corporate  administration for the Fund. Those responsibilities  include the  compilation and  maintenance of records with respect to the Fund's  operations,  the preparation and filing of specified  reports,  and the composition of proxy materials and  registration  statements for continuous public sale of shares of the Fund.

         The Fund pays expenses not expressly  assumed by the Manager  under the advisory  agreement.  The advisory agreement  lists examples of expenses paid by the Fund. The major  categories  relate to interest,  taxes,  fees to disinterested  Trustees,  legal and audit expenses,  custodian and transfer agent  expenses,  share issuance costs, certain printing and registration costs, brokerage commissions,  and non-recurring  expenses,  including litigation cost.  The  management  fees  paid by the  Fund  to the  Manager  are  calculated  at the  rates  described  in the
Prospectus,  which are  applied  to the  assets of the Fund as a whole.  The fees are  allocated  to each  class of shares  based upon the relative  proportion  of the Fund's net assets  represented  by that class.  The  management fees paid by the Fund to the Manager during its last three (3) fiscal years are listed below.

---------------------------------------- -------------------------------------- --------------------------------------
                                                                                       Management Fee Paid to
         Fiscal Year                                Management Fee                     OppenheimerFunds, Inc.
         Ended 7/31                           (Without Voluntary Waiver)                 (after waiver)
---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------
1999                                     $609,168                               $578,710
$230,723
---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------
2000                                     $565,820                               $515,101
---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------
2001                                     $718,004                               N/A
---------------------------------------- -------------------------------------- --------------------------------------

         The investment  advisory  agreement states that in the absence of willful  misfeasance,  bad faith,  gross negligence  in the  performance  of its duties,  or reckless  disregard  for its  obligations  and duties under the investment  advisory  agreement,  the Manager is not liable for any loss  sustained by reason of any  investment of the Fund assets  made with due care and in good  faith.  The  agreement  permits  the Manager to act as  investment adviser for any other person,  firm or corporation.  The Manager can use the name  "Oppenheimer" in connection with other investment  companies for which it or an affiliate is the investment adviser or general  distributor.  If the
Manager  shall no longer act as  investment  adviser to the Fund,  the Manager can withdraw its  permission  to the
Fund to use the name "Oppenheimer" as part of its name.

Brokerage Policies of the Fund

Brokerage  Provisions of the Investment Advisory  Agreement.  One of the duties of the Manager under the investment advisory  agreement  is to buy and sell  portfolio  securities  for the Fund.  The  investment  advisory  agreement allows the Manager to use  broker-dealers  to effect the Fund's portfolio  transactions.  Under the agreement,  the
Manager  may  employ  those  broker-dealers  (including  "affiliated"  brokers,  as  that  term is  defined  in the
Investment  Company Act) that, in the Manager's  best judgment  based on all relevant  factors,  will implement the
Fund's policy to obtain, at reasonable expense,  the "best execution" of portfolio  transactions.  "Best execution"
refers to prompt  and  reliable  execution  at the most  favorable  price  obtainable.  The  Manager  need not seek competitive  commission  bidding.  However,  the Manager is expected to minimize the commissions paid to the extent consistent with the interest and policies of the Fund as established by its Board of Trustees.

         Under the investment  advisory  agreement,  the Manager may select brokers that provide  brokerage  and/or research  services for the Fund and/or the other accounts over which the Manager or its affiliates  have investment discretion.  The  commissions  paid to such brokers may be higher than another  qualified  broker would charge,  if the  Manager  makes a good faith  determination  that the  commission  is fair and  reasonable  in  relation to the services  provided.  Subject  to those  other  considerations,  as a factor in  selecting  brokers  for the  Fund's portfolio  transactions,  the Manager may also consider sales of shares of the Fund and other investment  companies managed by the Manager or its affiliates.

Brokerage  Practices  Followed  by the  Manager.  The  Manager  allocates  brokerage  for the Fund  subject  to the provisions of the  investment  advisory  agreement and the  procedures  and rules  described  above.  Generally the
Manager's  portfolio traders allocate brokerage upon  recommendations  from the Manager's  portfolio  managers.  In certain  instances,  portfolio  managers may directly  place trades and  allocate  brokerage.  In either case,  the
Manager's executive officers supervise the allocation of brokerage.

         Most securities  purchases made by the Fund are in principal  transactions at net prices. The Fund usually deals  directly  with the  selling or  purchasing  principal  or market  maker  without  incurring  charges for the services of a broker on its behalf unless the Manager  determines  that a better price or execution may be obtained by using the  services of a broker.  Therefore,  the Fund does not incur  substantial  brokerage  costs.  Portfolio securities  purchased from  underwriters  include a commission or concession  paid by the issuer to the underwriter in the price of the security.  Portfolio  securities  purchased  from dealers  include a spread between the bid and asked price.

         The Fund  seeks to obtain  prompt  execution  of orders at the most  favorable  net  prices.  In an option transaction,  the Fund  ordinarily  uses the same broker for the purchase or sale of the option and any transaction in the investment to which the option relates.  Other funds advised by the Manager have  investment  objectives and policies  similar to those of the Fund.  Those other funds may purchase or sell the same  securities as the Fund at the same time as the Fund,  which could affect the supply and price of the securities.  When possible,  the Manager tries to combine  concurrent  orders to purchase or sell the same security by more than one of the accounts managed by the Manager or its  affiliates.  The  transactions  under  those  combined  orders are  averaged as to price and allocated in accordance with the purchase or sale orders actually placed for each account.

         The investment  advisory agreement permits the Manager to allocate  brokerage for research  services.  The research  services  provided by a particular  broker may be useful only to one or more of the advisory  accounts of the Manager and its  affiliates.  Investment  research  received by the Manager for the  commissions  paid by those other  accounts  may be  useful  both to the  Fund  and one or more of the  Manager's  other  accounts.  Investment research  services  may be  supplied to the Manager by a third  party at the  instance  of a broker  through  which trades are placed.  Investment  research  services  include  information  and analyses on particular  companies and industries  as well as  market  or  economic  trends  and  portfolio  strategy,  market  quotations  for  portfolio evaluations,  information  systems,  computer  hardware and similar  products and services.  If a research  service also assists the Manager in a non-research capacity (such as bookkeeping or other administrative  functions),  then only the  percentage  or  component  that  provides  assistance  to the Manager in the  investment  decision-making process may be paid in commission dollars.

         The Board of Trustees has  permitted the Manager to use  commissions  on  fixed-price  offerings to obtain research,  in the same  manner as is  permitted  for agency  transactions.  The Board  permits  the  Manager to use stated  commissions  on secondary  fixed-income  agency trades to obtain  research if the broker  represents to the
Manager  that:  (i) the trade is not from or for the  broker's  own  inventory,  (ii) the trade was executed by the broker on an agency basis at the stated commission, and (iii) the trade is not a riskless principal transaction.

         The research  services  provided by brokers  broaden the scope and supplement  the research  activities of the Manager.  That research  provides  additional views and comparisons for  consideration and helps the Manager to obtain  market  information  for the valuation of  securities  that are either held in the Fund's  portfolio or are being  considered for purchase.  The Manager  provides  information to the Board of the Fund about the  commissions paid to brokers furnishing  research services,  together with the Manager's  representation that the amount of such commissions was reasonably related to the value or benefit of such services.

Distribution and Service Plans

The  Distributor.  Under its General  Distributor's  Agreement  with the Fund, the  Distributor  acts as the Fund's principal  underwriter  in the  continuous  public  offering of the  different  classes of shares of the Fund.  The
Distributor bears the expenses normally  attributable to sales,  including advertising and the cost of printing and mailing  prospectuses.  The  Distributor is not obligated to sell a specific  number of shares.  Expenses  normally attributable to sales are borne by the Distributor.

         The sales  charges  and  concessions  paid to, or  retained  by, the  Distributor  from the sale of shares during the Fund's three most recent  fiscal  years,  and the  contingent  deferred  sales  charges  retained by the
Distributor on the redemption of shares for the most recent fiscal year are shown in the tables below:

  ------------- ------------------ ------------------- -------------------- ------------------- -------------------

                Aggregate          Class A Front-End   Concessions on       Concessions on      Concessions on
  Fiscal Year   Front-End Sales    Sales Charges       Class A Shares       Class B Shares      Class C Shares
  Ended 7/31:   Charges on Class   Retained by         Advanced by          Advanced by         Advanced by
                A Shares           Distributor*        Distributor1         Distributor1        Distributor1
  ------------- ------------------ ------------------- -------------------- ------------------- -------------------
  ------------- ------------------ ------------------- -------------------- ------------------- -------------------
      1999          $242,377            $ 53,861             $25,160            $ 259,090            $ 20,197
  ------------- ------------------ ------------------- -------------------- ------------------- -------------------
  ------------- ------------------ ------------------- -------------------- ------------------- -------------------
      2000          $281,206            $ 53,378             $ 8,876            $ 250,985            $ 30,866
  ------------- ------------------ ------------------- -------------------- ------------------- -------------------
  ------------- ------------------ ------------------- -------------------- ------------------- -------------------
      2001          $872,799            $169,241             $32,186            $1,334,305           $124,243
  ------------- ------------------ ------------------- -------------------- ------------------- -------------------
1.       The  Distributor  advances  concession  payments to dealers  for  certain  sales of Class A shares and for sales of Class B and Class C shares from its own resources at the time of sale.
*    Includes amounts retained by a broker-dealer that is an affiliate or a parent of the distributor.

  ----------------- ------------------------------ ------------------------------- --------------------------------

                    Class A Contingent Deferred    Class B Contingent Deferred     Class C Contingent Deferred
  Fiscal      Year  Sales Charges Retained by      Sales Charges Retained by       Sales Charges Retained by
  Ended 7/31:       Distributor                    Distributor                     Distributor
  ----------------- ------------------------------ ------------------------------- --------------------------------
  ----------------- ------------------------------ ------------------------------- --------------------------------
        2001                   24,363                         $68,718                          $21,866
  ----------------- ------------------------------ ------------------------------- --------------------------------

         For additional  information about distribution of the Fund's shares,  including fees and expenses,  please refer to "Distribution and Service Plans."

Distribution  and Service Plans.  The Fund has adopted a Service Plan for its Class A shares and  Distribution  and
Service  Plans for its Class B and Class C shares  under Rule 12b-1 of the  Investment  Company  Act.  Under  those plans,  the Fund makes payments to the  Distributor in connection  with the  distribution  and/or  servicing of the shares of the  particular  class.  Each plan has been  approved  by a vote of the Board of  Trustees,  including  a majority of the Independent Trustees,2 cast in person at a meeting called for the purpose of voting on that plan.

         Under the plans the  Manager  and the  Distributor,  in their sole  discretion,  from time to time may use their own  resources  (at no direct  cost to the Fund) to make  payments  to  brokers,  dealers or other  financial institutions  for  distribution  and  administrative  services they  perform.  The Manager may use profits from the advisory fee it receives from the Fund. The  Distributor  and the Manager may, in their sole  discretion,  increase or decrease the amount of payments they make to plan recipients from their own resources.

         Unless a plan is terminated as described  below,  the plan continues in effect from year to year, but only if the  Fund's  Board  of  Trustees  and its  Independent  Trustees  specifically  vote  annually  to  approve  its continuance.  Approval  must be by a vote  cast in  person  at a  meeting  called  for the  purpose  of  voting  on continuing  the plan. A plan may be  terminated at any time by the vote of a majority of the  Independent  Trustees or by the vote of the  holders of a  "majority"  (as  defined in the  Investment  Company  Act) of the  outstanding shares of that class.

         The Board of Trustees and the  Independent  Trustees  must approve all material  amendments  to a plan. An amendment  to  increase  materially  the  amount  of  payments  to be made  under  the  plan  must be  approved  by shareholders  of the class affected by the  amendment.  Because Class B shares  automatically  convert into Class A shares  after six (6) years,  the Fund must  obtain the  approval of both Class A and Class B  shareholders  for an amendment to the Class A plan that would  materially  increase  the amount to be paid under the plan.  The approval must be by a "majority" (as defined in the Investment  Company Act) of the shares of each class,  voting separately by class.

         While the plans are in effect,  the Treasurer of the Fund shall provide  separate  written  reports on the plans to the Fund's Board of Trustees at least  quarterly  for its review.  The reports  shall detail the amount of all payments made under a plan and the purpose for which the payments  were made.  Those reports are subject to the review and approval of the Independent Trustees in the exercise of their fiduciary duty.

         Each plan  states  that while it is in effect,  the  selection  or  replacement  and  nomination  of those
Trustees  of the  Fund  who are  not  "interested  persons"  of the  Fund is  committed  to the  discretion  of the
Independent  Trustees.  This provision  does not prevent the  involvement of others in the selection and nomination process as long as the final  decision as to selection or nomination  is approved by a majority of the  Independent
Trustees.

         Under the plans,  no payment  will be made to any  recipient  in any  quarter in which the  aggregate  net asset  value of all Fund  shares  held by the  recipient  for  itself and its  customers  does not exceed a minimum amount,  if any,  that may be set from time to time by a majority of the Fund's  Independent  Trustees.  Initially, the Board of Trustees  has set the fees at the maximum rate  allowed  under the plans and has set no minimum  asset amount needed to qualify for payments.

         |_| Class A  Service  Plan  Fees.  Under the Class A service  plan,  the  Distributor  currently  uses the fees it receives from the Fund to pay brokers,  dealers and other financial  institutions  (they are referred to as
"recipients")  for personal  services and account  maintenance  services they provide for their  customers who hold
Class A shares.  The services include,  among others,  answering  customer  inquiries about the Fund,  assisting in establishing  and  maintaining  accounts in the Fund,  making the Fund's  investment  plans available and providing other services at the request of the Fund or the  Distributor.  The  Distributor  makes payments to plan recipients quarterly  at an  annual  rate not to exceed  0.15% of the  average  annual  net  assets of Class A shares  held in accounts of the service providers or their customers.

         For the fiscal year ended July 31,  2001,  payments  under the Plan for Class A shares  totaled  $111,960, all of which  was  paid by the  Distributor  to  recipients.  That  included  $7,037  paid to an  affiliate  of the
Distributor.  Any unreimbursed  expenses the Distributor  incurs with respect to Class A shares for any fiscal year may not be recovered in subsequent  years.  The  Distributor  may not use payments  received under the Class A plan to pay any of its interest expenses, carrying charges, other financial costs, or allocation of overhead.

|_|      Class B and Class C Service and Distribution Plans.

         Under each plan,  service  fees and  distribution  fees are computed on the average of the net asset value of shares in the  respective  class,  determined  as of the close of each  regular  business day during the period.
The  Class B and  Class C plans  provide  for  the  Distributor  to be  compensated  at a flat  rate,  whether  the
Distributor's  distribution  expenses  are more or less than the  amounts  paid by the Fund under the plans  during that  period.  The types of services  that  recipients  provide  for the  service  fee are similar to the  services provided under Class A plans described above.

         The Class B and Class C plans permit the  Distributor  to retain both the  asset-based  sales  charges and the service fee on shares or to pay recipients the service fee on a quarterly  basis,  without  payment in advance.
The types of services  that  recipients  provide for the service  fee are similar to the  services  provided  under
Class A plans  described  above.  The  Distributor  presently  intends to pay recipients the service fee on Class B and Class C shares in  advance  for the first  year the shares  are  outstanding.  After the first year  shares are outstanding,  the  Distributor  makes payments  quarterly on those shares.  The advance payment is based on the net asset value of shares  sold.  Shares  purchased by exchange do not qualify for an advance  service fee payment.  If
Class B or Class C shares are redeemed  during the first year after their  purchase,  the  recipient of the service fees on those shares will be obligated to repay the  Distributor a pro rata portion of the advance  payment made on those shares.

         The  Distributor  retains the  asset-based  sales charge on Class B shares.  The  Distributor  retains the asset-based  sales  charge  on Class C shares  during  the  first  year the  shares  are  outstanding.  It pays the asset-based sales charge as an ongoing  concession to the dealer on Class C shares  outstanding for a year or more.
If a dealer has a special  agreement  with the  Distributor,  the  Distributor  will pay the Class B and/or Class C service fees and the asset-based  sales charge to the dealer  quarterly in lieu of paying the sales  concession and service fee in advance at the time of purchase.

         The  asset-based  sales  charge on Class B and Class C shares  allows  investors  to buy shares  without a front-end  sales  charge  while  allowing  the  Distributor  to  compensate  dealers  that sell those  shares.  The
Distributor's  actual  expenses  in selling  Class B and Class C shares may be more than the  payments  it receives from contingent  deferred sales charges  collected on redeemed  shares and from the Fund under the plans.  The Fund pays the asset-based  sales charge to the Distributor for its services  rendered in distributing  Class B and Class
C shares. The payments are made to the Distributor in recognition that the Distributor:

|_|      pays sales  concessions  to  authorized  brokers and dealers at the time of sale and pays  service fees as described above,
|_|      may finance  payment of sales  concessions  and/or the  advance of the  service fee payment to  recipients under the plans,  or may  provide  such  financing  from its own  resources  or from the  resources  of an affiliate,
|_|      employs personnel to support distribution of Class B and Class C shares, and
|_|      bears the costs of sales literature,  advertising and prospectuses  (other than those furnished to current shareholders) and state "blue sky" registration fees and certain other distribution expenses.
|_|      may not be able to adequately  compensate  dealers that sell Class B and Class C shares without  receiving payment under the plans and therefore may not be able to offer such Classes for sale absent the plans,
|_|      receives  payments under the plans consistent with the service fees and asset-based  sales charges paid by other non-proprietary funds that charge 12b-1 fees,
|_|      may use the  payments  under the plan to include  the Fund in various  third-party  distribution  programs that may increase sales of Fund shares,
|_|      may  experience   increased  difficulty  selling  the  Fund's  shares  if  payments  under  the  plan  are discontinued  because  most  competitor  funds have  plans that pay  dealers  for  rendering  distribution services as much or more than the amounts currently being paid by the Fund, and
|_|      may not be able to continue  providing,  at the same or at a lesser cost,  the same  quality  distribution sales  efforts and services,  or to obtain such  services  from brokers and dealers,  if the plan payments were to be discontinued.

         When Class B and Class C shares are sold without the  designation of a  broker-dealer,  the Distributor is automatically  designated as the broker-dealer of record.  In those cases, the Distributor  retains the service fee and asset-based sales charge paid on Class B and Class C shares.

         If either  the Class B or Class C plan is  terminated  by the Fund,  the Board of  Trustees  may allow the
Fund to continue  payments of the asset-based  sales charge to the Distributor for  distributing  shares before the plan was  terminated.  The Class B plan allows for the  carry-forward  of  distribution  expenses,  to be recovered from asset-based sales charges in subsequent fiscal periods.

 --------------------------------------------------------------------------------------------------------------------
 Distribution Fees Paid to the Distributor in the Fiscal Year Ended 7/31/01
 --------------------------------------------------------------------------------------------------------------------
 ---------------- ------------------------ ------------------------ ------------------------ ------------------------
 Class:           Total Payments Under     Amount Retained by       Distributor's            Distributor's
                                                                                             Unreimbursed Expenses
                                                                    Aggregate Unreimbursed   as % of Net Assets of
                  Plan                     Distributor              Expenses Under Plan      Class
 ---------------- ------------------------ ------------------------ ------------------------ ------------------------
 ---------------- ------------------------ ------------------------ ------------------------ ------------------------
 Class B Plan     $287,317                 $247,337                 $1,412,939                        2.67%
 ---------------- ------------------------ ------------------------ ------------------------ ------------------------
 ---------------- ------------------------ ------------------------ ------------------------ ------------------------
 Class C Plan     $  97,840                $  51,723                $   194,678                       1.00%
 ---------------- ------------------------ ------------------------ ------------------------ ------------------------

         All  payments  under the Class B and Class C plans are subject to the  limitations  imposed by the Conduct
Rules of the  National  Association  of  Securities  Dealers,  Inc. on payments of  asset-based  sales  charges and service fees to NASD members.

Performance of the Fund

Explanation  of Performance  Terminology.  The Fund uses a variety of terms to illustrate  its  performance.  These terms include  "standardized  yield,"  "tax-equivalent  yield,"  "dividend  yield,"  "average annual total return,"
"cumulative  total  return,"  "average  annual  total  return at net asset  value" and  "total  return at net asset value." An  explanation  of how yields and total returns are  calculated is set forth below.  The charts below show the Fund's  performance during its most recent fiscal year end. You can obtain current  performance  information by calling the Fund's  Transfer  Agent at  1-800-525-7048  or by visiting  the  OppenheimerFunds  Internet web site at
HTTP://WWW.OPPENHEIMERFUNDS.COM.
--------------------------------

         The  Fund's  illustrations  of its  performance  data in  advertisements  must  comply  with  rules of the
Securities and Exchange  Commission.  Those rules  describe the types of performance  data that may be used and how it is to be  calculated.  In  general,  any  advertisement  by the Fund of its  performance  data must  include the average  annual total returns for the advertised  class of shares of the Fund.  Those returns must be shown for the
1, 5 and  10-year  periods  (or the life of the  class,  if less)  ending as of the most  recently  ended  calendar quarter prior to the  publication  of the  advertisement  (or its  submission  for  publication).  Certain types of yields may also be shown, provided that they are accompanied by standardized average annual total returns.

         Use of  standardized  performance  calculations  enables an investor to compare the Fund's  performance to the  performance  of other funds for the same periods.  However,  a number of factors  should be considered  before using the Fund's performance information as a basis for comparison with other investments:

         |_| Yields and total returns  measure the  performance of a hypothetical  account in the Fund over various periods and do not show the performance of each shareholder's  account.  Your account's  performance will vary from the model  performance  data if your  dividends  are received in cash, or you buy or sell shares during the period, or you bought your shares at a different time and price than the shares used in the model.

         |_|  The Fund's performance returns do not reflect the effect of taxes on distributions.
         |_| An investment in the Fund is not insured by the FDIC or any other government agency.
         |_| The principal  value of the Fund's  shares,  and its yields and total returns are not  guaranteed  and normally will fluctuate on a daily basis.
         |_| When an investor's shares are redeemed, they may be worth more or less than their original cost.
         |_| Yields and total returns for any given past period represent  historical  performance  information and are not, and should not be considered, a prediction of future yields or returns.

         The  performance  of each class of shares is shown  separately,  because the  performance of each class of shares will  usually be  different.  That is because of the  different  kinds of  expenses  each class  bears.  The yields and total  returns of each class of shares of the Fund are  affected  by market  conditions,  the quality of the Fund's  investments,  the  maturity of those  investments,  the types of  investments  the Fund holds,  and its operating expenses that are allocated to the particular class.

         |X| Yields.  The Fund uses a variety of different  yields to illustrate  its current  returns.  Each class of shares calculates its yield separately because of the different expenses that affect each class.

         |_| Standardized  Yield. The "standardized  yield" (sometimes  referred to just as "yield") is shown for a class of shares for a stated thirty (30) day period.  It is not based on actual  distributions  paid by the Fund to shareholders in the thirty (30) day period,  but is a hypothetical  yield based upon the net investment income from the Fund's  portfolio  investments for that period.  It may therefore differ from the "dividend yield" for the same class of shares, described below.

         Standardized  yield  is  calculated  using  the  following  formula  set  forth in  rules  adopted  by the
Securities  and  Exchange  Commission,  designed to assure  uniformity  in the way that all funds  calculate  their yields:

                             Standardized Yield = 2[(a-b     6
                                                     --- + 1) - 1]
                                                     cd

         The symbols above represent the following factors:
         a =   dividends and interest earned during the thirty (30) day period.
         b =   expenses accrued for the period (net of any expense assumptions).
         c =   the  average  daily  number of shares of that class  outstanding  during the thirty  (30) day period that were entitled to receive dividends.
         d =   the  maximum  offering  price per share of that class on the last day of the  period,  adjusted  for undistributed net investment income.

         The  standardized  yield for a  particular  thirty  (30) day period  may  differ  from the yield for other periods.  The SEC formula  assumes that the  standardized  yield for a thirty (30) day period  occurs at a constant rate for a six (6) month period and is  annualized at the end of the six (6) month  period.  Additionally,  because each class of shares is subject to  different  expenses,  it is likely that the  standardized  yields of the Fund's classes of shares will differ for any thirty (30) day period.

         |_| Dividend  Yield.  The Fund may quote a "dividend  yield" for each class of its shares.  Dividend yield is based on the  dividends  paid on a class of shares  during the actual  dividend  period.  To calculate  dividend yield,  the dividends of a class declared during a stated period are added  together,  and the sum is multiplied by twelve (12) (to  annualize  the yield) and divided by the maximum  offering  price on the last day of the  dividend period.  The formula is shown below:

                  Dividend Yield = dividends paid x 12/maximum offering price (payment date)

         The maximum  offering  price for Class A shares  includes the current  maximum  initial sales charge.  The maximum  offering price for Class B and Class C shares is the net asset value per share,  without  considering  the effect of contingent  deferred sales charges.  The Class A dividend yield may also be quoted without  deducting the maximum initial sales charge.

         |_|  Tax-Equivalent  Yield. The  "tax-equivalent  yield" of a class of shares is the equivalent yield that would  have to be earned on a taxable  investment  to  achieve  the  after-tax  results  represented  by the Fund's tax-equivalent  yield.  It adjusts the Fund's  standardized  yield,  as calculated  above,  by a stated Federal tax rate.  Using  different  tax rates to show  different  tax  equivalent  yields shows  investors  in  different  tax brackets the tax equivalent yield of the Fund based on their own tax bracket.

         The  tax-equivalent  yield  is based  on a  thirty  (30) day  period,  and is  computed  by  dividing  the tax-exempt  portion of the Fund's  current yield (as  calculated  above) by one minus a stated income tax rate. The result is added to the portion (if any) of the Fund's current yield that is not tax-exempt.

         The  tax-equivalent  yield may be used to compare  the tax  effects of income  derived  from the Fund with income from  taxable  investments  at the tax rates  stated.  Your tax bracket is  determined  by your  Federal and state taxable  income (the net amount  subject to Federal and state income tax after  deductions  and  exemptions).
The tax-equivalent  yield table assumes that the investor is taxed at the highest bracket,  regardless of whether a switch to non-taxable investments would cause a lower bracket to apply.

----------------------------------------------------------------------------------------------------------------------

                               The Fund's Yields for the 30-Day Periods Ended 7/31/01
----------------------------------------------------------------------------------------------------------------------
------------------ --------------------------------- -------------------------------- --------------------------------
                                                                                       Tax-Equivalent Yield (41.29%
                          Standardized Yield                 Dividend Yield            Combined Federal/Pennsylvania
                                                                                               Tax Bracket)
Class of Shares
------------------ --------------------------------- -------------------------------- --------------------------------
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
                   Without Sales                     Without Sales                    Without Sales
                   Charge           After Sales      Charge          After Sales      Charge           After Sales
                                    Charge                           Charge                            Charge
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
Class A                      5.61%            5.34%           6.25%            5.95%            9.56%           9.10%
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
Class B                        N/A            4.85%           5.50%              N/A            8.25%             N/A
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------
Class C                        N/A            4.85%           5.51%              N/A            8.27%             N/A
------------------ ---------------- ---------------- --------------- ---------------- ---------------- ---------------

         |X| Total  Return  Information.  There are  different  types of "total  returns"  to  measure  the  Fund's performance.  Total return is the change in value of a  hypothetical  investment  in the Fund over a given  period, assuming  that all  dividends  and capital gains  distributions  are  reinvested in additional  shares and that the investment  is redeemed  at the end of the period.  Because of  differences  in expenses  for each class of shares, the total  returns for each class are  separately  measured.  The  cumulative  total return  measures the change in value over the entire  period (for  example,  ten (10)  years).  An average  annual  total return shows the average rate of return for each year in a period that would  produce the  cumulative  total return over the entire  period.
However,  average  annual total returns do not show actual  year-by-year  performance.  The Fund uses  standardized calculations for its total returns as prescribed by the SEC.  The methodology is discussed below.

         In  calculating  total  returns  for Class A  shares,  the  current  maximum  sales  charge of 4.75% (as a percentage  of the  offering  price) is deducted  from the  initial  investment  ("P")  (unless the return is shown without sales charge,  as described  below).  For Class B shares,  payment of the  applicable  contingent  deferred sales  charge is applied,  depending on the period for which the return is shown:  5.0% in the first year,  4.0% in the  second  year,  3.0% in the third and fourth  years,  2.0% in the fifth  year,  1.0% in the sixth year and none thereafter.  For Class C shares,  the 1% contingent  deferred  sales charge is deducted for returns for the one (1)
year period.

         |_| Average  Annual Total Return.  The "average  annual total  return" of each class is an average  annual compounded  rate of return  for each year in a  specified  number of years.  It is the rate of return  based on the change in value of a  hypothetical  initial  investment  of $1,000 ("P" in the formula  below) held for a number of years ("n") to achieve an Ending  Redeemable  Value  ("ERV" in the  formula) of that  investment,  according to the following formula:

                                                    1/n
                                                ERV
                                                --- - 1 = Average Annual Total Return
                                                 P

         |_| Cumulative Total Return.  The "cumulative  total return"  calculation  measures the change in value of a  hypothetical  investment  of $1,000  over an  entire  period of  years.  Its  calculation  uses some of the same factors  as  average  annual  total  return,  but it does  not  average  the rate of  return  on an  annual  basis.
Cumulative total return is determined as follows:

                                                ERV-P
                                                ----- = Total Return
                                                  P

         |_|  Total  Returns  at Net Asset  Value.  From time to time the Fund may also  quote a  cumulative  or an average annual total return "at net asset value"  (without  deducting  sales charges) for Class A, Class B or Class
C shares.  Each is based on the difference in net asset value per share at the  beginning  and  the end of the  period  for a  hypothetical  investment  in  that  class  of  shares  (without considering  front-end or contingent  deferred  sales charges) and takes into  consideration  the  reinvestment  of dividends and capital gains distributions.

----------------------------------------------------------------------------------------------------------------------

                               The Fund's Total Returns for the Periods Ended 7/31/01
----------------------------------------------------------------------------------------------------------------------
-------------- ------------------------- -----------------------------------------------------------------------------
                   Cumulative Total                              Average Annual Total Returns
                 Returns (10 years or
                    life of class)

Class of
Shares
-------------- ------------------------- -----------------------------------------------------------------------------
-------------- ------------------------- ------------------------- ------------------------- -------------------------
                                                                            5-Year                   10-Year
                                                  1-Year              (or life of class)        (or life of class)
-------------- ------------------------- ------------------------- ------------------------- -------------------------
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
                  After       Without       After       Without       After       Without       After       Without
                  Sales        Sales        Sales        Sales        Sales        Sales        Sales        Sales
                 Charge       Charge       Charge       Charge       Charge       Charge       Charge       Charge
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
Class A            67.50%1      75.84%1        2.96%        8.10%        3.67%        4.68%        5.29%        5.81%
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
Class B            39.64%2      39.64%2        2.40%        7.40%        3.57%        3.90%       4.13%2       4.13%2
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
Class C            27.59%3      27.59%3        6.30%        7.30%       3.90%3       3.90%3     4.20%(3)       4.20%3
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
1   Inception of Class A:  9/18/89
2   Inception of Class B:  5/3/93
3   Inception of Class C:  8/29/95

Other  Performance  Comparisons.  The Fund  compares its  performance  annually to that of an  appropriate  broadly based  market  index in its Annual  Report to  shareholders.  You can obtain that  information  by  contacting  the
Transfer  Agent  at the  addresses  or  telephone  numbers  shown  on the  cover of this  Statement  of  Additional
Information.  The Fund may also  compare its  performance  to that of other  investments,  including  other  mutual funds,  or use  rankings  of its  performance  by  independent  ranking  entities.  Examples  of these  performance comparisons are set forth below.

         |_|  Lipper  Rankings.  From time to time the Fund may  publish  the  ranking  of the  performance  of its shares by Lipper Analytical  Services,  Inc.  ("Lipper").  Lipper is a  widely-recognized  independent  mutual fund monitoring  service.  Lipper monitors the performance of regulated  investment  companies,  including the Fund, and ranks  their  performance  for  various  periods  based  on  categories  relating  to  investment  objectives.  The performance  of the Fund is ranked by Lipper  against all other  general  municipal  debt  funds,  other than money market funds,  and other  municipal  bond funds.  The Lipper  performance  rankings are based on total returns that include the  reinvestment  of capital gain  distributions  and income  dividends  but do not take sales  charges or taxes into consideration.  Lipper also publishes  "peer-group"  indices of the performance of all mutual funds in a category that it monitors and averages of the performance of the funds in particular categories.

         |_|  Morningstar  Ratings and  Rankings.  From time to time the Fund may  publish the ranking  and/or star rating of the  performance of its classes of shares by Morningstar,  Inc.,  ("Morningstar")  an independent  mutual fund  monitoring  service.  Morningstar  rates and ranks  mutual  funds in broad  investment  categories:  domestic stock funds,  international  stock funds,  taxable bond funds and municipal bond funds. The Fund is included in the municipal bond funds category.

         Morningstar   proprietary  star  ratings  reflect  historical   risk-adjusted   total  investment  return.
Investment  return  measures a fund's (or class's)  one,  three,  five and ten-year  average  annual total  returns
(depending  on the  inception  of the fund or  class)  in  excess  of  90-day  U.S.  Treasury  bill  returns  after considering  the fund's sales charges and expenses.  Risk measures a fund's (or class's)  performance  below ninety
(90) day U.S.  Treasury bill returns.  Risk and investment  return are combined to produce star ratings  reflecting performance  relative  to the other  funds in a fund's  category.  Five stars is the  "highest"  rating (top 10% of funds in a category),  four stars is "above  average" (next 22.5%),  three stars is "average" (next 35%), two stars is "below  average"  (next 22.5%) and one star is "lowest"  (bottom 10%). The current star rating is the fund's (or class's) 3-year rating or its combined 3- and 5-year rating (weighted  60%/40%  respectively),  or its combined 3-,
5-, and 10-year rating (weighted 40%, 30% and 30%,  respectively),  depending on the inception date of the fund (or class). Ratings are subject to change monthly.

         The Fund may also compare its total  return  ranking to that of other funds in its  Morningstar  category, in addition to its star  ratings.  Those total  return  rankings  are  percentages  from one percent to one hundred percent and are not risk adjusted.  For example,  if a fund is in the 94th  percentile,  that means that 94% of the funds in the same category performed better than it did.

         |_|  Performance  Rankings  and  Comparisons  by Other  Entities and  Publications.  From time to time the
Fund may  include  in its  advertisements  and sales  literature  performance  information  about the Fund cited in newspapers  and other  periodicals  such as The New York  Times,  the Wall  Street  Journal,  Barron's,  or similar publications.  That  information  may include  performance  quotations  from other  sources,  including  Lipper and
Morningstar.  The  performance of the Fund's Class A, Class B or Class C shares may be compared in  publications to the  performance  of various  market  indices or other  investments,  and averages,  performance  rankings or other benchmarks prepared by recognized mutual fund statistical services.

         Investors  may also wish to  compare  the  Fund's  Class A,  Class B or Class C returns  to the  return on fixed-income  investments  available from banks and thrift  institutions.  Those include  certificates  of deposit, ordinary  interest-paying  checking and savings accounts,  and other forms of fixed or variable time deposits,  and various other  instruments such as Treasury bills.  However,  the Fund's returns and share price are not guaranteed or insured by the FDIC or any other agency and will  fluctuate  daily,  while bank  depository  obligations  may be insured by the FDIC and may  provide  fixed  rates of return.  Repayment  of  principal  and payment of interest on
Treasury securities is backed by the full faith and credit of the U.S. government.

         From time to time, the Fund may publish  rankings or ratings of the Manager or Transfer Agent,  and of the investor services  provided by them to shareholders of the Oppenheimer  funds,  other than performance  rankings of the  Oppenheimer  funds  themselves.  Those  ratings or  rankings of  shareholder  and  investor  services by third parties may include  comparisons of their services to those provided by other mutual fund families  selected by the rating or ranking  services.  They may be based upon the opinions of the rating or ranking  service  itself,  using its research or judgment, or based upon surveys of investors, brokers, shareholders or others.

         From time to time the Fund may  include  in its  advertisements  and  sales  literature  the total  return performance of a hypothetical  investment  account that includes  shares of the fund and other  Oppenheimer  funds.
The combined  account may be part of an  illustration of an asset  allocation  model or similar  presentation.  The account  performance  may combine total return  performance  of the fund and the total return  performance of other
Oppenheimer funds included in the account.  Additionally,  from time to time, the Fund's  advertisements  and sales literature may include,  for  illustrative or comparative  purposes,  statistical data or other  information  about general or specific market and economic conditions. That may include, for example,
o        information  about the  performance  of certain  securities  or  commodities  markets or segments of those markets,
o        information about the performance of the economies of particular countries or regions,
o        the earnings of companies  included in segments of particular  industries,  sectors,  securities  markets, countries or regions,
o        the availability of different types of securities or offerings of securities,
o        information  relating  to the gross  national  or gross  domestic  product of the  United  States or other countries or regions,
o        comparisons  of  various  market   sectors  or  indices  to  demonstrate   performance,   risk,  or  other
     characteristics of the Fund.

-------------------------------------------------------------------------------------------------------------------
ABOUT YOUR ACCOUNT
-------------------------------------------------------------------------------------------------------------------

How to Buy Shares

         Additional  information  is presented  below about the methods that can be used to buy shares of the Fund.
Appendix C contains more  information  about the special  sales charge  arrangements  offered by the Fund,  and the circumstances in which sales charges may be reduced or waived for certain classes of investors.

AccountLink.  When shares are purchased  through  AccountLink,  each purchase must be at least $25.  Shares will be purchased on the regular  business day the  Distributor  is  instructed to initiate the  Automated  Clearing  House
("ACH")  transfer to buy the shares.  Dividends  will begin to accrue on shares  purchased with the proceeds of ACH transfers on the business day the Fund receives  Federal  Funds for the purchase  through the ACH system before the close of The New York Stock Exchange.  The Exchange  normally closes at 4:00 P.M., but may close earlier on certain days.  If  Federal  Funds are  received  on a business  day after the close of the  Exchange,  the  shares  will be purchased  and dividends  will begin to accrue on the next regular  business day. The proceeds of ACH transfers are normally  received by the Fund three (3) days after the transfers are initiated.  The  Distributor and the Fund are not responsible for any delays in purchasing shares resulting from delays in ACH transmissions.

Reduced  Sales  Charges.  As discussed in the  Prospectus,  a reduced sales charge rate may be obtained for Class A shares under Right of  Accumulation  and Letters of Intent  because of the economies of sales efforts and reduction in expenses  realized by the  Distributor,  dealers and brokers  making such sales.  No sales  charge is imposed in certain  other  circumstances  described in Appendix C to this  Statement  of  Additional  Information  because the
Distributor or dealer or broker incurs little or no selling expenses.

         |X| Right of  Accumulation.  To qualify for the lower sales  charge  rates that apply to larger  purchases of Class A shares, you and your spouse can add together:

              |_| Class A and Class B shares you purchase for your  individual  accounts(including  IRAs and 403(b)
                  plans),  or for your  joint  accounts,  or for  trust or  custodial  accounts  on  behalf of your children who are minors,
              |_| current  purchases  of Class A and  Class B shares  of the Fund and  other  Oppenheimer  funds to reduce the sales charge rate that applies to current purchases of Class A shares, and
              |_| Class A and Class B shares of Oppenheimer  funds you previously  purchased  subject to an initial or  contingent  deferred  sales charge to reduce the sales  charge rate for current  purchases of
                  Class A shares, provided that you still hold your investment in one of the Oppenheimer funds.

         A fiduciary can count all shares purchased for a trust,  estate or other fiduciary account  (including one or more employee  benefit plans of the same  employer) that has multiple  accounts.  The  Distributor  will add the value,  at current  offering  price,  of the shares you  previously  purchased  and  currently  own to the value of current  purchases to determine  the sales charge rate that  applies.  The reduced  sales charge will apply only to current purchases.  You must request it when you buy shares.

         |X| The Oppenheimer  Funds.  The Oppenheimer  funds are those mutual funds for which the Distributor  acts as the distributor or the sub-distributor and currently include the following:

Oppenheimer Bond Fund                                         Oppenheimer Municipal Bond Fund
Oppenheimer California Municipal Fund                         Oppenheimer New York Municipal Fund
Oppenheimer Capital Appreciation Fund                         Oppenheimer New Jersey Municipal Fund
Oppenheimer Capital Preservation Fund                         Oppenheimer Pennsylvania Municipal Fund
Oppenheimer Capital Income Fund                               Oppenheimer Quest Balanced Value Fund
Oppenheimer Champion Income Fund                              Oppenheimer Quest Capital Value Fund, Inc.
Oppenheimer Concentrated Growth Fund                          Oppenheimer Quest Global Value Fund, Inc.
Oppenheimer Convertible Securities Fund                       Oppenheimer Quest Opportunity Value Fund
Oppenheimer Developing Markets Fund                           Oppenheimer Quest Value Fund, Inc.
Oppenheimer Disciplined Allocation Fund                       Oppenheimer Real Asset Fund
Oppenheimer Discovery Fund                                    Oppenheimer Rochester Municipals
Oppenheimer Emerging Growth Fund                              Oppenheimer Senior Floating Rate Fund
Oppenheimer Emerging Technologies Fund                        Oppenheimer Small Cap Value Fund
Oppenheimer Enterprise Fund                                   Oppenheimer Special Value Fund
Oppenheimer Europe Fund                                       Oppenheimer Strategic Income Fund
Oppenheimer Global Fund                                       Oppenheimer Total Return Fund, Inc.
Oppenheimer Global Growth & Income Fund                       Oppenheimer Trinity Core Fund
Oppenheimer Gold & Special Minerals Fund                      Oppenheimer Trinity Large Cap Growth Fund
Oppenheimer Growth Fund                                       Oppenheimer Trinity Value Fund
Oppenheimer High Yield Fund                                   Oppenheimer U.S. Government Trust
Oppenheimer Intermediate Municipal Fund                       Oppenheimer Value Fund
Oppenheimer International Bond Fund                           Limited-Term New York Municipal Fund
Oppenheimer International Growth Fund                         Rochester Fund Municipals
Oppenheimer International Small Company Fund                  OSM1- Gartmore Millennium Growth Fund
Oppenheimer Limited-Term Government Fund                      OSM1 - Jennison Growth Fund
Oppenheimer Main Street Growth & Income Fund                  OSM1 - Mercury Advisors S&P 500 Index
Oppenheimer Main Street Opportunity Fund                      OSM1 - Mercury Advisors Focus Growth Fund
Oppenheimer Main Street Small Cap Fund                        OSM1 - QM Active Balanced Fund
Oppenheimer MidCap Fund                                       OSM1 - Salomon Brothers Capital Fund
Oppenheimer Multiple Strategies Fund
and the following money market funds:

Centennial America Fund, L. P.                                Centennial New York Tax Exempt Trust
Centennial California Tax Exempt Trust                        Centennial Tax Exempt Trust
Centennial Government Trust                                   Oppenheimer Cash Reserves
Centennial Money Market Trust                                 Oppenheimer Money Market Fund, Inc.

1 - "OSM" is Oppenheimer Select Managers

         There is an  initial  sales  charge on the  purchase  of Class A shares of each of the  Oppenheimer  funds
except  the  money  market  funds.  Under  certain   circumstances   described  in  this  Statement  of  Additional
Information,  redemption  proceeds of certain  money  market fund  shares may be subject to a  contingent  deferred sales charge.

Letters of Intent.  Under a Letter of Intent,  if you purchase  Class A shares or Class A and Class B shares of the
Fund and other Oppenheimer funds during a 13-month period, you can reduce the sales charge rate that  applies to your  purchases  of Class A shares.  The total  amount of your  intended  purchases of both Class A and Class B shares will  determine  the  reduced  sales  charge rate for the Class A shares  purchased during that period.  You can include purchases made up to 90 days before the date of the Letter.

         A Letter of Intent is an investor's  statement in writing to the  Distributor of the intention to purchase
Class A shares or Class A and Class B shares of the Fund (and  other  Oppenheimer  funds)  during a  thirteen  (13)
month period (the "Letter of Intent  period").  At the investor's  request,  this may include  purchases made up to ninety  (90)  days  prior to the date of the  Letter.  The  Letter  states  the  investor's  intention  to make the aggregate  amount of purchases of shares  which,  when added to the  investor's  holdings of shares of those funds, will  equal or exceed  the  amount  specified  in the  Letter.  Purchases  made by  reinvestment  of  dividends  or distributions  of capital  gains and  purchases  made at net asset value  without  sales charge do not count toward satisfying the amount of the Letter.

         A Letter  enables  an  investor  to count  the Class A and Class B shares  purchased  under the  Letter to obtain the reduced  sales  charge rate on  purchases  of Class A shares of the Fund (and other  Oppenheimer  funds)
that applies  under the Right of  Accumulation  to current  purchases of Class A shares.  Each  purchase of Class A shares under the Letter will be made at the public  offering  price  (including the sales charge) that applies to a single lump-sum purchase of shares in the amount intended to be purchased under the Letter.

         In submitting a Letter,  the investor makes no commitment to purchase shares.  However,  if the investor's purchases  of shares  within  the  Letter of Intent  period,  when  added to the value (at  offering  price) of the investor's  holdings  of  shares on the last day of that  period,  do not equal or  exceed  the  intended  purchase amount,  the investor  agrees to pay the  additional  amount of sales charge  applicable  to such  purchases.  That amount is  described  in "Terms of  Escrow,"  below  (those  terms may be amended by the  Distributor  from time to time).  The  investor  agrees  that shares  equal in value to 5% of the  intended  purchase  amount will be held in escrow by the Transfer  Agent subject to the Terms of Escrow.  Also,  the investor  agrees to be bound by the terms of the Prospectus,  this Statement of Additional  Information and the Application  used for a Letter of Intent.  If those  terms are  amended,  as they may be from time to time by the Fund,  the  investor  agrees to be bound by the amended terms and that those amendments will apply automatically to existing Letters of Intent.

         If the total  eligible  purchases  made  during  the  Letter of Intent  period do not equal or exceed  the intended  purchase amount,  the concessions  previously paid to the dealer of record for the account and the amount of sales charge retained by the  Distributor  will be adjusted to the rates  applicable to actual total  purchases.
If total eligible  purchases during the Letter of Intent period exceed the intended  purchase amount and exceed the amount needed to qualify for the next sales charge rate  reduction set forth in the  Prospectus,  the sales charges paid will be adjusted to the lower rate.  That  adjustment  will be made only if and when the dealer returns to the
Distributor  the excess of the amount of  concessions  allowed or paid to the dealer over the amount of concessions that apply to the actual amount of purchases.  The excess  concessions  returned to the Distributor will be used to purchase  additional  shares for the  investor's  account at the net asset value per share in effect on the date of such purchase, promptly after the Distributor's receipt thereof.

         In determining  the total amount of purchases made under a Letter,  shares  redeemed by the investor prior to the  termination  of the Letter of Intent  period will be deducted.  It is the  responsibility  of the dealer of record  and/or the  investor  to advise the  Distributor  about the Letter in placing any  purchase  orders for the investor during the Letter of Intent period.  All of such purchases must be made through the Distributor.

         |X|  Terms of Escrow That Apply to Letters of Intent.

         1.    Out of the initial  purchase (or  subsequent  purchases  if  necessary)  made  pursuant to a Letter, shares of the Fund equal in value up to 5% of the intended  purchase  amount  specified in the Letter shall be held in escrow by the Transfer  Agent.  For example,  if the intended  purchase  amount is $50,000,  the escrow shall be shares valued in the amount of $2,500  (computed at the public  offering  price  adjusted for a $50,000  purchase).
Any dividends and capital gains distributions on the escrowed shares will be credited to the investor's account.

         2.    If the total minimum  investment  specified  under the Letter is completed  within the thirteen (13)
month Letter of Intent period, the escrowed shares will be promptly released to the investor.

         3.    If, at the end of the thirteen  (13) month Letter of Intent period the total  purchases  pursuant to the Letter are less than the  intended  purchase  amount  specified in the Letter,  the investor  must remit to the
Distributor  an amount equal to the  difference  between the dollar amount of sales  charges  actually paid and the amount of sales  charges  which would have been paid if the total amount  purchased had been made at a single time.
That sales charge  adjustment  will apply to any shares  redeemed  prior to the  completion  of the Letter.  If the difference  in sales  charges is not paid within  twenty days after a request from the  Distributor  or the dealer, the  Distributor  will,  within sixty days of the  expiration of the Letter,  redeem the number of escrowed  shares necessary  to  realize  such  difference  in sales  charges.  Full  and  fractional  shares  remaining  after  such redemption  will be released from escrow.  If a request is received to redeem  escrowed shares prior to the payment of such additional sales charge, the sales charge will be withheld from the redemption proceeds.

         4.    By signing the Letter,  the investor  irrevocably  constitutes  and  appoints the Transfer  Agent as attorney-in-fact to surrender for redemption any or all escrowed shares.

5.       The  shares  eligible  for  purchase  under the Letter  (or the  holding  of which may be  counted  toward completion of a Letter) include:
(a)      Class A shares  sold with a  front-end  sales  charge or subject to a Class A  contingent  deferred  sales charge,
(b)      Class B shares of other Oppenheimer funds acquired subject to a contingent deferred sales charge, and
(c)      Class A or Class B  shares  acquired  by  exchange  of  either  (1)  Class A  shares  of one of the  other
                   Oppenheimer  funds that were acquired subject to a Class A initial or contingent  deferred sales charge or (2) Class B shares of one of the other  Oppenheimer  funds that were acquired  subject to a contingent deferred sales charge.

         6.    Shares held in escrow  hereunder  will  automatically  be  exchanged  for shares of another  fund to which an exchange is requested,  as described in the section of the  Prospectus  entitled "How to Exchange  Shares"
and the escrow will be transferred to that other fund.

Asset  Builder  Plans.  To establish an Asset Builder Plan to buy shares  directly  from a bank  account,  you must enclose a check (the minimum is $25) for the initial  purchase  with your  application.  Shares  purchased by Asset
Builder  Plan  payments  from bank  accounts  are  subject to the  redemption  restrictions  for  recent  purchases described  in the  Prospectus.  Asset  Builder  Plans  are  available  only if your  bank is an ACH  member.  Asset
Builder  Plans  may  not be  used  to buy  shares  for  OppenheimerFunds  employer-sponsored  qualified  retirement accounts.  Asset Builder Plans also enable  shareholders of Oppenheimer  Cash Reserves to use their fund account to make monthly automatic purchases of shares of up to four other Oppenheimer funds.

         If you make  payments  from your bank  account to purchase  shares of the Fund,  your bank account will be debited  automatically.  Normally  the debit  will be made two  business  days  prior to the  investment  dates you selected on your  Application.  Neither the  Distributor,  the Transfer Agent nor the Fund shall be responsible for any delays in purchasing shares that result from delays in ACH transmission.

         Before you establish Asset Builder  payments,  you should obtain a prospectus of the selected fund(s) from your  financial  advisor (or the  Distributor)  and  request an  application  from the  Distributor.  Complete  the application  and return it. You may change the amount of your Asset  Builder  payment or your can  terminate  these automatic  investments  at any time by writing to the  Transfer  Agent.  The Transfer  Agent  requires a reasonable period  (approximately  ten (10) days) after receipt of your  instructions to implement them. The Fund reserves the right to amend, suspend, or discontinue offering Asset Builder plans at any time without prior notice.

Cancellation  of Purchase  Orders.  Cancellation  of purchase  orders for the Fund's  shares (for  example,  when a purchase  check is  returned  to the Fund  unpaid)  causes a loss to be  incurred  when the net asset  value of the
Fund's  shares on the  cancellation  date is less than on the  purchase  date.  That loss is equal to the amount of the  decline  in the net asset  value per share  multiplied  by the  number of shares in the  purchase  order.  The investor  is  responsible  for  that  loss.  If the  investor  fails to  compensate  the  Fund  for the  loss,  the
Distributor  will do so. The Fund may  reimburse  the  Distributor  for that  amount by  redeeming  shares from any account registered in that investor's name, or the Fund or the Distributor may seek other redress.

Classes of Shares.  Each class of shares of the Fund  represents an interest in the same  portfolio of  investments of the Fund. However,  each class has different  shareholder  privileges and features.  The net income attributable to  Class B or  Class C  shares  and the  dividends  payable  on  Class B or  Class C  shares  will be  reduced  by incremental  expenses borne solely by that class.  Those expenses  include the  asset-based  sales charges to which
Class B and Class C are subject.

         The  availability  of three (3) classes of shares  permits an investor to choose the method of  purchasing shares that is more  appropriate  for the investor.  That may depend on the amount of the  purchase,  the length of time the investor  expects to hold shares,  and other  relevant  circumstances.  Class A shares in general are sold subject to an initial  sales charge.  While Class B and Class C shares have no initial  sales  charge,  the purpose of the  deferred  sales  charge and  asset-based  sales charge on Class B and Class C shares is the same as that of the initial  sales charge on Class A shares - to  compensate  the  Distributor  and brokers,  dealers and financial institutions  that sell shares of the Fund. A salesperson who is entitled to receive  compensation  from his or her firm for selling Fund shares may receive  different  levels of compensation  for selling one class of shares rather than another.

         The  Distributor  will not  accept any order in the  amount of  $500,000  or more for Class B shares or $1 million or more for Class C shares on behalf of a single  investor (not  including  dealer "street name" or omnibus accounts).  That is because  generally it will be more  advantageous  for that investor to purchase  Class A shares of the Fund.

         |X|  Class B  Conversion.  The  conversion  of Class B shares  to Class A shares  after  six (6)  years is subject to the  continuing  availability  of a private  letter  ruling from the  Internal  Revenue  Service,  or an opinion of counsel or tax  adviser,  to the effect  that the  conversion  of Class B shares does not  constitute  a taxable  event for the  shareholder  under Federal  income tax law. If that revenue  ruling or opinion is no longer available,  the automatic  conversion  feature may be suspended.  In that event, no further  conversions of Class B shares would occur while such  suspension  remained in effect.  Although Class B shares could then be exchanged for
Class A shares on the basis of relative  net asset value of the two  classes,  without  the  imposition  of a sales charge or fee, such exchange could  constitute a taxable event for the holder,  and absent such  exchange,  Class B shares might  continue to be subject to the  asset-based  sales charge for longer than six (6) years.  Shareholders should  consult their tax advisors  regarding  the state and local tax  consequences  of the  conversion of Class B shares into Class A shares, or any other conversion or exchange of shares.

         |X|  Allocation of Expenses.  The Fund pays expenses  related to its daily  operations,  such as custodian fees,  trustees'  fees,  transfer agency fees,  legal fees and auditing  costs.  Those expenses are paid out of the
Fund's assets and are not paid directly by  shareholders.  However,  those  expenses  reduce the net asset value of shares, and therefore are indirectly borne by shareholders through their investment.

         The  methodology  for calculating  the net asset value,  dividends and  distributions  of the Fund's share classes  recognizes two types of expenses.  General expenses that do not pertain  specifically to any one class are allocated  pro rata to the shares of all classes.  The  allocation  is based on the  percentage of the Fund's total assets that is represented by the assets of each class, and then equally to each  outstanding  share within a given class.  Such general expenses  include  management fees,  legal,  bookkeeping and audit fees,  printing and mailing costs of shareholder reports,  Prospectuses,  Statements of Additional  Information and other materials for current shareholders,  fees to unaffiliated Trustees,  custodian expenses, share issuance costs,  organization and start-up costs, interest, taxes and brokerage commissions, and non-recurring expenses, such as litigation costs.

         Other  expenses  that are  directly  attributable  to a  particular  class are  allocated  equally to each outstanding  share  within that class.  Examples of such  expenses  include  distribution  and service plan (12b-1)
fees, transfer and shareholder  servicing agent fees and expenses,  share registration fees and shareholder meeting expenses (to the extent that such expenses pertain only to a specific class).

Determination  of Net Asset  Values Per Share.  The net asset  values per share of each class of shares of the Fund are  determined  as of the close of business of The New York Stock  Exchange on each day that the Exchange is open.
It is done by  dividing  the value of the Fund's net assets  attributable  to that class by the number of shares of that class that are  outstanding.  The Exchange  normally closes at 4:00 P.M., New York time, but may close earlier on some  other  days (for  example,  in case of weather  emergencies  or on days  falling  before a  holiday).  The
Exchange's  most recent annual  announcement  (which is subject to change)  states that it will close on New Year's
Day,  Martin Luther King,  Jr. Day,  Presidents'  Day,  Good Friday,  Memorial Day,  Independence  Day,  Labor Day,
Thanksgiving Day and Christmas Day.  It may also close on other days.

         Dealers  other than  Exchange  members may conduct  trading in municipal  securities  on days on which the
Exchange is closed  (including  weekends and U.S.  holidays) or after 4:00 P.M. on a regular  business day. Because the Fund's net asset  values will not be  calculated  on those days,  the Fund's net asset  values per share may be significantly affected on such days when shareholders may not purchase or redeem shares.

         |X| Securities  Valuation.  The Fund's Board of Trustees has  established  procedures for the valuation of the Fund's securities.  In general those procedures are as follows:

         |_| Long-term debt  securities  having a remaining  maturity in excess of sixty (60) days are valued based on the mean between the "bid" and "asked" prices  determined by a portfolio  pricing service approved by the Fund's
Board of  Trustees  or  obtained  by the  Manager  from two active  market  makers in the  security on the basis of reasonable inquiry.
         |_| The following  securities are valued at the mean between the "bid" and "asked" prices  determined by a pricing  service  approved by the Fund's Board of Trustees or obtained by the Manager from two active market makers in the security on the basis of reasonable inquiry:

(1)      debt instruments that have a maturity of more than three hundred ninety-seven (397) days when issued,
(2)      debt  instruments  that had a maturity of three  hundred  ninety-seven  (397) days or less when issued and have a remaining maturity of more than sixty (60) days, and
(3)      non-money  market debt instruments  that had a maturity of three hundred  ninety-seven  (397) days or less when issued and which have a remaining maturity of sixty (60) days or less.

         |_| The following  securities are valued at cost,  adjusted for  amortization of premiums and accretion of discounts:

(1)      money  market  debt  securities  held by a  non-money  market  fund that had a maturity of less than three hundred  ninety-seven  (397) days when issued  that have a  remaining  maturity of sixty (60) days or less, and
(2)      debt  instruments  held  by a  money  market  fund  that  have  a  remaining  maturity  of  three  hundred ninety-seven (397) days or less.

         |_| Securities not having  readily-available  market  quotations are valued at fair value determined under the Board's procedures.

         If the Manager is unable to locate two market makers  willing to give quotes,  a security may be priced at the mean between the "bid" and "asked"  prices  provided by a single  active  market maker (which in certain  cases may be the "bid" price if no "asked" price is available).

         In the case of municipal  securities,  when last sale information is not generally available,  the Manager may use pricing  services  approved by the Board of Trustees.  The pricing service may use "matrix"  comparisons to the prices for  comparable  instruments  on the basis of quality,  yield,  maturity.  Other special  factors may be involved (such as the  tax-exempt  status of the interest paid by municipal  securities).  The Manager will monitor the accuracy of the pricing  services.  That monitoring may include  comparing prices used for portfolio  valuation to actual sales prices of selected securities.

         Puts,  calls,  Interest Rate Futures and Municipal Bond Index Futures are valued at the last sale price on the principal  exchange on which they are traded or on NASDAQ,  as applicable,  as determined by a pricing  service approved  by the Board of  Trustees  or by the  Manager.  If there were no sales that day,  they shall be valued at the last sale  price on the  preceding  trading  day if it is within the spread of the  closing  "bid" and  "asked"
prices on the  principal  exchange or on NASDAQ on the  valuation  date. If not, the value shall be the closing bid price on the  principal  exchange or on NASDAQ on the  valuation  date. If the put, call or future is not traded on an exchange or on NASDAQ,  it shall be valued by the mean between "bid" and "asked" prices  obtained by the Manager from two active market makers. In certain cases that may be at the "bid" price if no "asked" price is available.

         When the Fund  writes an  option,  an amount  equal to the  premium  received  is  included  in the Fund's
Statement of Assets and Liabilities as an asset.  An equivalent  credit is included in the liability  section.  The credit is adjusted  ("marked-to-market")  to reflect the current  market value of the option.  In  determining  the
Fund's gain on  investments,  if a call or put written by the Fund is exercised,  the proceeds are increased by the premium  received.  If a call or put  written  by the  Fund  expires,  the  Fund  has a gain in the  amount  of the premium.  If the Fund  enters  into a  closing  purchase  transaction,  it will have a gain or loss,  depending  on whether the premium  received was more or less than the cost of the closing  transaction.  If the Fund  exercises a put it holds,  the amount the Fund  receives on its sale of the  underlying  investment is reduced by the amount of premium paid by the Fund.

How to Sell Shares

         The  information  below  supplements  the terms  and  conditions  for  redeeming  shares  set forth in the
Prospectus.

Checkwriting.  When a check is presented to the Fund's bank for  clearance,  the bank will ask the Fund to redeem a sufficient  number of full and  fractional  shares in the  shareholder's  account to cover the amount of the check.
This enables the  shareholder to continue to receive  dividends on those shares until the check is presented to the
Fund.  Checks may not be  presented  for  payment at the  offices of the bank  listed on the check or at the Fund's custodian  bank.  That  limitation  does not affect the use of checks for the payment of bills or to obtain cash at other banks. The Fund reserves the right to amend, suspend or discontinue offering  checkwriting  privileges at any time.  The Fund will provide you notice whenever it is required to do so by applicable law.

         In choosing to take  advantage  of the  Checkwriting  privilege by signing the Account  Application  or by completing a Checkwriting card, each individual who signs:

(1)      for individual  accounts,  represents  that they are the registered  owner(s) of the shares of the Fund in that account;
(2)      for  accounts for  corporations,  partnerships,  trusts and other  entities,  represents  that they are an officer,  general  partner,  trustee or other fiduciary or agent,  as applicable,  duly authorized to act on behalf of such registered owner(s);
(3)      authorizes  the Fund,  its  Transfer  Agent and any bank  through  which the Fund's  drafts  (checks)  are payable to pay all checks  drawn on the Fund  account of such  person(s)  and to redeem a  sufficient amount of shares from that account to cover payment of each check;
(4)      specifically  acknowledges  that if they  choose  to  permit  checks  to be  honored  if there is a single signature  on checks drawn  against  joint  accounts,  or accounts  for  corporations,  partnerships, trusts or other  entities,  the  signature  of any one  signatory  on a check will be  sufficient  to authorize  payment of that check and redemption from the account,  even if that account is registered in the  names  of more  than  one  person  or more  than  one  authorized  signature  appears  on the
              Checkwriting card or the Application, as applicable;
(5)      understands  that the  Checkwriting  privilege may be terminated or amended at any time by the Fund and/or the Fund's bank; and
(6)      acknowledges  and agrees that neither the Fund nor its bank shall incur any liability  for that  amendment or termination of checkwriting  privileges or for redeeming shares to pay checks reasonably  believed by them to be genuine,  or for  returning  or not paying  checks that have not been  accepted for any reason.

Reinvestment  Privilege.  Within six (6) months of a  redemption,  a  shareholder  may  reinvest all or part of the redemption proceeds of :

|_|      Class A shares  that you  purchased  subject  to an  initial  sales  charge  or Class A shares  on which a contingent deferred sales charge was paid, or
|_|      Class B shares that were subject to the Class B contingent deferred sales charge when redeemed.

         The  reinvestment  may be made without sales charge only in Class A shares of the Fund or any of the other
Oppenheimer  funds into which shares of the Fund are  exchangeable as described in "How to Exchange  Shares" below.
Reinvestment  will be at the net asset value next  computed  after the Transfer  Agent  receives  the  reinvestment order.  The  shareholder  must  ask the  Transfer  Agent  for that  privilege  at the  time of  reinvestment.  This privilege  does not apply to Class C shares.  The Fund may  amend,  suspend  or cease  offering  this  reinvestment privilege at any time as to shares redeemed after the date of such amendment, suspension or cessation.

         Any capital gain that was realized when the shares were  redeemed is taxable,  and  reinvestment  will not alter any  capital  gains tax payable on that gain.  If there has been a capital  loss on the  redemption,  some or all of the loss may not be tax  deductible,  depending  on the  timing and  amount of the  reinvestment.  Under the
Internal  Revenue Code, if the  redemption  proceeds of Fund shares on which a sales charge was paid are reinvested in shares of the Fund or another of the  Oppenheimer  funds within ninety (90) days of payment of the sales charge, the  shareholder's  basis in the  shares of the Fund that were  redeemed  may not  include  the amount of the sales charge paid.  That would reduce the loss or increase the gain  recognized  from the  redemption.  However,  in that case the sales  charge would be added to the basis of the shares  acquired by the  reinvestment  of the  redemption proceeds.

Payments "In Kind".  The Prospectus  states that payment for shares  tendered for redemption is ordinarily  made in cash.  However,  under  certain  circumstances,  the Board of Trustees of the Fund may  determine  that it would be detrimental to the best interests of the remaining  shareholders of the Fund to make payment of a redemption  order wholly  or  partly  in  cash.  In that  case,  the Fund may pay the  redemption  proceeds  in whole or in part by a distribution "in kind" of liquid securities from the portfolio of the Fund, in lieu of cash.

         The Fund has elected to be governed by Rule 18f-1 under the  Investment  Company Act. Under that rule, the
Fund is  obligated  to redeem  shares  solely in cash up to the lesser of  $250,000  or 1% of the net assets of the
Fund during any 90-day period for any one  shareholder.  If shares are redeemed in kind, the redeeming  shareholder might incur  brokerage or other costs in selling the securities for cash.  The Fund will value  securities  used to pay  redemptions  in kind using the same method the Fund uses to value its  portfolio  securities  described  above under  "Determination  of Net Asset Values Per Share." That  valuation  will be made as of the time the  redemption price is determined.

Involuntary  Redemptions.  The Fund's Board of Trustees has the right to cause the  involuntary  redemption  of the shares  held in any  account if the  aggregate  net asset  value of those  shares is less than $200 or such  lesser amount as the Board  may fix.  The Board of  Trustees  will not cause the  involuntary  redemption  of shares in an account if the aggregate net asset value of such shares has fallen below the stated  minimum  solely as a result of market  fluctuations.  If the Board  exercises this right,  it may also fix the  requirements  for any notice to be given to the  shareholders  in  question  (not less than  thirty  (30)  days).  The  Board  may  alternatively  set requirements  for the shareholder to increase the investment,  or set other terms and conditions so that the shares would not be involuntarily redeemed.

Transfers of Shares.  A transfer of shares to a different  registration  is not an event that  triggers the payment of sales  charges.  Therefore,  shares are not subject to the payment of a contingent  deferred sales charge of any class at the time of  transfer to the name of another  person or entity.  It does not matter  whether the  transfer occurs by absolute assignment,  gift or bequest, as long as it does not involve,  directly or indirectly,  a public sale of the shares.  When shares subject to a contingent  deferred sales charge are  transferred,  the  transferred shares will remain  subject to the  contingent  deferred  sales charge.  It will be calculated as if the transferee shareholder  had  acquired  the  transferred  shares in the same  manner  and at the same time as the  transferring shareholder.

         If less than all shares  held in an account  are  transferred,  and some but not all shares in the account would be subject to a  contingent  deferred  sales  charge if  redeemed  at the time of  transfer,  the  priorities described  in the  Prospectus  under "How to Buy Shares" for the  imposition  of the Class B or Class C  contingent deferred sales charge will be followed in determining the order in which shares are transferred.

Special  Arrangements  for  Repurchase of Shares from Dealers and Brokers.  The  Distributor is the Fund's agent to repurchase  its  shares  from  authorized  dealers or brokers  on behalf of their  customers.  Shareholders  should contact their broker or dealer to arrange this type of redemption.  The repurchase  price per share will be the net asset value next  computed  after the  Distributor  receives an order placed by the dealer or broker.  However,  if the  Distributor  receives  a  repurchase  order  from a dealer  or broker  after  the close of The New York  Stock
Exchange on a regular  business  day, it will be  processed at that day's net asset value if the order was received by the dealer or broker from its customers  prior to the time the Exchange  closes.  Normally,  the Exchange closes at 4:00  P.M.,  but may do so  earlier on some days.  Additionally,  the order  must have been  transmitted  to and received by the Distributor prior to its close of business that day (normally 5:00 P.M.).

         Ordinarily,  for accounts  redeemed by a broker-dealer  under this procedure,  payment will be made within three business days after the shares have been redeemed upon the Distributor's  receipt of the required  redemption documents  in  proper  form.  The  signature(s)  of the  registered  owners  on the  redemption  documents  must be guaranteed as described in the Prospectus.

Automatic  Withdrawal  and  Exchange  Plans.  Investors  owning  shares  of the Fund  valued  at $5,000 or more can authorize  the  Transfer  Agent to redeem  shares  (having a value of at least  $50)  automatically  on a  monthly, quarterly,  semi-annual  or annual  basis  under an  Automatic  Withdrawal  Plan.  Shares  will be  redeemed  three business days prior to the date  requested by the  shareholder  for receipt of the payment.  Automatic  withdrawals of up to $1,500  per month may be  requested  by  telephone  if  payments  are to be made by check  payable  to all shareholders  of record.  Payments  must also be sent to the address of record for the account and the address must
not  have  been   changed   within   the  prior   thirty   (30)   days.   Required   minimum   distributions   from
OppenheimerFunds-sponsored retirement plans may not be arranged on this basis.

         Payments are normally made by check,  but  shareholders  having  AccountLink  privileges  (see "How To Buy
Shares") may arrange to have Automatic  Withdrawal Plan payments  transferred to the bank account designated on the
Account  Application or by  signature-guaranteed  instructions to the Transfer Agent.  Shares are normally redeemed pursuant to an Automatic  Withdrawal  Plan three (3) business days before the payment  transmittal  date you select in the Account  Application.  If a contingent  deferred sales charge applies to the  redemption,  the amount of the check or payment will be reduced accordingly.

         The Fund cannot  guarantee  receipt of a payment on the date  requested.  The Fund  reserves  the right to amend,  suspend or discontinue  offering these plans at any time without prior notice.  Because of the sales charge assessed on Class A share  purchases,  shareholders  should not make  regular  additional  Class A share  purchases while  participating  in an  Automatic  Withdrawal  Plan.  Class B and Class C  shareholders  should not  establish withdrawal plans,  because of the potential  imposition of the contingent deferred sales charge on such withdrawals
(except  where the Class B and Class C  contingent  deferred  sales  charge is waived as described in Appendix C to this Statement of Additional Information).

         By  requesting  an  Automatic  Withdrawal  or  Exchange  Plan,  the  shareholder  agrees  to the terms and conditions  that apply to such plans,  as stated below.  These  provisions  may be amended from time to time by the
Fund and/or the Distributor.  When adopted, any amendments will automatically apply to existing Plans.

         |X|  Automatic   Exchange   Plans.   Shareholders   can  authorize  the  Transfer   Agent  to  exchange  a
pre-determined  amount  of  shares  of the  Fund  for  shares  (of the  same  class)  of  other  Oppenheimer  funds automatically on a monthly,  quarterly,  semi-annual or annual basis under an Automatic  Exchange Plan. The minimum amount  that  may be  exchanged  to each  other  fund  account  is $25.  Instructions  should  be  provided  on the
OppenheimerFunds  Application or  signature-guaranteed  instructions.  Exchanges made under these plans are subject to the  restrictions  that apply to exchanges as set forth in "How to Exchange  Shares" in the Prospectus and below in this Statement of Additional Information.

         |X|  Automatic   Withdrawal  Plans.  Fund  shares  will  be  redeemed  as  necessary  to  meet  withdrawal payments.  Shares  acquired  without a sales  charge  will be  redeemed  first.  Shares  acquired  with  reinvested dividends and capital gains  distributions will be redeemed next,  followed by shares acquired with a sales charge, to the  extent  necessary  to make  withdrawal  payments.  Depending  upon the  amount  withdrawn,  the  investor's principal  may be depleted.  Payments  made under these plans should not be considered as a yield or income on your investment.

         The  Transfer  Agent  will  administer  the  investor's   Automatic  Withdrawal  Plan  as  agent  for  the
shareholder(s)  (the  "Planholder") who executed the Plan  authorization and application  submitted to the Transfer
Agent.  Neither the Fund nor the Transfer  Agent shall incur any liability to the  Planholder  for any action taken or not taken by the Transfer  Agent in good faith to administer  the Plan.  Share  certificates  will not be issued for shares of the Fund  purchased for and held under the Plan,  but the Transfer  Agent will credit all such shares to the account of the  Planholder on the records of the Fund.  Any share  certificates  held by a Planholder may be surrendered  unendorsed  to the Transfer  Agent with the Plan  application  so that the shares  represented  by the certificate may be held under the Plan.

         For accounts subject to Automatic  Withdrawal Plans,  distributions of capital gains must be reinvested in shares of the Fund,  which will be done at net asset  value  without a sales  charge.  Dividends  on shares held in the account may be paid in cash or reinvested.

         Shares will be redeemed to make  withdrawal  payments at the net asset value per share  determined  on the redemption  date.  Checks or AccountLink  payments  representing  the proceeds of Plan withdrawals will normally be transmitted  three  business  days prior to the date  selected for receipt of the payment,  according to the choice specified in writing by the Planholder.  Receipt of payment on the date selected cannot be guaranteed.

         The amount and the interval of  disbursement  payments and the address to which checks are to be mailed or
AccountLink  payments  are to be sent may be changed  at any time by the  Planholder  by  writing  to the  Transfer
Agent.  The  Planholder  should allow at least two weeks' time after  mailing such  notification  for the requested change to be put in effect.  The  Planholder  may, at any time,  instruct the Transfer  Agent by written  notice to redeem  all, or any part of, the shares  held under the Plan.  That  notice  must be in proper  form in  accordance with the  requirements  of the  then-current  Prospectus of the Fund. In that case,  the Transfer Agent will redeem the number of shares  requested  at the net asset value per share in effect and will mail a check for the  proceeds to the Planholder.

         The  Planholder  may  terminate  a Plan at any time by writing to the  Transfer  Agent.  The Fund may also give  directions to the Transfer  Agent to terminate a Plan. The Transfer Agent will also terminate a Plan upon its receipt  of  evidence  satisfactory  to it  that  the  Planholder  has  died  or  is  legally  incapacitated.  Upon termination  of a Plan by the  Transfer  Agent or the  Fund,  shares  that have not been  redeemed  will be held in uncertificated  form  in the  name  of the  Planholder.  The  account  will  continue  as a  dividend-reinvestment, uncertificated  account unless and until proper instructions are received from the Planholder,  his or her executor or guardian, or another authorized person.

         To use shares held under the Plan as  collateral  for a debt,  the  Planholder  may request  issuance of a portion of the shares in  certificated  form.  Upon written  request from the  Planholder,  the Transfer Agent will determine the number of shares for which a  certificate  may be issued  without  causing the  withdrawal  checks to stop.  However, should such uncertificated shares become exhausted, Plan withdrawals will terminate.

         If the  Transfer  Agent ceases to act as transfer  agent for the Fund,  the  Planholder  will be deemed to have appointed any successor transfer agent to act as agent in administering the Plan.

How to Exchange Shares

         As stated in the  Prospectus,  shares of a  particular  class of  Oppenheimer  funds  having more than one class of  shares  may be  exchanged  only for  shares  of the same  class of other  Oppenheimer  funds.  Shares  of
Oppenheimer  funds  that have a single  class  without a class  designation  are  deemed  "Class A" shares for this purpose.  You can obtain a current  list  showing  which funds offer which  classes by calling the  Distributor  at
1.800.525.7048.

         |_| All of the Oppenheimer  funds currently offer Class A, B and C shares except  Oppenheimer Money Market
Fund, Inc., Centennial Money Market Trust,  Centennial Tax Exempt Trust,  Centennial  Government Trust,  Centennial
New York Tax Exempt Trust,  Centennial  California Tax Exempt Trust, and Centennial  America Fund, L.P., which only offer Class A shares.
         |_| Class B and Class C shares of  Oppenheimer  Cash  Reserves are  generally  available  only by exchange from the same class of shares of other Oppenheimer funds or through OppenheimerFunds sponsored 401 (k) plans
         |_| Only certain  Oppenheimer  funds  currently offer Class Y shares.  Class Y shares of Oppenheimer  Real
Asset Fund are not exchangeable.
         |_| Class M shares of  Oppenheimer  Convertible  Securities  Fund may be exchanged only for Class A shares of other  Oppenheimer  funds.  They may not be acquired by exchange of shares of any class of any other Oppenheimer funds except Class A shares of Oppenheimer  Money Market Fund or Oppenheimer Cash Reserves  acquired by exchange of
Class M shares.
         |_| Class X shares of Limited Term New York  Municipal  Fund can be  exchanged  only for Class B shares of other Oppenheimer funds and no exchanges may be made to Class X shares.
         |_| Shares of  Oppenheimer  Capital  Preservation  Fund may not be  exchanged  for  shares of  Oppenheimer
Money  Market  Fund,  Inc.,   Oppenheimer  Cash  Reserves  or  Oppenheimer   Limited-Term   Government  Fund.  Only
participants in certain  retirement plans may purchase shares of Oppenheimer  Capital  Preservation  Fund, and only those  participants may exchange shares of other Oppenheimer funds for shares of Oppenheimer  Capital  Preservation
Fund.
         |_|  Class A shares of Oppenheimer Senior Floating Rate Fund are not available by exchange of shares of
Oppenheimer Money Market Fund or Class A shares of Oppenheimer Cash Reserves. If any Class A shares of another
Oppenheimer fund that are exchanged for Class A shares of Oppenheimer Senior Floating Rate Fund are subject to the Class A contingent deferred sales charge of the other Oppenheimer fund at the time of exchange, the holding period for that Class A contingent deferred sales charge will carry over to the Class A shares of Oppenheimer
Senior Floating Rate Fund acquired in the exchange. The Class A shares of Oppenheimer Senior Floating Rate Fund acquired in that exchange will be subject to the Class A Early Withdrawal Charge of Oppenheimer Senior Floating
Rate Fund if they are repurchased before the expiration of the holding period.
         |_|  Class A, Class B, Class C and Class Y Shares of Oppenheimer Select Managers Mercury Advisors S&P
Index Fund and Oppenheimer Select Managers QM Active Balanced Fund are only available to retirement plans and are available only by exchange from the same class of shares of other Oppenheimer funds held by retirement plans.

         Class A shares of  Oppenheimer  funds may be  exchanged  at net asset value for shares of any money market fund  offered  by the  Distributor.  Shares of any money  market  fund  purchased  without  a sales  charge  may be exchanged for shares of  Oppenheimer  funds offered with a sales charge upon payment of the sales charge.  They may also be used to purchase shares of Oppenheimer funds subject to an early withdrawal  charge or contingent  deferred sales charge.

         Shares of Oppenheimer  Money Market Fund, Inc.  purchased with the redemption  proceeds of shares of other mutual funds (other than funds  managed by the Manager or its  subsidiaries)  redeemed  within the thirty (30) days prior to that purchase may  subsequently be exchanged for shares of other  Oppenheimer  funds without being subject to an initial sales charge or contingent  deferred  sales charge.  To qualify for that  privilege,  the investor or the  investor's  dealer must notify the  Distributor  of  eligibility  for this privilege at the time the shares of
Oppenheimer  Money Market Fund,  Inc. are  purchased.  If requested,  they must supply proof of entitlement to this privilege.

         Shares  of the Fund  acquired  by  reinvestment  of  dividends  or  distributions  from  any of the  other
Oppenheimer  funds or from any unit investment trust for which  reinvestment  arrangements  have been made with the
Distributor may be exchanged at net asset value for shares of any of the Oppenheimer funds.

         The Fund may amend, suspend or terminate the exchange privilege at any time.  Although the Fund may impose these changes at any time, it will provide you with notice of those changes whenever it is required to do so by applicable law.  It may be required to provide 60 days notice prior to materially amending or terminating the exchange privilege.  That 60 day notice is not required in extraordinary circumstances.

         |_| How Exchanges  Affect  Contingent  Deferred  Sales  Charges.  No contingent  deferred  sales charge is imposed on exchanges of shares of any class  purchased  subject to a contingent  deferred  sales  charge.  However, when Class A shares  acquired by  exchange  of Class A shares of other  Oppenheimer  funds  purchased  subject to a
Class A  contingent  deferred  sales  charge are redeemed  within  eighteen  (18) months of the end of the calendar month of the initial  purchase of the exchanged  Class A shares,  the Class A contingent  deferred  sales charge is imposed  on the  redeemed  shares.  The Class B  contingent  deferred  sales  charge is  imposed  on Class B shares acquired by exchange if they are redeemed  within six (6) years of the initial  purchase of the  exchanged  Class B shares.  The Class C contingent  deferred  sales  charge is imposed on Class C shares  acquired by exchange if they are redeemed within twelve (12) months of the initial purchase of the exchanged Class C shares.

         When Class B or Class C shares are redeemed to effect an  exchange,  the  priorities  described in "How To
Buy Shares" in the  Prospectus  for the  imposition of the Class B or the Class C contingent  deferred sales charge will be  followed  in  determining  the  order in  which  the  shares  are  exchanged.  Before  exchanging  shares, shareholders  should take into account how the exchange may affect any contingent  deferred sales charge that might be imposed in the  subsequent  redemption of remaining  shares.  Shareholders  owning shares of more than one class must specify which class of shares they wish to exchange.

         |_| Limits on  Multiple  Exchange  Orders.  The Fund  reserves  the right to reject  telephone  or written exchange  requests  submitted  in bulk by anyone on behalf of more than one account.  The Fund may accept  requests for exchanges of up to fifty (50)  accounts per day from  representatives  of  authorized  dealers that qualify for this privilege.

         |_|  Telephone  Exchange  Requests.  When  exchanging  shares by  telephone,  a  shareholder  must have an existing  account  in the fund to which  the  exchange  is to be  made.  Otherwise,  the  investors  must  obtain a
Prospectus  of that fund before the  exchange  request may be  submitted.  If all  telephone  lines are busy (which might occur, for example,  during periods of substantial  market  fluctuations),  shareholders might not be able to request exchanges by telephone and would have to submit written exchange requests.

         |_|  Processing  Exchange  Requests.  Shares to be exchanged are redeemed on the regular  business day the
Transfer Agent receives an exchange request in proper form (the "Redemption  Date").  Normally,  shares of the fund to be acquired are purchased on the  Redemption  Date,  but such purchases may be delayed by either fund up to five business  days if it  determines  that it  would  be  disadvantaged  by an  immediate  transfer  of the  redemption proceeds.  The Fund reserves the right, in its  discretion,  to refuse any exchange  request that may  disadvantage
it. For example,  if the receipt of multiple  exchange  requests  from a dealer might  require the  disposition  of portfolio  securities at a time or at a price that might be  disadvantageous  to the Fund,  the Fund may refuse the request.  For full or partial  exchanges of an account made by  telephone,  any special  account  features  such as
Asset Builder Plans and Automatic  Withdrawal  Plans will be switched to the new account  unless the Transfer Agent is  instructed  otherwise.  When you  exchange  some or all of your shares  from one fund to  another,  any special account  feature  such as an Asset  Builder  Plan or Automatic  Withdrawal  Plan,  will be switched to the new fund account unless you tell the Transfer Agent not to do so.  However,  special  redemption and exchange  features such as Automatic  Exchange Plans and Automatic  Withdrawal Plans cannot be switched to an account in Oppenheimer Senior
Floating Rate Fund.

         In  connection  with any  exchange  request,  the number of shares  exchanged  may be less than the number requested if the exchange or the number  requested  would  include  shares  subject to a  restriction  cited in the
Prospectus or this Statement of Additional  Information,  or would include  shares  covered by a share  certificate that is not  tendered  with  the  request.  In  those  cases,  only  the  shares  available  for  exchange  without restriction will be exchanged.

         The different  Oppenheimer  funds available for exchange have different  investment  objectives,  policies and risks.  A  shareholder  should  assure that the fund  selected is  appropriate  for his or her  investment  and should be aware of the tax consequences of an exchange.  For federal income tax purposes,  an exchange  transaction is treated as a  redemption  of shares of one fund and a purchase of shares of another.  "Reinvestment  Privilege,"
above, discusses some of the tax

consequences of  reinvestment of redemption  proceeds in such cases.  The Fund, the  Distributor,  and the Transfer
Agent are unable to provide  investment,  tax or legal  advice to a  shareholder  in  connection  with an  exchange request or any other investment transaction.

Dividends, Capital Gains and Taxes

Dividends  and  Distributions.  Dividends  will be  payable  on shares  held of record at the time of the  previous determination  of net asset value,  or as otherwise  described in "How to Buy Shares." Daily  dividends will not be declared or paid on newly  purchased  shares until such time as Federal  Funds (funds  credited to a member  bank's account at the Federal Reserve Bank) are available from the purchase  payment for such shares.  Normally,  purchase checks  received from investors are converted to Federal Funds on the next business day. Shares  purchased  through dealers or brokers  normally  are paid for by the third  business  day  following  the  placement  of the  purchase order.

         Shares  redeemed  through the regular  redemption  procedure will be paid dividends  through and including the day on which the  redemption  request is received  by the  Transfer  Agent in proper  form.  Dividends  will be declared on shares  repurchased  by a dealer or broker for three (3) business  days  following the trade date (that is, up to and including the day prior to settlement of the  repurchase).  If all shares in an account are redeemed, all  dividends  accrued  on shares of the same  class in the  account  will be paid  together  with the  redemption proceeds.

         The Fund's  practice of  attempting to pay  dividends on Class A shares at a constant  level  requires the
Manager to monitor the Fund's portfolio and, if necessary,  to select higher-yielding  securities when it is deemed appropriate  to seek income at the level  needed to meet the  target.  Those  securities  must be within the Fund's investment  parameters,  however.  The Fund expects to pay  dividends at a targeted  level from its net  investment income and other distributable income without any impact on the net asset values per share.

         The  amount of a  distribution  paid on a class of shares may vary from time to time  depending  on market conditions,  the  composition  of the Fund's  portfolio,  and expenses  borne by the Fund or borne  separately by a class.  Dividends  are  calculated  in the same  manner,  at the same  time and on the same day for  shares of each class.  However,  dividends  on Class B and Class C shares  are  expected  to be lower  than  dividends  on Class A shares.  That is due to the effect of the asset-based  sales charge on Class B and Class C shares.  Those dividends will also differ in amount as a consequence  of any  difference in net asset value among Class A, Class B and Class
C shares.

         Dividends,  distributions  and the  proceeds  of the  redemption  of Fund  shares  represented  by  checks returned to the Transfer  Agent by the Postal  Service as  undeliverable  will be invested in shares of Oppenheimer
Money Market Fund,  Inc.  Reinvestment  will be made as promptly as possible after the return of such checks to the
Transfer  Agent,  to enable the  investor to earn a return on  otherwise  idle  funds.  Unclaimed  accounts  may be subject to state  escheatment  laws,  and the Fund and the  Transfer  Agent will not be liable to  shareholders  or their representatives for compliance with those laws in good faith.

Tax Status of the Fund's  Dividends  and  Distributions.  The Fund intends to qualify  under the  Internal  Revenue
Code during each fiscal year to pay  "exempt-interest  dividends" to its  shareholders.  Exempt-interest  dividends that are derived from net  investment  income earned by the Fund on municipal  securities  will be excludable  from gross income of shareholders for federal income tax purposes.

         Net investment  income  includes the allocation of amounts of income from the municipal  securities in the
Fund's  portfolio  that  are  free  from  federal  income  taxes.  This  allocation  will be made by the use of one designated  percentage  applied  uniformly  to  all  income  dividends  paid  during  the  Fund's  tax  year.  That designation  will normally be made  following the end of each fiscal year as to income  dividends paid in the prior year.  The  percentage of income  designated  as tax-exempt  may  substantially  differ from the  percentage of the
Fund's income that was tax-exempt for a given period.

         A  portion  of the  exempt-interest  dividends  paid by the  Fund  may be an item  of tax  preference  for shareholders  subject to the federal  alternative  minimum tax.  The amount of any  dividends  attributable  to tax preference  items  for  purposes  of the  alternative  minimum  tax  will be  identified  when tax  information  is distributed by the Fund.

         A  shareholder  receiving  a dividend  from  income  earned by the Fund from one or more of the  following sources treats the dividend as a receipt of either  ordinary  income or long-term  capital gain in the  computation of gross income, regardless of whether the dividend is reinvested:

(1)      certain  taxable  temporary  investments  (such  as  certificates  of  deposit,   repurchase   agreements,
              commercial paper and obligations of the U.S. government, its agencies and instrumentalities);
(2)      income from securities loans; or
(3)      an excess of net short-term capital gain over net long-term capital loss from the Fund.

         The  Fund's  dividends  will  not be  eligible  for the  dividends-received  deduction  for  corporations.
Shareholders  receiving  Social Security  benefits should be aware that  exempt-interest  dividends are a factor in determining  whether such  benefits  are subject to federal  income tax.  Losses  realized by  shareholders  on the redemption  of Fund shares  within six months of purchase  (which  period may be shortened by  regulation)  will be disallowed for federal income tax purposes to the extent of exempt-interest dividends received on such shares.

         If the Fund qualifies as a "regulated  investment  company"  under the Internal  Revenue Code, it will not be liable for federal  income  taxes on amounts  paid by it as  dividends  and  distributions.  That  qualification enables the Fund to "pass  through" its income and realized  capital gains to  shareholders  without  having to pay tax on them. This avoids a double tax on that income and capital gains, since  shareholders  normally will be taxed on the  dividends  and capital  gains they receive from the Fund (unless the Fund's shares are held in a retirement account or the shareholder is otherwise exempt from tax). The Fund qualified as a regulated  investment  company in its last fiscal year and intends to qualify in future  years,  but reserves the right not to qualify.  The Internal
Revenue Code contains a number of complex tests to determine  whether the Fund  qualifies.  The Fund might not meet those  tests in a  particular  year.  If it does not  qualify,  the Fund will be  treated  for tax  purposes  as an ordinary  corporation  and will  receive no tax  deduction  for  payments of dividends  and  distributions  made to shareholders.

         Shares of the Fund will be exempt from  Pennsylvania  county personal property taxes to the extent that on the annual assessment date the Fund's portfolio securities consist of :

         |_|  Pennsylvania municipal securities, and
         |_|  obligations  of the U.S.  government  (and certain  qualifying  obligations  of  governments  of U.S.
         territories, agencies and instrumentalities).

         To the extent that  distributions  paid by the Fund are derived from  interest on  Pennsylvania  municipal securities,  qualifying  obligations of the U.S.  government and certain  qualifying  obligations of governments of
U.S.  territories,  agencies  and  instrumentalities,  those  distributions  will also be exempt from  Pennsylvania personal  income tax, and in the case of residents of  Philadelphia,  exempt from the investment  income tax of the
School District of Philadelphia.  Distributions  from the Fund attributable to income from sources other than those will generally be subject to Pennsylvania personal income tax.

         Corporations  that are subject to the Pennsylvania  corporate net income tax will not be subject to tax on distributions  received from the Fund provided that such  distributions  are not included in federal taxable income determined  before net operating loss  deductions and special  deductions.  As a result of a  pronouncement  by the
Pennsylvania  Department of Revenue,  an investment in the Fund by a corporate  shareholder will apparently qualify as an  exempt  asset  for  purposes  of  the  single  asset  apportionment  fraction  available  in  computing  the
Pennsylvania  capital  stock/foreign  franchise  tax to the extent that the Fund's  portfolio  securities  comprise investments in  Pennsylvania  and/or U.S.  government  securities  that would be exempt assets if owned directly by the corporation.

         Under the Internal  Revenue  Code,  by December 31 each year the Fund must  distribute  98% of its taxable investment  income earned from January 1 through  December 31 of that year and 98% of its capital gains realized in the period from  November 1 of the prior year  through  October 31 of the current  year.  If it does not,  the Fund must pay an excise tax on the amounts not  distributed.  It is presently  anticipated that the Fund will meet those requirements.  However,  the Fund's Board of Trustees and the Manager might  determine in a particular year that it would be in the best  interest of  shareholders  not to make  distributions  at the required  levels and to pay the excise tax on the  undistributed  amounts.  That would reduce the amount of income or capital  gains  available for distribution to shareholders.

Dividend  Reinvestment  in Another  Fund.  Shareholders  of the Fund may elect to  reinvest  all  dividends  and/or capital  gains  distributions  in shares of the same  class of any of the other  Oppenheimer  funds  listed  above.
Reinvestment  will be made at net asset value without  sales charge.  To elect this option,  the  shareholder  must notify the  Transfer  Agent in writing and must have an existing  account in the fund  selected  for  reinvestment.
Otherwise the shareholder  must first obtain a prospectus for that fund and an application  from the Transfer Agent to establish  an account.  The  investment  will be made at the net asset value per share in effect at the close of business on the payable date of the dividend or distribution.  Dividends and/or  distributions  from certain of the other Oppenheimer funds may be invested in shares of this Fund on the same basis.

Additional Information About the Fund

The Distributor.  The Fund's shares are sold through dealers,  brokers and other financial  institutions  that have a sales  agreement  with  OppenheimerFunds  Distributor,  Inc., a subsidiary of the Manager that acts as the Fund's
Distributor.  The Distributor also distributes  shares of the other  Oppenheimer funds and is  sub-distributor  for funds managed by a subsidiary of the Manager.

The Transfer Agent.         OppenheimerFunds  Services,  the Fund's  Transfer  Agent, is a division of the Manager.
It is responsible for maintaining the Fund's  shareholder  registry and  shareholder  accounting  records,  and for paying dividends and  distributions  to  shareholders.  It also handles  shareholder  servicing and  administrative functions.  It serves as the Transfer  Agent for an annual per account fee. It also acts as  shareholder  servicing agent for the other Oppenheimer  funds.  Shareholders  should direct inquiries about their accounts to the Transfer
Agent at the address and toll-free numbers shown on the back cover.

The Custodian.  Citibank,  N.A. is the Custodian of the Fund's assets.  The  Custodian's  responsibilities  include safeguarding and controlling the Fund's portfolio  securities,  and handling the delivery of such securities to and from the Fund.  It will be the  practice of the Fund to deal with the  Custodian  in a manner  uninfluenced  by any banking  relationship  the  Custodian may have with the Manager and its  affiliates.  The Fund's cash balances with the Custodian in excess of $100,000 are not protected by Federal Deposit  Insurance.  Those uninsured  balances may at times be substantial.

Independent  Auditors.  KPMG LLP are the  independent  auditors  of the  Fund.  They  audit  the  Fund's  financial statements  and perform  other related  audit  services.  They also act as auditors for certain other funds advised by the Manager and its affiliates.

INDEPENDENT AUDITORS' REPORT

================================================================================
 To the Board of Trustees and Shareholders of
 Oppenheimer Pennsylvania Municipal Fund:

 We have audited the accompanying statement of assets and liabilities, including the statement of investments, of Oppenheimer Pennsylvania Municipal Fund as of
 July 31, 2001, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.
      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of July 31, 2001, by correspondence with the custodian and brokers or by other appropriate auditing procedures where replies from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
 We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of
 Oppenheimer Pennsylvania Municipal Fund as of July 31, 2001, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP
------------
 KPMG LLP

 Denver, Colorado
 August 21, 2001

STATEMENT OF INVESTMENTS  July 31, 2001

   Principal                                                                                                 Market Value
      Amount                                                                  Coupon          Maturity         See Note 1
===========================================================================================================================

 Municipal Bonds and Notes--97.2%
---------------------------------------------------------------------------------------------------------------------------
 Pennsylvania--90.0%
  $   35,000   Allegheny County Greater Pittsburgh International Airport       5.625%       01/01/2023         $   35,539
---------------------------------------------------------------------------------------------------------------------------
   1,845,000   Allegheny County Greater Pittsburgh International Airport       6.625        01/01/2022          1,907,785
---------------------------------------------------------------------------------------------------------------------------
      30,000   Allegheny County HDA (Children's Hospital Pittsburgh)           6.750        07/01/2008             30,486
---------------------------------------------------------------------------------------------------------------------------
     200,000   Allegheny County HDA (Children's Hospital Pittsburgh)           6.875        07/01/2014            202,640
---------------------------------------------------------------------------------------------------------------------------
     500,000   Allegheny County HDA (Ohio Valley General Hospital)             5.875        04/01/2011            479,160
---------------------------------------------------------------------------------------------------------------------------
     280,000   Allegheny County HDA (Presbyterian University Health Center)    6.000        11/01/2023            288,884
---------------------------------------------------------------------------------------------------------------------------
   1,500,000   Allegheny County HDA (The Covenant at South Hills)              8.625        02/01/2021          1,536,795
---------------------------------------------------------------------------------------------------------------------------
   1,400,000   Allegheny County HDA (West Penn Allegheny Health System)        6.500        11/15/2030          1,563,758
---------------------------------------------------------------------------------------------------------------------------
      10,000   Allegheny County HDA (West Penn Allegheny Health System)        9.250        11/15/2015             10,432
---------------------------------------------------------------------------------------------------------------------------
   7,870,000   Allegheny County HDA (West Penn Allegheny Health System)        9.250        11/15/2030          8,159,931
---------------------------------------------------------------------------------------------------------------------------
   1,900,000   Allegheny County HDA RITES(1)                                  15.678(2)     11/15/2030          2,788,934
---------------------------------------------------------------------------------------------------------------------------
   2,000,000   Allegheny County HEBA (Robert Morris College)                   6.250        02/15/2026          2,032,580
---------------------------------------------------------------------------------------------------------------------------
   1,000,000   Allegheny County HEBA (Thiel College)                           5.375        11/15/2029            978,570
---------------------------------------------------------------------------------------------------------------------------
      65,000   Allegheny County IDA (Airport Special Facilities/US Airways)    8.875        03/01/2021             64,426
---------------------------------------------------------------------------------------------------------------------------
     130,000   Allegheny County IDA (USX Corp.)                                5.500        12/01/2029            122,361
---------------------------------------------------------------------------------------------------------------------------
     115,000   Allegheny County IDA (USX Corp.)                                5.600        09/01/2030            109,763
---------------------------------------------------------------------------------------------------------------------------
     165,000   Allegheny County IDA (USX Corp.)                                6.700        12/01/2020            170,115
---------------------------------------------------------------------------------------------------------------------------
      10,000   Allegheny County Residential Finance Authority                  5.625        11/01/2023             10,108
---------------------------------------------------------------------------------------------------------------------------
      25,000   Allegheny County Residential Finance Authority                  6.600        11/01/2014             25,754
---------------------------------------------------------------------------------------------------------------------------
      25,000   Allegheny County Residential Finance Authority                  7.400        12/01/2022             25,531
---------------------------------------------------------------------------------------------------------------------------
      50,000   Allegheny County Sanitation Authority                           6.500        12/01/2011             50,587
---------------------------------------------------------------------------------------------------------------------------
      15,000   Allegheny County Sanitation Authority                           6.500        06/01/2013             15,176
---------------------------------------------------------------------------------------------------------------------------
      50,000   Armstrong County HA (St. Francis Health Care Services)          6.750        08/15/2012             52,003
---------------------------------------------------------------------------------------------------------------------------
     200,000   Bangor Area School District GO                                  6.500        03/01/2007            200,632
---------------------------------------------------------------------------------------------------------------------------
      40,000   Beaver County IDA (Colt Industries/J&L Specialty Steel)         7.000        06/01/2008             40,300
---------------------------------------------------------------------------------------------------------------------------
      75,000   Beaver County IDA (J&L Special Products Corp.)                  6.600        09/01/2010             75,555
---------------------------------------------------------------------------------------------------------------------------
      65,000   Beaver County IDA (J. Ray McDermott & Company)                  6.800        02/01/2009             61,133
---------------------------------------------------------------------------------------------------------------------------
      20,000   Beaver County IDA (St. Joe Minerals Corp.)                      6.000        05/01/2007             20,022
---------------------------------------------------------------------------------------------------------------------------
     130,000   Beaver County IDA (Toledo Edison Company)                       7.625        05/01/2020            140,202
---------------------------------------------------------------------------------------------------------------------------
   2,000,000   Beaver County IDA (Toledo Edison Company)                       7.750        05/01/2020          2,180,100
---------------------------------------------------------------------------------------------------------------------------
      10,000   Beaver County IDA (Toledo Edison Company)                       7.750        05/01/2020             10,900
---------------------------------------------------------------------------------------------------------------------------
      75,000   Bensalem Township (Water & Sewer)                               6.500        12/01/2014             77,197
---------------------------------------------------------------------------------------------------------------------------
   1,000,000   Berks County GO MVRICS                                          9.620(2)     11/10/2020          1,130,000
---------------------------------------------------------------------------------------------------------------------------
      75,000   Berks County IDA (Construction Fasteners)                       6.400        03/01/2015             75,060
---------------------------------------------------------------------------------------------------------------------------
   1,300,000   Bucks County IDA (Chandler Hall Health Care Facility)           6.300        05/01/2029          1,113,437
---------------------------------------------------------------------------------------------------------------------------
     100,000   Bucks County IDA (USX Corp.)                                    5.600        03/01/2033             95,035
---------------------------------------------------------------------------------------------------------------------------
     255,000   Cambria County IDA (Bethlehem Steel Corp.)                      7.500        09/01/2015            130,336
---------------------------------------------------------------------------------------------------------------------------
   1,500,000   Carbon County IDA (Panther Creek Partners)                      6.650        05/01/2010          1,555,110
---------------------------------------------------------------------------------------------------------------------------
       5,000   Charleroi Area School Authority, Series C                       5.750        11/15/2013              5,167
---------------------------------------------------------------------------------------------------------------------------
   2,525,000   Chester Guaranteed Host Community, Series B                     5.800        12/01/2013          2,636,984
---------------------------------------------------------------------------------------------------------------------------
     370,000   Columbia County Hospital Authority (Bloomsburg Hospital)        5.900        06/01/2029            312,480
---------------------------------------------------------------------------------------------------------------------------
      25,000   Cumberland County Municipal Authority (Presbyterian Homes)      6.000        12/01/2017             23,727
---------------------------------------------------------------------------------------------------------------------------
     135,000   Cumberland County Municipal Authority (Presbyterian Homes)      6.000        12/01/2026            137,666

10 | OPPENHEIMER PENNSYLVANIA MUNICIPAL FUND

   Principal                                                                                                 Market Value
      Amount                                                                  Coupon          Maturity         See Note 1
---------------------------------------------------------------------------------------------------------------------------
 Pennsylvania  Continued
  $  200,000   Delaware County Authority (Dunwoody Village)                    6.125%       04/01/2020         $  207,044
---------------------------------------------------------------------------------------------------------------------------
   1,000,000   Delaware County Authority (Dunwoody Village)                    6.250        04/01/2030          1,034,690
---------------------------------------------------------------------------------------------------------------------------
   2,500,000   Delaware County Authority (Neumann College)                     6.000        10/01/2031          2,508,050
---------------------------------------------------------------------------------------------------------------------------
     230,000   Delaware County Authority (Villanova University)                6.900        08/01/2016            230,727
---------------------------------------------------------------------------------------------------------------------------
     750,000   Delaware County Authority (White Horse Village)                 7.625        07/01/2030            779,032
---------------------------------------------------------------------------------------------------------------------------
      15,000   Delaware County Regional Water & Sewer
               Quality Control Authority                                       7.000        05/01/2012             15,034
---------------------------------------------------------------------------------------------------------------------------
      45,000   Ferndale Area School District GO                                6.750        07/15/2009             45,146
---------------------------------------------------------------------------------------------------------------------------
      25,000   Gettysburg Municipal Authority (Gettysburg College)             6.500        02/15/2006             25,449
---------------------------------------------------------------------------------------------------------------------------
      50,000   Greensburg Salem School District GO                             6.350        09/15/2012             51,843
---------------------------------------------------------------------------------------------------------------------------
     250,000   Jeannette Health Services Authority
               (Jeannette District Memorial Hospital)                          6.000        11/01/2018            233,197
---------------------------------------------------------------------------------------------------------------------------
   1,040,000   Lake Lehman School District GO                                  0.000        04/01/2030            220,782
---------------------------------------------------------------------------------------------------------------------------
   1,650,000   Lancaster County IDA (Garden Spot Village)                      7.625        05/01/2031          1,674,832
---------------------------------------------------------------------------------------------------------------------------
       5,000   Langhorne Manor HEHA (Woods School District)                    6.600        11/15/2010              5,135
---------------------------------------------------------------------------------------------------------------------------
     130,000   Lawrence County IDA (PA Power & Light Company)                  7.150        03/01/2017            132,705
---------------------------------------------------------------------------------------------------------------------------
     440,000   Lebanon County Health Facilities Authority
               (Pleasant View Retirement Community)                            6.625        12/15/2029            427,909
---------------------------------------------------------------------------------------------------------------------------
   1,000,000   Lehigh County GPA (Bible Fellowship Church Home)                6.000        12/15/2023            847,940
---------------------------------------------------------------------------------------------------------------------------
     500,000   Lehigh County GPA (Kidspeace Obligated Group)                   5.700        11/01/2009            479,505
---------------------------------------------------------------------------------------------------------------------------
     915,000   Lehigh County GPA (Kidspeace Obligated Group)                   5.800        11/01/2012            855,342
---------------------------------------------------------------------------------------------------------------------------
   6,185,000   Lehigh County GPA (Kidspeace Obligated Group)                   6.000        11/01/2018          5,564,583
---------------------------------------------------------------------------------------------------------------------------
   1,000,000   Lehigh County GPA (Kidspeace Obligated Group)                   6.000        11/01/2023            872,720
---------------------------------------------------------------------------------------------------------------------------
      20,000   Lehigh County GPA (St. Luke's Hospital)                         6.250        07/01/2022             20,627
---------------------------------------------------------------------------------------------------------------------------
      70,000   Lehigh County IDA (PA Power & Light Company)                    6.150        08/01/2029             74,495
---------------------------------------------------------------------------------------------------------------------------
      60,000   Lehigh County IDA (PA Power & Light Company)                    6.400        11/01/2021             63,183
---------------------------------------------------------------------------------------------------------------------------
      60,000   Lehigh County IDA (PA Power & Light Company)                    6.400        09/01/2029             65,070
---------------------------------------------------------------------------------------------------------------------------
      25,000   Luzerne County IDA (PA Gas & Water Company)                     7.125        12/01/2022             26,141
---------------------------------------------------------------------------------------------------------------------------
      10,000   Luzerne County IDA (PA Gas & Water Company)                     7.125        12/01/2022             10,673
---------------------------------------------------------------------------------------------------------------------------
     525,000   Luzerne County IDA (PA Gas & Water Company)                     7.200        10/01/2017            548,068
---------------------------------------------------------------------------------------------------------------------------
      10,000   McKean County IDA (Kmart Corp.)                                 6.875        04/01/2004             10,142
---------------------------------------------------------------------------------------------------------------------------
     700,000   Montgomery County HEHA (Philadelphia Geriatric Center)          7.375        12/01/2030            701,351
---------------------------------------------------------------------------------------------------------------------------
      50,000   Montgomery County HEHA (Temple Continuing Care Center)          6.625        07/01/2019             44,818
---------------------------------------------------------------------------------------------------------------------------
   3,150,000   Montgomery County HEHA (Temple Continuing Care Center)          6.750        07/01/2029          2,759,746
---------------------------------------------------------------------------------------------------------------------------
     370,000   Montgomery County IDA (ACTS/BPE Obligated Group)                5.750        11/15/2017            372,479
---------------------------------------------------------------------------------------------------------------------------
     215,000   Montgomery County IDA (ACTS/BPE Obligated Group)                5.875        11/15/2022            216,561
---------------------------------------------------------------------------------------------------------------------------
   1,750,000   Montgomery County IDA (Meadowood Corp.)                         6.250        12/01/2017          1,621,638
---------------------------------------------------------------------------------------------------------------------------
     140,000   Montgomery County IDA (Philadelphia Electric Company)           6.700        12/01/2021            144,305
---------------------------------------------------------------------------------------------------------------------------
   2,000,000   Montgomery County IDA (Wordsworth Academy)                      8.000        09/01/2024          2,103,240
---------------------------------------------------------------------------------------------------------------------------
   1,725,000   Montgomery County IDA Resource Recovery                         7.500        01/01/2012          1,806,299
---------------------------------------------------------------------------------------------------------------------------
     445,000   North Penn HHEA (Maple Village)                                 7.800        10/01/2024            445,481
---------------------------------------------------------------------------------------------------------------------------
     705,000   North Penn HHEA (Maple Village)                                 8.000        10/01/2032            709,026
---------------------------------------------------------------------------------------------------------------------------
      20,000   Northampton County Hospital Authority (Easton Hospital)         6.350        01/01/2006             21,007

11 | OPPENHEIMER PENNSYLVANIA MUNICIPAL FUND

STATEMENT OF INVESTMENTS  Continued

   Principal                                                                                                 Market Value
      Amount                                                                  Coupon          Maturity         See Note 1
---------------------------------------------------------------------------------------------------------------------------
 Pennsylvania  Continued
  $   25,000   Northampton County Hospital Authority (Easton Hospital)         7.875%       01/01/2019         $   25,097
---------------------------------------------------------------------------------------------------------------------------
     580,000   Northampton County IDA (Bethlehem Steel Corp.)                  7.550        06/01/2017            296,426
---------------------------------------------------------------------------------------------------------------------------
      10,000   Northampton County IDA (Citizens Utilities Company)             6.950        08/01/2015             10,012
---------------------------------------------------------------------------------------------------------------------------
      50,000   Northampton County IDA (Metropolitan Edison Company)            6.100        07/15/2021             53,241
---------------------------------------------------------------------------------------------------------------------------
      25,000   Northeastern PA HEA (Kings College)                             6.000        07/15/2018             25,376
---------------------------------------------------------------------------------------------------------------------------
   1,500,000   PA EDFA (Colver)                                                7.125        12/01/2015          1,559,955
---------------------------------------------------------------------------------------------------------------------------
   2,000,000   PA EDFA (Colver)                                                7.150        12/01/2018          2,068,460
---------------------------------------------------------------------------------------------------------------------------
   7,700,000   PA EDFA (National Gypsum Company)                               6.125        11/02/2027          5,424,804
---------------------------------------------------------------------------------------------------------------------------
   4,000,000   PA EDFA (National Gypsum Company)                               6.250        11/01/2027          2,867,720
---------------------------------------------------------------------------------------------------------------------------
   1,000,000   PA EDFA (Northampton Generating)                                6.400        01/01/2009          1,003,740
---------------------------------------------------------------------------------------------------------------------------
   1,450,000   PA EDFA (Northampton Generating)                                6.500        01/01/2013          1,456,511
---------------------------------------------------------------------------------------------------------------------------
     640,000   PA EDFA (Silverson-Hanover Corp.)                               7.850        04/01/2002            643,354
---------------------------------------------------------------------------------------------------------------------------
   2,235,000   PA EDFA (Sun Company)                                           7.600        12/01/2024          2,396,613
---------------------------------------------------------------------------------------------------------------------------
      35,000   PA Finance Authority Municipal Capital Improvements Program     6.600        11/01/2009             37,782
---------------------------------------------------------------------------------------------------------------------------
   1,500,000   PA HEFA (CA University of PA Student Association)               6.750        09/01/2020          1,580,085
---------------------------------------------------------------------------------------------------------------------------
     740,000   PA HEFA (College of Science & Agriculture)                      5.250        04/15/2012            727,168
---------------------------------------------------------------------------------------------------------------------------
      15,000   PA HEFA (College of Science & Agriculture)                      5.250        04/15/2018             14,025
---------------------------------------------------------------------------------------------------------------------------
   2,000,000   PA HEFA (College of Science & Agriculture)                      5.350        04/15/2028          1,825,600
---------------------------------------------------------------------------------------------------------------------------
   1,800,000   PA HEFA (Geneva College)                                        5.375        04/01/2023          1,679,904
---------------------------------------------------------------------------------------------------------------------------
   2,360,000   PA HEFA (Geneva College)                                        5.450        04/01/2018          2,283,300
---------------------------------------------------------------------------------------------------------------------------
   1,095,000   PA HEFA (Gwynedd-Mercy College)                                 5.450        11/01/2026          1,094,157
---------------------------------------------------------------------------------------------------------------------------
     880,000   PA HEFA (Gwynedd-Mercy College)                                 5.500        11/01/2031            882,226
---------------------------------------------------------------------------------------------------------------------------
      45,000   PA HEFA (Philadelphia University)                               6.100        06/01/2030             47,839
---------------------------------------------------------------------------------------------------------------------------
       5,000   PA HEFA (Temple University)                                     7.400        10/01/2010              5,017
---------------------------------------------------------------------------------------------------------------------------
     305,000   PA HEFA (Thomas Jefferson University)                           6.625        08/15/2009            322,452
---------------------------------------------------------------------------------------------------------------------------
      35,000   PA HEFA (University of PA Health Services)                      5.750        01/01/2017             35,438
---------------------------------------------------------------------------------------------------------------------------
      10,000   PA HEFA (University of PA Presbyterian Medical Center)          5.875        01/01/2015             10,257
---------------------------------------------------------------------------------------------------------------------------
     300,000   PA HEFA (University of the Arts)                                5.625        03/15/2025            304,479
---------------------------------------------------------------------------------------------------------------------------
   7,500,000   PA HEFA (UPMC Health System)                                    6.000        01/15/2022          7,810,050
---------------------------------------------------------------------------------------------------------------------------
       5,000   PA HFA (Multifamily FHA Mtg.)                                   9.375        08/01/2010              5,100
---------------------------------------------------------------------------------------------------------------------------
      10,000   PA HFA (Rental Hsg.)                                            5.750        07/01/2014             10,317
---------------------------------------------------------------------------------------------------------------------------
   3,065,000   PA HFA (Rental Hsg.)                                            5.800        07/01/2018          3,144,292
---------------------------------------------------------------------------------------------------------------------------
      15,000   PA HFA (Rental Hsg.)                                            6.400        07/01/2012             15,503
---------------------------------------------------------------------------------------------------------------------------
   2,000,000   PA HFA (Single Family Mtg.) RITES(1)                           13.112(2)     10/01/2018          2,302,200
---------------------------------------------------------------------------------------------------------------------------
      45,000   PA HFA (Single Family Mtg.), Series 30                          7.200        10/01/2011             45,998
---------------------------------------------------------------------------------------------------------------------------
      25,000   PA HFA (Single Family Mtg.), Series 31A                         6.800        10/01/2002             25,356
---------------------------------------------------------------------------------------------------------------------------
       5,000   PA HFA (Single Family Mtg.), Series 31A                         6.800        10/01/2017              5,088
---------------------------------------------------------------------------------------------------------------------------
     360,000   PA HFA (Single Family Mtg.), Series 31A                         7.000        10/01/2005            367,837
---------------------------------------------------------------------------------------------------------------------------
   1,000,000   PA HFA (Single Family Mtg.), Series 31A RIBS                   11.049(2)     10/03/2023          1,043,750
---------------------------------------------------------------------------------------------------------------------------
      15,000   PA HFA (Single Family Mtg.), Series 32                          7.150        04/01/2015             15,338
---------------------------------------------------------------------------------------------------------------------------
     950,000   PA HFA (Single Family Mtg.), Series 33                          6.900        04/01/2017            997,415
---------------------------------------------------------------------------------------------------------------------------
     425,000   PA HFA (Single Family Mtg.), Series 34A                         6.850        04/01/2016            437,397
---------------------------------------------------------------------------------------------------------------------------
   1,500,000   PA HFA (Single Family Mtg.), Series 34B                         7.000        04/01/2024          1,541,520

12 | OPPENHEIMER PENNSYLVANIA MUNICIPAL FUND

   Principal                                                                                                 Market Value
      Amount                                                                  Coupon          Maturity         See Note 1
---------------------------------------------------------------------------------------------------------------------------
 Pennsylvania  Continued
  $   15,000   PA HFA (Single Family Mtg.), Series 37B                         5.600%       10/01/2025         $   14,940
---------------------------------------------------------------------------------------------------------------------------
      25,000   PA HFA (Single Family Mtg.), Series 39A                         6.600        04/01/2017             26,085
---------------------------------------------------------------------------------------------------------------------------
      15,000   PA HFA (Single Family Mtg.), Series 39B                         6.750        04/01/2016             15,716
---------------------------------------------------------------------------------------------------------------------------
   3,020,000   PA HFA (Single Family Mtg.), Series 39B                         6.875        10/01/2024          3,174,050
---------------------------------------------------------------------------------------------------------------------------
   2,030,000   PA HFA (Single Family Mtg.), Series 40                          6.800        10/01/2015          2,126,831
---------------------------------------------------------------------------------------------------------------------------
     175,000   PA HFA (Single Family Mtg.), Series 40                          6.900        04/01/2025            183,967
---------------------------------------------------------------------------------------------------------------------------
      10,000   PA HFA (Single Family Mtg.), Series 41B                         6.300        04/01/2009             10,233
---------------------------------------------------------------------------------------------------------------------------
      10,000   PA HFA (Single Family Mtg.), Series 41B                         6.450        10/01/2012             10,332
---------------------------------------------------------------------------------------------------------------------------
     160,000   PA HFA (Single Family Mtg.), Series 41B                         6.650        04/01/2025            167,618
---------------------------------------------------------------------------------------------------------------------------
      15,000   PA HFA (Single Family Mtg.), Series 42                          6.750        10/01/2014             15,702
---------------------------------------------------------------------------------------------------------------------------
     205,000   PA HFA (Single Family Mtg.), Series 42                          6.850        04/01/2025            215,654
---------------------------------------------------------------------------------------------------------------------------
      25,000   PA HFA (Single Family Mtg.), Series 43                          6.950        04/01/2007             26,072
---------------------------------------------------------------------------------------------------------------------------
   1,000,000   PA HFA (Single Family Mtg.), Series 44C                         6.650        10/01/2021          1,064,210
---------------------------------------------------------------------------------------------------------------------------
     320,000   PA HFA (Single Family Mtg.), Series 46                          6.300        10/01/2027            333,309
---------------------------------------------------------------------------------------------------------------------------
      40,000   PA HFA (Single Family Mtg.), Series 47                          5.700        10/01/2026             40,686
---------------------------------------------------------------------------------------------------------------------------
      55,000   PA HFA (Single Family Mtg.), Series 50B                         6.350        10/01/2027             57,894
---------------------------------------------------------------------------------------------------------------------------
      70,000   PA HFA (Single Family Mtg.), Series 51                          6.300        10/01/2015             72,779
---------------------------------------------------------------------------------------------------------------------------
      60,000   PA HFA (Single Family Mtg.), Series 51                          6.375        04/01/2028             62,755
---------------------------------------------------------------------------------------------------------------------------
     140,000   PA HFA (Single Family Mtg.), Series 52B                         6.250        10/01/2024            146,178
---------------------------------------------------------------------------------------------------------------------------
     500,000   PA HFA (Single Family Mtg.), Series 53A                         6.000        10/01/2015            526,995
---------------------------------------------------------------------------------------------------------------------------
     110,000   PA HFA (Single Family Mtg.), Series 53A                         6.050        04/01/2018            114,897
---------------------------------------------------------------------------------------------------------------------------
      30,000   PA HFA (Single Family Mtg.), Series 53A                         6.150        10/01/2024             31,316
---------------------------------------------------------------------------------------------------------------------------
      25,000   PA HFA (Single Family Mtg.), Series 54A                         6.150        10/01/2022             26,127
---------------------------------------------------------------------------------------------------------------------------
      25,000   PA HFA (Single Family Mtg.), Series 56A                         6.050        10/01/2016             26,353
---------------------------------------------------------------------------------------------------------------------------
   1,075,000   PA HFA (Single Family Mtg.), Series 59A                         5.750        10/01/2023          1,102,348
---------------------------------------------------------------------------------------------------------------------------
   1,000,000   PA HFA (Single Family Mtg.), Series 62A                         5.500        10/01/2022          1,012,290
---------------------------------------------------------------------------------------------------------------------------
   3,955,000   PA HFA (Single Family Mtg.), Series 63A                         0.000        04/01/2030            753,111
---------------------------------------------------------------------------------------------------------------------------
   2,000,000   PA HFA (Single Family Mtg.), Series 69A                         6.250        04/01/2031          2,110,580
---------------------------------------------------------------------------------------------------------------------------
   1,250,000   PA Higher Education Assistance Agency RIBS                      9.324(2)     03/01/2022          1,343,750
---------------------------------------------------------------------------------------------------------------------------
     180,000   PA Higher Education Assistance Agency, Series A                 7.050        10/01/2016            184,766
---------------------------------------------------------------------------------------------------------------------------
      25,000   PA Higher Education Assistance Agency, Series C                 6.400        03/01/2022             25,754
---------------------------------------------------------------------------------------------------------------------------
     140,000   PA Higher Education Assistance Agency, Series C                 7.150        09/01/2021            143,563
---------------------------------------------------------------------------------------------------------------------------
      70,000   PA Higher Education Assistance Agency, Series D                 6.050        01/01/2019             72,542
---------------------------------------------------------------------------------------------------------------------------
      20,000   PA State COP                                                    6.250        11/01/2006             20,561
---------------------------------------------------------------------------------------------------------------------------
     120,000   PA State COP                                                    6.250        11/01/2010            123,348
---------------------------------------------------------------------------------------------------------------------------
      45,000   PA State COP                                                    6.250        05/01/2016             46,235
---------------------------------------------------------------------------------------------------------------------------
     100,000   PA State GO                                                     6.375        09/15/2007            103,622
---------------------------------------------------------------------------------------------------------------------------
      35,000   PA State University                                             6.250        03/01/2011             36,348
---------------------------------------------------------------------------------------------------------------------------
   2,000,000   PA Turnpike Authority(3)                                        5.500        07/15/2033          2,077,260
---------------------------------------------------------------------------------------------------------------------------
      50,000   PA Turnpike Authority                                           6.250        12/01/2011             51,586
---------------------------------------------------------------------------------------------------------------------------
      10,000   PA Turnpike Authority                                           6.500        12/01/2013             10,325
---------------------------------------------------------------------------------------------------------------------------
   2,000,000   Philadelphia Airport Authority for Industrial Devel. RITES(1)  11.070(2)     07/01/2022          2,160,360
---------------------------------------------------------------------------------------------------------------------------
     100,000   Philadelphia Airport System, Series A                           6.000        06/15/2015            105,652

13 | OPPENHEIMER PENNSYLVANIA MUNICIPAL FUND

STATEMENT OF INVESTMENTS  Continued

   Principal                                                                                                 Market Value
      Amount                                                                  Coupon          Maturity         See Note 1
---------------------------------------------------------------------------------------------------------------------------
 Pennsylvania  Continued
  $2,000,000   Philadelphia Gas Works RITES(1)                                10.978%(2)    08/01/2021       $  2,102,480
---------------------------------------------------------------------------------------------------------------------------
      60,000   Philadelphia Gas Works, Series 14                               6.375        07/01/2026             64,051
---------------------------------------------------------------------------------------------------------------------------
      40,000   Philadelphia H&HEFA (Frankford Hospital)                        6.000        06/01/2023             41,370
---------------------------------------------------------------------------------------------------------------------------
   2,845,000   Philadelphia H&HEFA (Jeanes Health System)                      6.600        07/01/2010          2,852,369
---------------------------------------------------------------------------------------------------------------------------
   1,050,000   Philadelphia H&HEFA (Jeanes Hospital)                           5.875        07/01/2017            982,485
---------------------------------------------------------------------------------------------------------------------------
      45,000   Philadelphia H&HEFA (Magee Rehabilitation Hospital)             7.000        12/01/2010             46,494
---------------------------------------------------------------------------------------------------------------------------
      15,000   Philadelphia H&HEFA (Temple University Hospital)                6.500        11/15/2008             15,585
---------------------------------------------------------------------------------------------------------------------------
   1,420,000   Philadelphia H&HEFA (Temple University Hospital)                6.625        11/15/2023          1,410,827
---------------------------------------------------------------------------------------------------------------------------
   4,450,000   Philadelphia IDA (Baptist Home of Philadelphia)                 5.600        11/15/2028          3,568,455
---------------------------------------------------------------------------------------------------------------------------
   3,150,000   Philadelphia IDA (First Mtg.--CPAP)                             6.125        04/01/2019          2,897,150
---------------------------------------------------------------------------------------------------------------------------
   1,065,000   Philadelphia IDA (Greater Philadelphia Health Services Corp.)   5.300        02/01/2022          1,070,495
---------------------------------------------------------------------------------------------------------------------------
      25,000   Philadelphia IDA (The Franklin Institute)                       5.200        06/15/2018             23,421
---------------------------------------------------------------------------------------------------------------------------
   1,300,000   Philadelphia IDA (The Franklin Institute)                       5.200        06/15/2026          1,146,600
---------------------------------------------------------------------------------------------------------------------------
      20,000   Philadelphia Municipal Authority, Series B                      6.400        11/15/2016             20,697
---------------------------------------------------------------------------------------------------------------------------
      15,000   Philadelphia Redevelopment Authority                           10.250        06/01/2017             15,206
---------------------------------------------------------------------------------------------------------------------------
     120,000   Philadelphia Redevelopment Authority (FHA Title I Insured Loan) 6.100        06/01/2017            124,327
---------------------------------------------------------------------------------------------------------------------------
   2,100,000   Philadelphia Regional Port Authority MVRICS                     9.370(2)     09/01/2020          2,289,000
---------------------------------------------------------------------------------------------------------------------------
      10,000   Pittsburgh URA (FHA Insured Mtg.), Series C                     7.000        08/01/2006             10,258
---------------------------------------------------------------------------------------------------------------------------
     100,000   Pittsburgh URA (Multifamily FHA Mtg.), Series A                 9.250        12/01/2027            103,129
---------------------------------------------------------------------------------------------------------------------------
      10,000   Pittsburgh URA (Single Family GNMA Mtg.), Series D              7.300        12/01/2003             10,008
---------------------------------------------------------------------------------------------------------------------------
     510,000   Pittsburgh URA (Single Family Mtg.), Series B                   7.125        04/01/2015            520,975
---------------------------------------------------------------------------------------------------------------------------
      45,000   Pittsburgh URA Mtg., Series A                                   6.050        10/01/2026             46,682
---------------------------------------------------------------------------------------------------------------------------
     120,000   Pittsburgh URA Mtg., Series C                                   5.950        10/01/2029            123,902
---------------------------------------------------------------------------------------------------------------------------
   1,420,000   Pittsburgh URA Mtg., Series C                                   6.550        04/01/2028          1,470,126
---------------------------------------------------------------------------------------------------------------------------
      50,000   Pittsburgh URA Mtg., Series H                                   6.850        04/01/2016             51,029
---------------------------------------------------------------------------------------------------------------------------
      40,000   Plaines Township Sewer Authority                                6.550        04/01/2014             40,952
---------------------------------------------------------------------------------------------------------------------------
   3,000,000   Reading School District GO, Series A                            0.000        01/15/2017          1,301,370
---------------------------------------------------------------------------------------------------------------------------
   8,270,000   Reading School District GO, Series A                            0.000        01/15/2018          3,364,732
---------------------------------------------------------------------------------------------------------------------------
   2,000,000   Reading School District GO, Series A                            0.000        01/15/2021            671,160
---------------------------------------------------------------------------------------------------------------------------
   3,000,000   Reading School District GO, Series A                            0.000        01/15/2023            891,960
---------------------------------------------------------------------------------------------------------------------------
      50,000   Sayre Health Care Facilities (Guthrie Healthcare System)        7.000        03/01/2011             51,220
---------------------------------------------------------------------------------------------------------------------------
      60,000   Sayre Health Care Facilities (Guthrie Healthcare System)        7.100        03/01/2017             61,392
---------------------------------------------------------------------------------------------------------------------------
      10,000   Sayre Health Care Facilities (Guthrie Medical Center)           7.700        12/01/2015             10,154
---------------------------------------------------------------------------------------------------------------------------
     300,000   Sayre Health Care Facilities (Tioga Nursing Facility)           7.250        10/01/2010            302,124
---------------------------------------------------------------------------------------------------------------------------
     495,000   Schuylkill County IDA (Schuylkill Energy Resources)             6.500        01/01/2010            498,203
---------------------------------------------------------------------------------------------------------------------------
      50,000   Scranton-Lackawanna H&WA (Allied Services Institute)            6.200        08/15/2013             50,068
---------------------------------------------------------------------------------------------------------------------------
      95,000   St. Mary Hospital Authority (Catholic Health Initiatives)       5.000        12/01/2028             88,265
---------------------------------------------------------------------------------------------------------------------------
     100,000   University of Pittsburgh                                        6.250        06/01/2012            104,678
---------------------------------------------------------------------------------------------------------------------------
       5,000   Upper Darby Township GO                                         6.500        07/15/2018              5,145
---------------------------------------------------------------------------------------------------------------------------
   1,580,000   Westmoreland County IDA (Redstone Health Care Facilities)       5.850        11/15/2029          1,280,179
---------------------------------------------------------------------------------------------------------------------------
     500,000   Westmoreland County IDA (Redstone Health Care Facilities)       8.000        11/15/2023            505,825
---------------------------------------------------------------------------------------------------------------------------
       5,000   York City School District GO                                    5.700        03/01/2013              5,176
---------------------------------------------------------------------------------------------------------------------------
      30,000   York Hsg. Corp. Mtg., Series A                                  6.875        11/01/2009             30,491
                                                                                                             --------------
                                                                                                              155,351,490

14 | OPPENHEIMER PENNSYLVANIA MUNICIPAL FUND

   Principal                                                                                                 Market Value
      Amount                                                                  Coupon          Maturity         See Note 1
---------------------------------------------------------------------------------------------------------------------------
 U.S. Possessions--7.2%
  $  675,000   Guam Water System                                               7.000%       07/01/2009       $    693,563
---------------------------------------------------------------------------------------------------------------------------
      60,000   Northern Marianas Islands, Series A                             6.000        06/01/2014             63,995
---------------------------------------------------------------------------------------------------------------------------
   5,400,000   Puerto Rico Children's Trust Fund (TASC)                        6.000        07/01/2026          5,726,592
---------------------------------------------------------------------------------------------------------------------------
   1,000,000   Puerto Rico GO YCN                                              8.384(2)     07/01/2008          1,063,750
---------------------------------------------------------------------------------------------------------------------------
      10,000   Puerto Rico HFC                                                 6.750        10/15/2013             10,282
---------------------------------------------------------------------------------------------------------------------------
      30,000   Puerto Rico HFC                                                 7.500        10/01/2015             31,206
---------------------------------------------------------------------------------------------------------------------------
      25,000   Puerto Rico Highway & Transportation Authority                  6.625        07/01/2012             26,169
---------------------------------------------------------------------------------------------------------------------------
      35,000   Puerto Rico Infrastructure                                      7.500        07/01/2009             35,490
---------------------------------------------------------------------------------------------------------------------------
      25,000   Puerto Rico Infrastructure                                      7.900        07/01/2007             25,373
---------------------------------------------------------------------------------------------------------------------------
      40,000   Puerto Rico Port Authority (American Airlines)                  6.250        06/01/2026             41,102
---------------------------------------------------------------------------------------------------------------------------
      35,000   Puerto Rico Port Authority (American Airlines)                  6.300        06/01/2023             35,653
---------------------------------------------------------------------------------------------------------------------------
     115,000   Puerto Rico Port Authority, Series D                            7.000        07/01/2014            119,439
---------------------------------------------------------------------------------------------------------------------------
     175,000   Puerto Rico Public Buildings Authority                          6.000        07/01/2012            175,432
---------------------------------------------------------------------------------------------------------------------------
   1,071,767   Puerto Rico Rio Grande Construction Equipment Lease(1,4,5)      8.000        12/10/2003            956,552
---------------------------------------------------------------------------------------------------------------------------
     315,000   Puerto Rico Urban Renewal & Hsg. Corp.                          7.875        10/01/2004            320,198
---------------------------------------------------------------------------------------------------------------------------
   3,000,000   V.I. Public Finance Authority                                   6.125        10/01/2029          3,181,440
                                                                                                             --------------
                                                                                                               12,506,236
---------------------------------------------------------------------------------------------------------------------------
 Total Investments, at Value (Cost $166,293,100)--97.2%                                                       167,857,726
---------------------------------------------------------------------------------------------------------------------------
 Other Assets Net of Liabilities--2.8%                                                                          4,784,410
                                                                                                             --------------
 Net Assets--100.0%                                                                                          $172,642,136
                                                                                                             ==============

Footnotes to Statement of Investments

To simplify the listing of securities, abbreviations are used per the table below:

 ACTS      Adult Communities Total Services                        HEBA      Higher Education Building Authority
 BPE       Brittany Pointe Estates                                 HEFA      Higher Educational Facilities Authority
 COP       Certificates of Participation                           HEHA      Higher Education and Health Authority
 CPAP      Crime Prevention Association of Philadelphia            HFA       Housing Finance Agency
 EDFA      Economic Development Finance Authority                  HFC       Housing Finance Corporation
 FHA       Federal Housing Authority                               HHEA      Health, Hospital and Education Authority
 GNMA      Government National Mortgage Association                IDA       Industrial Development Authority
 GO        General Obligation                                      MVRICS    Municipal Variable Rate Inverse Class Securities
 GPA       General Purpose Authority                               RIBS      Residual Interest Bonds
 H&HEFA    Hospitals and Higher Education Facilities Authority     RITES     Residual Interest Tax Exempt Security
 H&WA      Health and Welfare Authority                            TASC      Tobacco Settlement Asset-Backed Bonds
 HA        Hospital Authority                                      URA       Urban Redevelopment Authority
 HDA       Hospital Development Authority                          V.I.      United States Virgin Islands
 HEA       Hospital and Education Authority                        YCN       Yield Curve Note

1. Illiquid security--See Note 5 of Notes to Financial Statements.
2. Represents the current interest rate for a variable rate bond known as an
"inverse floater"--See Note 1 of Notes to Financial Statements.
3. When-issued security or forward purchase commitment to be delivered and settled after July 31, 2001.
4. Issuer is in default.
5. Non-income-accruing security.

As of July 31, 2001, securities subject to the alternative minimum tax amount to
$42,076,621 or 24.37% of the Fund's net assets.

See accompanying Notes to Financial Statements.

15 | OPPENHEIMER PENNSYLVANIA MUNICIPAL FUND

FOOTNOTES TO STATEMENT OF INVESTMENTS  Continued

================================================================================
 Industry Concentrations  July 31, 2001

 Distribution of investments by industry of issue, as a percentage of total investments at value, is as follows:

 Industry                                       Market Value            Percent
--------------------------------------------------------------------------------

 Higher Education                               $ 24,562,898               14.6%
 Single Family Housing                            22,296,362               13.3
 Adult Living Facilities                          20,060,375               12.0
 Hospital/Healthcare                              20,050,121               11.9
 Nonprofit Organization                           15,013,055                8.9
 Resource Recovery                                12,344,890                7.4
 Manufacturing, Durable Goods                      8,997,011                5.4
 Education                                         6,763,104                4.0
 Marine/Aviation Facilities                        6,758,956                4.0
 Special Assessment                                5,726,592                3.4
 General Obligation                                5,003,495                3.0
 Multifamily Housing                               4,079,011                2.4
 Pollution Control                                 3,671,637                2.2
 Sales Tax Revenue                                 3,280,085                2.0
 Gas Utilities                                     2,166,531                1.3
 Highways/Railways                                 2,165,340                1.3
 Student Loans                                     1,770,375                1.1
 Other                                             3,147,888                1.8
                                                --------------------------------
                                                $167,857,726              100.0%
                                                ================================

================================================================================
 Summary of Ratings  July 31, 2001 / Unaudited

 Distribution of investments by rating category, as a percentage of total investments at value, is as follows:

 Rating                                                                 Percent
--------------------------------------------------------------------------------

 AAA                                                                       20.7%
 AA                                                                        19.2
 A                                                                         10.7
 BBB                                                                       27.4
 BB                                                                         4.7
 B                                                                          4.9
 CCC                                                                        0.0
 CC                                                                         0.0
 C                                                                          0.0
 Not Rated                                                                 12.4
                                                                          ------
                                                                          100.0%
                                                                          ======

 Bonds rated by any nationally recognized statistical rating organization are included in the equivalent Standard & Poor's rating category. As a general matter, unrated bonds may be backed by mortgage liens or equipment liens on the underlying property, and also may be guaranteed. Bonds which are backed by a letter of credit or by other financial institutions or agencies may be assigned an investment-grade rating by the Manager, which reflects the quality of the guarantor, institution or agency. Unrated bonds may also be assigned a rating when the issuer has rated bonds outstanding with comparable credit characteristics, or when, in the opinion of the Manager, the bond itself possesses credit characteristics which allow for rating. The unrated bonds in the portfolio are predominantly smaller issuers which have not applied for a bond rating. Only those unrated bonds which subsequent to purchase have not been designated investment grade by the Manager are included in the "Not Rated"
 category.

16 | OPPENHEIMER PENNSYLVANIA MUNICIPAL FUND

 STATEMENT OF ASSETS AND LIABILITIES  July 31, 2001

===========================================================================================================================

 Assets

 Investments, at value (cost $166,293,100)--see accompanying statement                                       $167,857,726
---------------------------------------------------------------------------------------------------------------------------
 Cash                                                                                                             249,800
---------------------------------------------------------------------------------------------------------------------------
 Receivables and other assets:
 Investments sold                                                                                               4,988,400
 Interest                                                                                                       2,644,646
 Shares of beneficial interest sold                                                                             1,875,868
 Other                                                                                                             30,889
                                                                                                             --------------
 Total assets                                                                                                 177,647,329

===========================================================================================================================
 Liabilities

 Payables and other liabilities:
 Investments purchased (including $2,076,666 purchased
 on a when-issued or forward commitment basis)                                                                  2,408,405
 Note payable to bank (interest rate 4.50% at July 31, 2001)                                                    1,600,000
 Dividends                                                                                                        515,885
 Shares of beneficial interest redeemed                                                                           327,442
 Trustees' compensation                                                                                            62,538
 Shareholder reports                                                                                               38,340
 Distribution and service plan fees                                                                                20,465
 Transfer and shareholder servicing agent fees                                                                        764
 Other                                                                                                             31,354
                                                                                                             --------------
 Total liabilities                                                                                              5,005,193

===========================================================================================================================
 Net Assets                                                                                                  $172,642,136
                                                                                                             ==============

===========================================================================================================================
 Composition of Net Assets

 Paid-in capital                                                                                             $176,233,289
---------------------------------------------------------------------------------------------------------------------------
 Undistributed (overdistributed) net investment income                                                           (447,077)
---------------------------------------------------------------------------------------------------------------------------
 Accumulated net realized gain (loss) on investment transactions                                               (4,708,702)
---------------------------------------------------------------------------------------------------------------------------
 Net unrealized appreciation (depreciation) on investments                                                      1,564,626
                                                                                                             --------------
 Net Assets                                                                                                  $172,642,136
                                                                                                             ==============

===========================================================================================================================
 Net Asset Value Per Share

 Class A Shares:
 Net asset value and redemption price per share (based on net assets of
 $100,222,260 and 8,742,310 shares of beneficial interest outstanding)                                             $11.46
 Maximum offering price per share (net asset value plus sales charge
 of 4.75% of offering price)                                                                                       $12.03
---------------------------------------------------------------------------------------------------------------------------
 Class B Shares:
 Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of $52,926,341
 and 4,618,337 shares of beneficial interest outstanding)                                                          $11.46
---------------------------------------------------------------------------------------------------------------------------
 Class C Shares:
 Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of $19,493,535
 and 1,701,966 shares of beneficial interest outstanding)                                                          $11.45

 See accompanying Notes to Financial Statements.

17 | OPPENHEIMER PENNSYLVANIA MUNICIPAL FUND

STATEMENT OF OPERATIONS  For the Year Ended July 31, 2001

===========================================================================================================================

 Investment Income

 Interest                                                                                                     $ 8,081,710

===========================================================================================================================
 Expenses

 Management fees                                                                                                  718,004
---------------------------------------------------------------------------------------------------------------------------
 Distribution and service plan fees:
 Class A                                                                                                          111,960
 Class B                                                                                                          287,317
 Class C                                                                                                           97,840
---------------------------------------------------------------------------------------------------------------------------
 Interest expense                                                                                                  64,313
---------------------------------------------------------------------------------------------------------------------------
 Transfer and shareholder servicing agent fees                                                                     62,339
---------------------------------------------------------------------------------------------------------------------------
 Shareholder reports                                                                                               49,496
---------------------------------------------------------------------------------------------------------------------------
 Custodian fees and expenses                                                                                       18,980
---------------------------------------------------------------------------------------------------------------------------
 Other                                                                                                             32,890
                                                                                                              -------------
 Total expenses                                                                                                 1,443,139
 Less reduction to custodian expenses                                                                             (15,957)
                                                                                                              -------------
 Net expenses                                                                                                   1,427,182

===========================================================================================================================
 Net Investment Income                                                                                          6,654,528

===========================================================================================================================
 Realized and Unrealized Gain (Loss)

 Net realized gain (loss) on investments                                                                       (1,078,005)
---------------------------------------------------------------------------------------------------------------------------
 Net change in unrealized appreciation (depreciation) on investments                                            4,502,489
                                                                                                              -------------
 Net realized and unrealized gain (loss)                                                                        3,424,484

===========================================================================================================================
 Net Increase in Net Assets Resulting from Operations                                                         $10,079,012
                                                                                                              =============

 See accompanying Notes to Financial Statements.

18 | OPPENHEIMER PENNSYLVANIA MUNICIPAL FUND

STATEMENTS OF CHANGES IN NET ASSETS

 Year Ended July 31,                                                                                2001             2000
===========================================================================================================================

 Operations

 Net investment income (loss)                                                               $  6,654,528     $  5,373,340
---------------------------------------------------------------------------------------------------------------------------
 Net realized gain (loss)                                                                     (1,078,005)      (2,078,025)
---------------------------------------------------------------------------------------------------------------------------
 Net change in unrealized appreciation (depreciation)                                          4,502,489       (4,958,174)
                                                                                            -------------------------------
 Net increase (decrease) in net assets resulting from operations                              10,079,012       (1,662,859)

===========================================================================================================================
 Dividends and/or Distributions to Shareholders

 Dividends from net investment income:
 Class A                                                                                      (4,783,165)      (3,934,408)
 Class B                                                                                      (1,734,007)      (1,086,946)
 Class C                                                                                        (590,401)        (282,650)

===========================================================================================================================
 Beneficial Interest Transactions

 Net increase (decrease) in net assets resulting from beneficial interest transactions:
 Class A                                                                                      34,191,262       (3,393,495)
 Class B                                                                                      30,306,379         (944,328)
 Class C                                                                                      12,533,212        1,119,024

===========================================================================================================================
 Net Assets

 Total increase (decrease)                                                                    80,002,292      (10,185,662)
---------------------------------------------------------------------------------------------------------------------------
 Beginning of period                                                                          92,639,844      102,825,506
                                                                                            -------------------------------
 End of period [including undistributed (overdistributed)
 net investment income of $(447,077) and $5,968, respectively]                              $172,642,136     $ 92,639,844
                                                                                            ===============================

 See accompanying Notes to Financial Statements.

19 | OPPENHEIMER PENNSYLVANIA MUNICIPAL FUND

FINANCIAL HIGHLIGHTS

 Class A        Year Ended July 31,                                   2001         2000        1999          1998       1997
==============================================================================================================================

 Per Share Operating Data

 Net asset value, beginning of period                               $11.28       $12.08      $12.42        $12.45     $12.01
------------------------------------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income                                                 .67          .67         .63           .61        .70
 Net realized and unrealized gain (loss)                               .21         (.81)       (.37)           --        .43
                                                                    ----------------------------------------------------------
 Total income (loss) from investment operations                        .88         (.14)        .26           .61       1.13
------------------------------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income                                 (.70)        (.66)       (.60)         (.64)      (.69)
------------------------------------------------------------------------------------------------------------------------------
 Net asset value, end of period                                     $11.46       $11.28      $12.08        $12.42     $12.45
                                                                    ==========================================================

==============================================================================================================================
 Total Return, at Net Asset Value(1)                                  8.10%       (1.00)%      2.01%         4.99%      9.68%

==============================================================================================================================
 Ratios/Supplemental Data

 Net assets, end of period (in thousands)                         $100,222      $64,336     $72,794       $68,720    $68,280
------------------------------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)                                $ 77,048      $67,252     $71,835       $69,202    $65,710
------------------------------------------------------------------------------------------------------------------------------
 Ratios to average net assets:(2)
 Net investment income                                                5.84%        5.93%       5.03%         4.82%      5.79%
 Expenses                                                             0.94%        1.10%       0.95%         1.00%(3)   0.93%(3)
 Expenses, net of interest expense, and reduction
 to excess and custodian expenses                                     0.87%        0.93%       0.90%         0.93%      0.90%
------------------------------------------------------------------------------------------------------------------------------
 Portfolio turnover rate                                                58%          98%         37%           35%        22%

 1. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.
 Total returns are not annualized for periods of less than one full year.
 2. Annualized for periods of less than one full year.
 3. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

 See accompanying Notes to Financial Statements.

20 | OPPENHEIMER PENNSYLVANIA MUNICIPAL FUND

 Class B        Year Ended July 31,                                   2001         2000        1999          1998       1997
==============================================================================================================================

 Per Share Operating Data

 Net asset value, beginning of period                               $11.27       $12.07      $12.42        $12.45     $12.01
------------------------------------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income                                                 .59          .58         .53           .52        .61
 Net realized and unrealized gain (loss)                               .22         (.81)       (.38)           --        .42
                                                                    ----------------------------------------------------------
 Total income (loss) from investment operations                        .81         (.23)        .15           .52       1.03
------------------------------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income                                 (.62)        (.57)       (.50)         (.55)      (.59)
------------------------------------------------------------------------------------------------------------------------------
 Net asset value, end of period                                     $11.46       $11.27      $12.07        $12.42     $12.45
                                                                    ==========================================================

==============================================================================================================================
 Total Return, at Net Asset Value(1)                                  7.40%       (1.75)%      1.16%         4.20%      8.86%

==============================================================================================================================
 Ratios/Supplemental Data

 Net assets, end of period (in thousands)                          $52,926      $21,696     $24,206       $22,124    $19,339
------------------------------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)                                 $32,037      $21,368     $23,845       $20,969    $17,243
------------------------------------------------------------------------------------------------------------------------------
 Ratios to average net assets:(2)
 Net investment income                                                5.03%        5.16%       4.26%         4.10%      5.02%
 Expenses                                                             1.68%        1.96%       1.80%         1.75%(3)   1.78%(3)
 Expenses, net of interest expense, and reduction
 to excess and custodian expenses                                     1.62%        1.68%       1.65%         1.68%      1.65%
------------------------------------------------------------------------------------------------------------------------------
 Portfolio turnover rate                                                58%          98%         37%           35%        22%

 1. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.
 Total returns are not annualized for periods of less than one full year.
 2. Annualized for periods of less than one full year.
 3. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

 See accompanying Notes to Financial Statements.

21 | OPPENHEIMER PENNSYLVANIA MUNICIPAL FUND

FINANCIAL HIGHLIGHTS  Continued

 Class C        Year Ended July 31,                                   2001         2000        1999          1998       1997
==============================================================================================================================

 Per Share Operating Data

 Net asset value, beginning of period                               $11.27       $12.07      $12.41        $12.44     $12.00
------------------------------------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income                                                 .57          .57         .53           .51        .60
 Net realized and unrealized gain (loss)                               .23         (.80)       (.37)           --        .43
                                                                    ----------------------------------------------------------
 Total income (loss) from investment operations                        .80         (.23)        .16           .51       1.03
------------------------------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income                                 (.62)        (.57)       (.50)         (.54)      (.59)
------------------------------------------------------------------------------------------------------------------------------
 Net asset value, end of period                                     $11.45       $11.27      $12.07        $12.41     $12.44
                                                                    ==========================================================

==============================================================================================================================
 Total Return, at Net Asset Value(1)                                  7.30%       (1.75)%      1.25%         4.20%      8.84%

==============================================================================================================================
 Ratios/Supplemental Data

 Net assets, end of period (in thousands)                          $19,494       $6,607      $5,826        $5,198     $2,611
------------------------------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)                                 $10,913       $5,542      $5,867        $4,063     $1,390
------------------------------------------------------------------------------------------------------------------------------
 Ratios to average net assets:(2)
 Net investment income                                                5.01%        5.16%       4.26%         4.28%      4.99%
 Expenses                                                             1.68%        1.95%       1.80%         1.76%(3)   1.79%(3)
 Expenses, net of interest expense, and reduction
 to excess and custodian expenses                                     1.62%        1.68%       1.65%         1.67%      1.66%
------------------------------------------------------------------------------------------------------------------------------
 Portfolio turnover rate                                                58%          98%         37%           35%        22%

 1. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.
 Total returns are not annualized for periods of less than one full year.
 2. Annualized for periods of less than one full year.
 3. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

 See accompanying Notes to Financial Statements.

22 | OPPENHEIMER PENNSYLVANIA MUNICIPAL FUND

 NOTES TO FINANCIAL STATEMENTS

================================================================================
 1. Significant Accounting Policies
 Oppenheimer Pennsylvania Municipal Fund (the Fund) is a separate series of
 Oppenheimer Multi-State Municipal Trust, an open-end management investment company registered under the Investment Company Act of 1940, as amended. The
 Fund's investment objective is to seek as high a level of current interest income exempt from federal and Pennsylvania personal income taxes as is available from municipal securities, consistent with preservation of capital.
 The Fund's investment advisor is OppenheimerFunds, Inc. (the Manager).
      The Fund offers Class A, Class B and Class C shares. Class A shares are sold at their offering price, which is normally net asset value plus a front-end sales charge. Class B and Class C shares are sold without a front-end sales charge but may be subject to a contingent deferred sales charge (CDSC).
 All classes of shares have identical rights to earnings, assets and voting privileges, except that each class has its own expenses directly attributable to that class and exclusive voting rights with respect to matters affecting that class. Classes A, B and C have separate distribution and/or service plans.
 Class B shares will automatically convert to Class A shares six years after the date of purchase. The following is a summary of significant accounting policies consistently followed by the Fund.
--------------------------------------------------------------------------------
 Securities Valuation. Securities listed or traded on National Stock Exchanges or other domestic or foreign exchanges are valued based on the last sale price of the security traded on that exchange prior to the time when the Fund's assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the closing bid and asked prices, and if not, at the closing bid price. Securities
 (including restricted securities) for which quotations are not readily available are valued primarily using dealer-supplied valuations, a portfolio pricing service authorized by the Board of Trustees, or at their fair value.
 Fair value is determined in good faith under consistently applied procedures under the supervision of the Board of Trustees. Short-term "money market type"
 debt securities with remaining maturities of sixty days or less are valued at amortized cost (which approximates market value).
--------------------------------------------------------------------------------
 Securities Purchased on a When-Issued or Forward Commitment Basis. Delivery and
 payment for securities that have been purchased by the Fund on a when-issued basis can take place a month or more after the trade date. Normally the settlement date occurs within six months after the trade date; however, the
 Fund may, from time to time, purchase securities whose settlement date extends beyond six months or more beyond trade date. During this period, such securities do not earn interest, are subject to market fluctuation and may increase or decrease in value prior to their delivery. The Fund maintains segregated assets with a market value equal to or greater than the amount of its purchase commitments. The purchase of securities on a when-issued or forward commitment basis may increase the volatility of the Fund's net asset value to the extent the Fund makes such purchases while remaining substantially fully invested. As of July 31, 2001, the Fund had entered into outstanding net when-issued or forward commitments of $2,076,666.
--------------------------------------------------------------------------------
 Inverse Floating Rate Securities. The Fund invests in inverse floating rate securities that pay interest at a rate that varies inversely with short-term interest rates. Certain of these securities may be leveraged, whereby the interest rate varies inversely at a multiple of the change in short-term rates.
 As interest rates rise, inverse floaters produce less current income. The price of such securities is more volatile than comparable fixed-rate securities. The
 Fund intends to invest no more than 20% of its total assets in inverse floaters. Inverse floaters amount to $16,224,224 as of July 31, 2001. Including the effect of leverage, inverse floaters represent 17.68% of the Fund's total assets as of July 31, 2001.
--------------------------------------------------------------------------------
 Security Credit Risk. The Fund invests in high-yield securities, which may be subject to a greater degree of credit risk, greater market fluctuations and risk of loss of income and principal, and may be more sensitive to economic conditions than lower-yielding, higher-rated fixed-income securities. The Fund may acquire securities in default, and is not obligated to dispose of securities whose issuers subsequently default. As of July 31, 2001, securities with an aggregate market value of $956,552, representing 0.55% of the Fund's net assets, were in default.

23 | OPPENHEIMER PENNSYLVANIA MUNICIPAL FUND

NOTES TO FINANCIAL STATEMENTS  Continued

================================================================================
 1. Significant Accounting Policies Continued
 Allocation of Income, Expenses, Gains and Losses. Income, expenses (other than those attributable to a specific class), gains and losses are allocated daily to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.
--------------------------------------------------------------------------------
 Federal Taxes. The Fund intends to continue to comply with provisions of the
 Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income, including any net realized gain on investments not offset by loss carryovers, to shareholders. Therefore, no federal income or excise tax provision is required.

 As of July 31, 2001, the Fund had available for federal income tax purposes unused capital loss carryovers as follows:

        Expiring
        ------------------------------------------------

        2002                                  $  834,493
        ------------------------------------------------
        2003                                     290,707
        ------------------------------------------------
        2004                                      27,458
        ------------------------------------------------
        2006                                     292,959
        ------------------------------------------------
        2007                                     106,698
        ------------------------------------------------
        2008                                     321,862
        ------------------------------------------------
        2009                                   2,177,266
                                              ----------
        Total capital loss carryover          $4,051,443
                                              ==========

--------------------------------------------------------------------------------
 Trustees' Compensation. The Fund has adopted an unfunded retirement plan for the Fund's independent Board of Trustees. Benefits are based on years of service and fees paid to each trustee during the years of service. During the year ended July 31, 2001, the Fund's projected benefit obligations were decreased by $43,483 and payments of $2,372 were made to retired trustees, resulting in an accumulated liability of $24,568 as of July 31, 2001.
      The Board of Trustees has adopted a deferred compensation plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of annual compensation they are entitled to receive from the Fund.
 Under the plan, the compensation deferred is periodically adjusted as though an equivalent amount had been invested for the Board of Trustees in shares of one or more Oppenheimer funds selected by the trustee. The amount paid to the Board of Trustees under the plan will be determined based upon the performance of the selected funds. Deferral of trustees' fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund's assets, liabilities or net investment income per share.
--------------------------------------------------------------------------------
 Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date.
--------------------------------------------------------------------------------
 Classification of Dividends and Distributions to Shareholders. Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or realized gain was recorded by the Fund.
--------------------------------------------------------------------------------
 Investment Income. Interest income, which includes accretion of discount and amortization of premium, is accrued as earned.
      There are certain risks arising from geographic concentration in any state. Certain revenue or tax-related events in a state may impair the ability of certain issuers of municipal securities to pay principal and interest on their obligations.

24 | OPPENHEIMER PENNSYLVANIA MUNICIPAL FUND

--------------------------------------------------------------------------------
 Security Transactions. Security transactions are accounted for as of trade date. Gains and losses on securities sold are determined on the basis of identified cost.
--------------------------------------------------------------------------------
 Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

================================================================================
 2. Shares of Beneficial Interest
 The Fund has authorized an unlimited number of no par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

                                                            Year Ended July 31, 2001              Year Ended July 31, 2000
                                                             Shares           Amount              Shares            Amount
---------------------------------------------------------------------------------------------------------------------------

 Class A
 Sold                                                     3,777,756     $ 42,526,488           1,513,143      $ 17,156,475
 Dividends and/or distributions reinvested                  219,466        2,474,677             205,734         2,324,177
 Redeemed                                                  (959,842)     (10,809,903)         (2,041,709)      (22,874,147)
                                                          -----------------------------------------------------------------
 Net increase (decrease)                                  3,037,380     $ 34,191,262            (322,832)     $ (3,393,495)
                                                          =================================================================

---------------------------------------------------------------------------------------------------------------------------
 Class B
 Sold                                                     3,044,797     $ 34,261,850             625,212      $  7,034,655
 Dividends and/or distributions reinvested                   79,028          890,543              52,212           589,440
 Redeemed                                                  (430,079)      (4,846,014)           (757,637)       (8,568,423)
                                                          -----------------------------------------------------------------
 Net increase (decrease)                                  2,693,746     $ 30,306,379             (80,213)     $   (944,328)
                                                          =================================================================

---------------------------------------------------------------------------------------------------------------------------
 Class C
 Sold                                                     1,363,466     $ 15,314,293             333,624      $  3,727,992
 Dividends and/or distributions reinvested                   37,913          426,980              18,259           205,216
 Redeemed                                                  (285,823)      (3,208,061)           (248,221)       (2,814,184)
                                                          -----------------------------------------------------------------
 Net increase (decrease)                                  1,115,556     $ 12,533,212             103,662      $  1,119,024
                                                          =================================================================

================================================================================
 3. Purchases and Sales of Securities
 The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations, for the year ended July 31, 2001, were
 $136,327,634 and $69,550,156, respectively.

 As of July 31, 2001, unrealized appreciation (depreciation) based on cost of securities for federal income tax purposes of $166,293,100 was:

                Gross unrealized appreciation              $ 6,437,838
                Gross unrealized depreciation               (4,873,212)
                                                           -----------
                Net unrealized appreciation (depreciation) $ 1,564,626
                                                           ===========

25 | OPPENHEIMER PENNSYLVANIA MUNICIPAL FUND

NOTES TO FINANCIAL STATEMENTS  Continued

================================================================================
 4. Fees and Other Transactions with Affiliates
 Management Fees. Management fees paid to the Manager were in accordance with the investment advisory agreement with the Fund which provides for a fee of
 0.60% of the first $200 million of average annual net assets, 0.55% of the next
 $100 million, 0.50% of the next $200 million, 0.45% of the next $250 million,
 0.40% of the next $250 million, and 0.35% of average annual net assets in excess of $1 billion. The Fund's management fee for the year ended July 31,
 2001, was $718,004, or 0.60% of average annual net assets for each class of shares.
--------------------------------------------------------------------------------
 Transfer Agent Fees. OppenheimerFunds Services (OFS), a division of the
 Manager, acts as the transfer and shareholder servicing agent for the Fund. The
 Fund pays OFS an agreed upon per account fee.
--------------------------------------------------------------------------------
 Distribution and Service Plan Fees. Under its General Distributor's Agreement
 with the Manager, the Distributor acts as the Fund's principal underwriter in the continuous public offering of the different classes of shares of the Fund.

 The compensation paid to (or retained by) the Distributor from the sale of shares or on the redemption of shares is shown in the table below for the period indicated.

                                  Aggregate            Class A        Commissions         Commissions         Commissions
                                  Front-End          Front-End         on Class A          on Class B          on Class C
                              Sales Charges      Sales Charges             Shares              Shares              Shares
                                 on Class A        Retained by        Advanced by         Advanced by         Advanced by
 Year Ended                          Shares        Distributor        Distributor(1)      Distributor(1)      Distributor(1)
---------------------------------------------------------------------------------------------------------------------------

 July 31, 2001                     $872,799           $169,241            $32,186          $1,334,305            $124,243

 1. The Distributor advances commission payments to dealers for certain sales of
 Class A shares and for sales of Class B and Class C shares from its own resources at the time of sale.

                                    Class A                               Class B                                 Class C
                        Contingent Deferred                   Contingent Deferred                     Contingent Deferred
                              Sales Charges                         Sales Charges                           Sales Charges
 Year Ended         Retained by Distributor               Retained by Distributor                 Retained by Distributor
---------------------------------------------------------------------------------------------------------------------------

 July 31, 2001                      $24,363                               $68,718                                 $21,866

 The Fund has adopted a Service Plan for Class A shares and Distribution and
 Service Plans for Class B and Class C shares under Rule 12b-1 of the Investment
 Company Act. Under those plans the Fund pays the Distributor for all or a portion of its costs incurred in connection with the distribution and/or servicing of the shares of the particular class.
--------------------------------------------------------------------------------
 Class A Service Plan Fees. Under the Class A service plan, the Distributor currently uses the fees it receives from the Fund to pay brokers, dealers and other financial institutions. The Class A service plan permits reimbursements to the Distributor at a rate of up to 0.15% of average annual net assets of
 Class A shares purchased. The Distributor makes payments to plan recipients quarterly at an annual rate not to exceed 0.15% of the average annual net assets consisting of Class A shares of the Fund. For the year ended July 31,
 2001, payments under the Class A plan totaled $111,960, all of which were paid by the Distributor to recipients, and included $7,037 paid to an affiliate of the Manager. Any unreimbursed expenses the Distributor incurs with respect to
 Class A shares in any fiscal year cannot be recovered in subsequent years.

26 | OPPENHEIMER PENNSYLVANIA MUNICIPAL FUND

--------------------------------------------------------------------------------
 Class B and Class C Distribution and Service Plan Fees. Under each plan, service fees and distribution fees are computed on the average of the net asset value of shares in the respective class, determined as of the close of each regular business day during the period. The Class B and Class C plans provide for the Distributor to be compensated at a flat rate, whether the Distributor's distribution expenses are more or less than the amounts paid by the Fund under the plan during the period for which the fee is paid.
      The Distributor retains the asset-based sales charge on Class B shares.
 The Distributor retains the asset-based sales charge on Class C shares during the first year the shares are outstanding. The asset-based sales charges on
 Class B and Class C shares allow investors to buy shares without a front-end sales charge while allowing the Distributor to compensate dealers that sell those shares.
      The Distributor's actual expenses in selling Class B and Class C shares may be more than the payments it receives from the contingent deferred sales charges collected on redeemed shares and asset-based sales charges from the
 Fund under the plans. If any plan is terminated by the Fund, the Board of
 Trustees may allow the Fund to continue payments of the asset-based sales charge to the Distributor for distributing shares before the plan was terminated. The plans allow for the carryforward of distribution expenses, to be recovered from asset-based sales charges in subsequent fiscal periods.

 Distribution fees paid to the Distributor for the year ended July 31, 2001, were as follows:

                                                                                                            Distributor's
                                                                                       Distributor's            Aggregate
                                                                                           Aggregate         Unreimbursed
                                                                                        Unreimbursed        Expenses as %
                                           Total Payments      Amount Retained              Expenses        of Net Assets
                                               Under Plan       by Distributor            Under Plan             of Class
---------------------------------------------------------------------------------------------------------------------------

 Class B Plan                                    $287,317             $247,337            $1,412,939                 2.67%
 Class C Plan                                      97,840               51,723               194,678                 1.00

================================================================================
 5. Illiquid Securities
 As of July 31, 2001, investments in securities included issues that are illiquid. A security may be considered illiquid if it lacks a readily available market or if its valuation has not changed for a certain period of time. The
 Fund intends to invest no more than 15% of its net assets (determined at the time of purchase and reviewed periodically) in illiquid securities. The aggregate value of illiquid securities subject to this limitation as of July
 31, 2001, was $10,310,526, which represents 5.97% of the Fund's net assets.

================================================================================
 6. Bank Borrowings
 The Fund may borrow up to 5% of its total assets from a bank to purchase portfolio securities, or for temporary and emergency purposes. The Fund has entered into an agreement which enables it to participate with certain other
 Oppenheimer funds in an unsecured line of credit with a bank, which permits borrowings up to $250 million, collectively. Interest is charged to each fund, based on its borrowings, at a rate equal to the Federal Funds Rate plus 0.625%.
 The Fund also pays a commitment fee equal to its pro rata share of the average unutilized amount of the credit facility at a rate of 0.09% per annum.
      The Fund had borrowings outstanding of $1,600,000 as of July 31, 2001. For the year ended July 31, 2001, the average monthly loan balance was $1,039,845 at an average interest rate of 6.307%. The maximum amount of borrowings outstanding at any month-end was $2,600,000.

Appendix A

MUNICIPAL
BOND RATINGS DEFINITIONS

Below are summaries of the
rating definitions used by the nationally-recognized rating agencies listed below for municipal securities. Those ratings represent the opinion of the agency as to the credit quality of issues that they rate. The summaries below are based upon publicly-available information provided by the rating organizations.

Moody’s
Investors Service, Inc.

-------------------------------------------------------------------------------------------------------------------

Long-Term Bond Ratings

Aaa: Bonds rated
“Aaa” are judged to be the best quality. They carry the smallest degree of investment risk. Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, the changes that can be expected are most unlikely to impair the fundamentally strong position of such issues.

Aa: Bonds rated
“Aa” are judged to be of high quality by all standards. Together with the “Aaa” group, they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as with Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than the of “Aaa”
securities.

A: Bonds rated
“A” possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment some time in the future.

Baa: Bonds rated
“Baa” are considered medium-grade obligations; that is, they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time.
Such bonds lack outstanding investment characteristics and have speculative characteristics as well.

Ba: Bonds rated
“Ba” are judged to have speculative elements. Their future cannot be considered well-assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B: Bonds rated
“B” generally lack characteristics of the desirable investment.
Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa:  Bonds rated  "Caa" are of poor  standing.  Such issues may be in default or there may be present  elements of danger with respect to principal or interest.

Ca:  Bonds rated "Ca"  represent  obligations  which are  speculative  in a high  degree.  Such issues are often in default or have other marked shortcomings.

C: Bonds rated
“C” are the lowest class of rated bonds and can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Con. (…): Bonds
for which the security depends on the completion of some act or the fulfillment of some condition are rated conditionally. These bonds are secured by (a)
earnings of projects under construction, (b) earnings of projects unseasoned in operating experience, (c) rentals that begin when facilities are completed, or
(d) payments to which some other limiting condition attaches. The parenthetical rating denotes probable credit stature upon completion of construction or elimination of the basis of the condition. Moody’s applies numerical modifiers 1, 2, and 3 in each generic rating classification from “Aa”
through “Caa.” The modifier “1” indicates that the obligation ranks in the higher end of its generic rating category; the modifier
“2” indicates a mid-range ranking; and the modifier “3”
indicates a ranking in the lower end of that generic rating category. Advanced refunded issues that are secured by certain assets are identified with a #
symbol.

Short-Term Ratings - U.S. Tax-Exempt Municipals

There are three ratings for
short-term obligations that are investment grade. Short-term speculative obligations are designated “SG.” For variable rate demand obligations, a two-component rating is assigned. The first (MIG) element represents an evaluation by Moody’s of the degree of risk associated with scheduled principal and interest payments. The second element (VMIG) represents an evaluation of the degree of risk associated with the demand feature.

MIG 1/VMIG 1:
Denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support or demonstrated broad-based access to the market for refinancing..

MIG 2/VMIG 2:
Denotes strong credit quality. Margins of protection are ample although not as large as in the preceding group.

MIG 3/VMIG 3:
Denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well established.

SG:  Denotes speculative-grade credit quality. Debt instruments in this category may lack margins of protection.

Standard &
Poor’s Rating Services

-------------------------------------------------------------------------------------------------------------------

Long-Term Credit Ratings

AAA: Bonds rated "AAA" have the highest rating  assigned by Standard & Poor's.  The obligor's  capacity to meet its financial commitment on the obligation is extremely strong.

AA: Bonds rated "AA" differ from the highest  rated  obligations  only in small degree.  The obligor's  capacity to meet its financial commitment on the obligation is very strong.

A: Bonds rated
“A” are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

BBB: Bonds rated
“BBB” exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

BB, B, CCC,
CC, and C

Bonds rated “BB”,
“B”, “CCC”, “CC” and “C” are regarded as having significant speculative characteristics. “BB” indicates the least degree of speculation and “C” the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB: Bonds rated
“BB” are less vulnerable to nonpayment than other speculative issues.
However, these face major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

B: Bonds rated
“B” are more vulnerable to nonpayment than obligations rated
“BB,” but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

CCC: Bonds rated
“CCC” are currently vulnerable to nonpayment, and are dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC:  Bonds rated "CC" are currently highly vulnerable to nonpayment.

C: The “C”
rating may be used to cover a situation where a bankruptcy petition has been filed or similar action has been taken, but payments on this obligation are being continued.

D: Bonds rated
“D” are in default. Payments on the obligation are not being made on the date due even if the applicable grace period has not expired, unless
Standard and Poor’s believes that such payments will be made during such grace period. The “D” rating will also be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

The ratings from
“AA” to “CCC” may be modified by the addition of a plus (+)
or minus (-) sign to show relative standing within the major rating categories.
The “p” symbol indicates that the rating is provisional. The
“r” symbol is attached to the ratings of instruments with significant noncredit risks.

Short-Term Issue Credit Ratings

SP-1:  Strong  capacity to pay principal and interest.  An issue with a very strong capacity to pay debt service is given a (+) designation.

SP-2:  Satisfactory  capacity to pay principal  and  interest,  with some  vulnerability  to adverse  financial and economic changes over the term of the notes.

SP-3: Speculative capacity to pay principal and interest.

Fitch, Inc.

-------------------------------------------------------------------------------------------------------------------

International Long-Term Credit Ratings

Investment
Grade:

AAA: Highest Credit Quality. "AAA" ratings denote the lowest expectation of credit risk. They are assigned only in the case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very High Credit Quality. "AA" ratings denote a very low expectation of credit risk. They indicate a very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A: High Credit Quality. "A" ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may,  nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

BBB: Good Credit Quality. "BBB" ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

Speculative
Grade:

BB: Speculative. "BB" ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time. However, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

B: Highly Speculative. "B" ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met. However, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

CCC, CC C: High Default Risk.  Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. A "CC" rating indicates that default of some kind appears probable. "C" ratings signal imminent default.

DDD, DD, and D:
Default. The ratings of obligations in this category are based on their prospects for achieving partial or full recovery in a reorganization or liquidation of the obligor. While expected recovery values are highly speculative and cannot be estimated with any precision, the following serve as general guidelines. “DDD” obligations have the highest potential for recovery, around 90%-100% of outstanding amounts and accrued interest.
“DD” indicates potential recoveries in the range of 50%-90%, and
“D” the lowest recovery potential, i.e., below 50%.

Entities rated in this
category have defaulted on some or all of their obligations. Entities rated
“DDD” have the highest prospect for resumption of performance or continued operation with or without a formal reorganization process. Entities rated “DD” and “D” are generally undergoing a formal reorganization or liquidation process; those rated “DD” are likely to satisfy a higher portion of their outstanding obligations, while entities rated
“D” have a poor prospect for repaying all obligations.

Plus (+) and minus (-)
signs may be appended to a rating symbol to denote relative status within the major rating categories. Plus and minus signs are not added to the
“AAA” category or to categories below “CCC,” nor to short-term ratings other than “F1” (see below).

-------------------------------------------------------------------------------------------------------------------

International
Short-Term Credit Ratings

-------------------------------------------------------------------------------------------------------------------

F1: Highest credit quality. Strongest capacity for timely payment of financial commitments. May have an added "+"
to denote any exceptionally strong credit feature.

F2: Good credit quality. A satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of higher ratings.

F3: Fair credit quality. Capacity for timely payment of financial commitments is adequate. However, near-term adverse changes could result in a reduction to non-investment grade.

B: Speculative. Minimal capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

C: High default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon a sustained, favorable business and economic environment.

D: Default. Denotes actual or imminent payment default.

Appendix B

MUNICIPAL
BOND INDUSTRY CLASSIFICATIONS

Adult Living Facilities
Bond Anticipation Notes
Education
Electric Utilities
Gas Utilities
General Obligation
Higher Education
Highways/Railways
Hospital/Healthcare
Manufacturing, Durable Goods
Manufacturing, Non Durable Goods
Marine/Aviation Facilities
Multi-Family Housing
Municipal Leases
Non Profit Organization
Parking Fee Revenue
Pollution Control
Resource Recovery
Revenue Anticipation Notes
Sales Tax Revenue
Sewer Utilities
Single Family Housing
Special Assessment
Special Tax
Sports Facility Revenue
Student Loans
Tax Anticipation Notes
Tax & Revenue Anticipation Notes
Telephone Utilities
Water Utilities

                                                        C-1

Appendix C

OppenheimerFunds
Special Sales Charge Arrangements and Waivers

In certain cases, the
initial sales charge that applies to purchases of Class A shares3 of the Oppenheimer funds or the contingent deferred sales charge that may apply to
Class A, Class B or Class C shares may be waived.4 That is because of the economies of sales efforts realized by OppenheimerFunds Distributor, Inc.,
(referred to in this document as the “Distributor”), or by dealers or other financial institutions that offer those shares to certain classes of investors.

Not all waivers apply to
all funds. For example, waivers relating to Retirement Plans do not apply to
Oppenheimer municipal funds, because shares of those funds are not available for purchase by or on behalf of retirement plans. Other waivers apply only to shareholders of certain funds.

For the purposes of some of the waivers described below and in the Prospectus and Statement of Additional
Information of the applicable Oppenheimer funds, the term "Retirement Plan" refers to the following types of plans:
              1)  plans qualified under Sections 401(a) or 401(k) of the Internal Revenue Code,
              2)  non-qualified deferred compensation plans,
              3)  employee benefit plans5
              4)  Group Retirement Plans6
              5)  403(b)(7) custodial plan accounts
              6)  Individual Retirement Accounts ("IRAs"), including traditional IRAs, Roth IRAs, SEP-IRAs,
                  SARSEPs or SIMPLE plans

The interpretation of these
provisions as to the applicability of a special arrangement or waiver in a particular case is in the sole discretion of the Distributor or the transfer agent (referred to in this document as the “Transfer Agent”) of the particular Oppenheimer fund. These waivers and special arrangements may be amended or terminated at any time by a particular fund, the Distributor, and/or
OppenheimerFunds, Inc. (referred to in this document as the
“Manager”).

Waivers that apply at the time shares are redeemed must be requested by the shareholder and/or dealer in the redemption request.
I.                      Applicability of Class A Contingent Deferred Sales Charges in Certain Cases
-------------------------------------------------------------------------------------------------------------------

Purchases of Class A
Shares of Oppenheimer Funds That Are Not Subject to Initial Sales Charge but May
Be Subject to the Class A Contingent Deferred Sales Charge (unless a waiver applies).

        There
is no initial sales charge on purchases of Class A shares of any of the
Oppenheimer funds in the cases listed below. However, these purchases may be subject to the Class A contingent deferred sales charge if redeemed within 18 months (24 months in the case of Oppenheimer Rochester National Municipals and
Rochester Fund Municipals) of the beginning of the calendar month of their purchase, as described in the Prospectus (unless a waiver described elsewhere in this Appendix applies to the redemption). Additionally, on shares purchased under these waivers that are subject to the Class A contingent deferred sales charge, the Distributor will pay the applicable concession described in the
Prospectus under “Class A Contingent Deferred Sales
Charge.”7 This waiver provision applies to:

|_|      Purchases of Class A shares aggregating $1 million or more.

|_|

Purchases of Class A shares by a Retirement Plan that was permitted to purchase such shares at net asset value but subject to a contingent deferred sales charge prior to March 1, 2001. That included plans (other than IRA or 403(b)(7)
Custodial Plans) that: 1) bought shares costing $500,000 or more, 2) had at the time of purchase 100 or more eligible employees or total plan assets of $500,000 or more, or 3) certified to the Distributor that it projects to have annual plan purchases of $200,000 or more.

|_|      Purchases by an OppenheimerFunds-sponsored Rollover IRA, if the purchases are made:
              1)  through a broker, dealer, bank or registered investment adviser that has made special arrangements with the Distributor for those purchases, or

 

2)
by a direct rollover of a distribution from a qualified Retirement Plan if the administrator of that Plan has made special arrangements with the Distributor for those purchases.

|_|      Purchases of Class A shares by Retirement Plans that have any of the following record-keeping arrangements:
              1)  The record keeping is performed by Merrill Lynch Pierce Fenner & Smith, Inc. ("Merrill Lynch")

 

on
a daily valuation basis for the Retirement Plan. On the date the plan sponsor signs the record-keeping service agreement with Merrill Lynch, the Plan must have $3 million or more of its assets invested in (a) mutual funds, other than those advised or managed by Merrill Lynch Investment Management, L.P.
(“MLIM”), that are made available under a Service Agreement between
Merrill Lynch and the mutual fund’s principal underwriter or distributor, and (b) funds advised or managed by MLIM (the funds described in (a) and (b) are referred to as “Applicable Investments”).

 

2)
The record keeping for the Retirement Plan is performed on a daily valuation basis by a record keeper whose services are provided under a contract or arrangement between the Retirement Plan and Merrill Lynch. On the date the plan sponsor signs the record keeping service agreement with Merrill Lynch, the Plan must have $3 million or more of its assets (excluding assets invested in money market funds) invested in Applicable Investments.

 

3)
The record keeping for a Retirement Plan is handled under a service agreement with Merrill Lynch and on the date the plan sponsor signs that agreement, the
Plan has 500 or more eligible employees (as determined by the Merrill Lynch plan conversion manager).

|_|

Purchases by a Retirement Plan whose record keeper had a cost-allocation agreement with the Transfer Agent on or before March 1, 2001.

II.                                Waivers of Class A Sales Charges of Oppenheimer Funds
-------------------------------------------------------------------------------------------------------------------

A.   Waivers of Initial and Contingent Deferred Sales Charges for Certain Purchasers.

Class A shares purchased by the following investors are not subject to any Class A sales charges (and no concessions are paid by the Distributor on such purchases):
|_|      The Manager or its affiliates.

|_|

Present or former officers, directors, trustees and employees (and their
“immediate families”) of the Fund, the Manager and its affiliates, and retirement plans established by them for their employees. The term
“immediate family” refers to one’s spouse, children, grandchildren, grandparents, parents, parents-in-law, brothers and sisters, sons- and daughters-in-law, a sibling’s spouse, a spouse’s siblings, aunts, uncles, nieces and nephews; relatives by virtue of a remarriage
(step-children, step-parents, etc.) are included.

|_|

Registered management investment companies, or separate accounts of insurance companies having an agreement with the Manager or the Distributor for that purpose.

|_|

Dealers or brokers that have a sales agreement with the Distributor, if they purchase shares for their own accounts or for retirement plans for their employees.

|_|

Employees and registered representatives (and their spouses) of dealers or brokers described above or financial institutions that have entered into sales arrangements with such dealers or brokers (and which are identified as such to the Distributor) or with the Distributor. The purchaser must certify to the
Distributor at the time of purchase that the purchase is for the purchaser’s own account (or for the benefit of such employee’s spouse or minor children).

|_|

Dealers, brokers, banks or registered investment advisors that have entered into an agreement with the Distributor providing specifically for the use of shares of the Fund in particular investment products made available to their clients.
Those clients may be charged a transaction fee by their dealer, broker, bank or advisor for the purchase or sale of Fund shares.

|_|

Investment advisors and financial planners who have entered into an agreement for this purpose with the Distributor and who charge an advisory, consulting or other fee for their services and buy shares for their own accounts or the accounts of their clients.

|_|

“Rabbi trusts” that buy shares for their own accounts, if the purchases are made through a broker or agent or other financial intermediary that has made special arrangements with the Distributor for those purchases.

|_|

Clients of investment advisors or financial planners (that have entered into an agreement for this purpose with the Distributor) who buy shares for their own accounts may also purchase shares without sales charge but only if their accounts are linked to a master account of their investment advisor or financial planner on the books and records of the broker, agent or financial intermediary with which the Distributor has made such special arrangements . Each of these investors may be charged a fee by the broker, agent or financial intermediary for purchasing shares.

|_|

Directors, trustees, officers or full-time employees of OpCap Advisors or its affiliates, their relatives or any trust, pension, profit sharing or other benefit plan which beneficially owns shares for those persons.

|_|

Accounts for which Oppenheimer Capital (or its successor) is the investment advisor (the Distributor must be advised of this arrangement) and persons who are directors or trustees of the company or trust which is the beneficial owner of such accounts.

|_| A unit investment trust
that has entered into an appropriate agreement with the Distributor. |_|
Dealers, brokers, banks, or registered investment advisers that have entered into an agreement with the

 

Distributor
to sell shares to defined contribution employee retirement plans for which the dealer, broker or investment adviser provides administration services.

|_|

Retirement Plans and deferred compensation plans and trusts used to fund those plans (including, for example, plans qualified or created under sections 401(a),
401(k), 403(b) or 457 of the Internal Revenue Code), in each case if those purchases are made through a broker, agent or other financial intermediary that has made special arrangements with the Distributor for those purchases.

|_|

A TRAC-2000 401(k) plan (sponsored by the former Quest for Value Advisors) whose
Class B or Class C shares of a Former Quest for Value Fund were exchanged for
Class A shares of that Fund due to the termination of the Class B and Class C
TRAC-2000 program on November 24, 1995.

|_|

A qualified Retirement Plan that had agreed with the former Quest for Value
Advisors to purchase shares of any of the Former Quest for Value Funds at net asset value, with such shares to be held through DCXchange, a sub-transfer agency mutual fund clearinghouse, if that arrangement was consummated and share purchases commenced by December 31, 1996.

B.   Waivers of Initial and Contingent Deferred Sales Charges in Certain Transactions.

Class A shares issued or
purchased in the following transactions are not subject to sales charges (and no
concessions are paid by the Distributor on such purchases): |_| Shares issued in
plans of reorganization, such as mergers, asset acquisitions and exchange offers, to

              which the Fund is a party.

|_|
Shares purchased by the reinvestment of dividends or other distributions reinvested from the Fund or other Oppenheimer funds (other than Oppenheimer Cash
Reserves) or unit investment trusts for which reinvestment arrangements have been made with the Distributor.

_|

Shares purchased through a broker-dealer that has entered into a special agreement with the Distributor to allow the broker’s customers to purchase and pay for shares of Oppenheimer funds using the proceeds of shares redeemed in the prior 30 days from a mutual fund (other than a fund managed by the Manager or any of its subsidiaries) on which an initial sales charge or contingent deferred sales charge was paid. This waiver also applies to shares purchased by exchange of shares of Oppenheimer Money Market Fund, Inc. that were purchased and paid for in this manner. This waiver must be requested when the purchase order is placed for shares of the Fund, and the Distributor may require evidence of qualification for this waiver.

        |_|
Shares purchased with the proceeds of maturing principal units of any Qualified
Unit Investment Liquid Trust Series.

|_|

Shares purchased by the reinvestment of loan repayments by a participant in a
Retirement Plan for which the Manager or an affiliate acts as sponsor.

C.   Waivers of the Class A Contingent Deferred Sales Charge for Certain Redemptions.

The Class A contingent
deferred sales charge is also waived if shares that would otherwise be subject
to the contingent deferred sales charge are redeemed in the following cases: |_|
To make Automatic Withdrawal Plan payments that are limited annually to no more than 12% of the account

              value adjusted annually.

|_|

Involuntary redemptions of shares by operation of law or involuntary redemptions of small accounts (please refer to “Shareholder Account Rules and
Policies,” in the applicable fund Prospectus).

|_|

For distributions from Retirement Plans, deferred compensation plans or other employee benefit plans for any of the following purposes: 1) Following the death or disability (as defined in the Internal Revenue Code) of the participant or beneficiary. The death or disability must occur after the participant's account was established.
              2)  To return excess contributions.
              3)  To return contributions made due to a mistake of fact.
              4)  Hardship withdrawals, as defined in the plan.8

 

5)
Under a Qualified Domestic Relations Order, as defined in the Internal Revenue
Code, or, in the case of an IRA, a divorce or separation agreement described in
Section 71(b) of the Internal Revenue Code.

              6)  To meet the minimum distribution requirements of the Internal Revenue Code.
              7)  To make "substantially equal periodic payments" as described in Section 72(t) of the Internal
                  Revenue Code.
              8)  For loans to participants or beneficiaries.
              9)  Separation from service.9

 

10)
Participant-directed redemptions to purchase shares of a mutual fund (other than a fund managed by the Manager or a subsidiary of the Manager) if the plan has made special arrangements with the Distributor.

 

11)
Plan termination or “in-service distributions,” if the redemption proceeds are rolled over directly to an OppenheimerFunds-sponsored IRA.

|_|

For distributions from 401(k) plans sponsored by broker-dealers that have entered into a special agreement with the Distributor allowing this waiver.

|_|

For distributions from retirement plans that have $10 million or more in plan assets and that have entered into a special agreement with the Distributor.

|_|

For distributions from retirement plans which are part of a retirement plan product or platform offered by certain banks, broker-dealers, financial advisors, insurance companies or record keepers which have entered into a special agreement with the Distributor.

III.                     Waivers of Class B, Class C and Class N Sales Charges of Oppenheimer Funds
-------------------------------------------------------------------------------------------------------------------

The Class B, Class C and
Class N contingent deferred sales charges will not be applied to shares purchased in certain types of transactions or redeemed in certain circumstances described below.

A.   Waivers for Redemptions in Certain Cases.

The Class B, Class C and Class N contingent deferred sales charges will be waived for redemptions of shares in the following cases:
|_|      Shares redeemed involuntarily, as described in "Shareholder Account Rules and Policies," in the
              applicable Prospectus.

|_|

Redemptions from accounts other than Retirement Plans following the death or disability of the last surviving shareholder, including a trustee of a grantor trust or revocable living trust for which the trustee is also the sole beneficiary. The death or disability must have occurred after the account was established, and for disability you must provide evidence of a determination of disability by the Social Security Administration.

|_|

Distributions from accounts for which the broker-dealer of record has entered into a special agreement with the Distributor allowing this waiver.

|_|

Redemptions of Class B shares held by Retirement Plans whose records are maintained on a daily valuation basis by Merrill Lynch or an independent record keeper under a contract with Merrill Lynch.

|_|

Redemptions of Class C shares of Oppenheimer U.S. Government Trust from accounts of clients of financial institutions that have entered into a special arrangement with the Distributor for this purpose.

|_|

Redemptions requested in writing by a Retirement Plan sponsor of Class C shares of an Oppenheimer fund in amounts of $500,000 or more and made more than 12 months after the Retirement Plan’s first purchase of Class C shares, if the redemption proceeds are invested in Class N shares of one or more Oppenheimer funds.

|_|      Distributions10 from Retirement Plans or other employee benefit plans for any of the following purposes:
              1)  Following the death or disability (as defined in the Internal Revenue Code) of the participant or beneficiary. The death or disability must occur after the participant's account was established in an Oppenheimer fund.
              2)  To return excess contributions made to a participant's account.
              3)  To return contributions made due to a mistake of fact.
              4)  To make hardship withdrawals, as defined in the plan.11

 

5)
To make distributions required under a Qualified Domestic Relations Order or, in the case of an IRA, a divorce or separation agreement described in Section 71(b)
of the Internal Revenue Code.

              6)  To meet the minimum distribution requirements of the Internal Revenue Code.
              7)  To make "substantially equal periodic payments" as described in Section 72(t) of the Internal
                  Revenue Code.
              8)  For loans to participants or beneficiaries.12
              9)  On account of the participant's separation from service.13

 

10)
Participant-directed redemptions to purchase shares of a mutual fund (other than a fund managed by the Manager or a subsidiary of the Manager) offered as an investment option in a Retirement Plan if the plan has made special arrangements with the Distributor.

 

11)
Distributions made on account of a plan termination or “in-service”
distributions, if the redemption proceeds are rolled over directly to an
OppenheimerFunds-sponsored IRA.

 

12)
For distributions from a participant’s account under an Automatic
Withdrawal Plan after the participant reaches age 59½, as long as the aggregate value of the distributions does not exceed 10% of the account’s value, adjusted annually.

 

13)
Redemptions of Class B shares under an Automatic Withdrawal Plan for an account other than a Retirement Plan, if the aggregate value of the redeemed shares does not exceed 10% of the account’s value, adjusted annually.

 

14)
For distributions from 401(k) plans sponsored by broker-dealers that have entered into a special arrangement with the Distributor allowing this waiver.

|_|

Redemptions of Class B shares or Class C shares under an Automatic Withdrawal
Plan from an account other than a Retirement Plan if the aggregate value of the redeemed shares does not exceed 10% of the account’s value annually.

B.   Waivers for Shares Sold or Issued in Certain Transactions.

The contingent deferred sales charge is also waived on Class B and Class C shares sold or issued in the following cases:
|_|      Shares sold to the Manager or its affiliates.

|_|

Shares sold to registered management investment companies or separate accounts of insurance companies having an agreement with the Manager or the Distributor for that purpose.

|_|      Shares issued in plans of reorganization to which the Fund is a party.

|_|

Shares sold to present or former officers, directors, trustees or employees (and their “immediate families” as defined above in Section I.A.) of the
Fund, the Manager and its affiliates and retirement plans established by them for their employees.

IV.       Special Sales Charge Arrangements for Shareholders of Certain Oppenheimer Funds Who Were Shareholders of
                                                Former Quest for Value Funds
-------------------------------------------------------------------------------------------------------------------

The initial and contingent
deferred sales charge rates and waivers for Class A, Class B and Class C shares described in the Prospectus or Statement of Additional Information of the
Oppenheimer funds are modified as described below for certain persons who were shareholders of the former Quest for Value Funds. To be eligible, those persons must have been shareholders on November 24, 1995, when OppenheimerFunds, Inc.
became the investment advisor to those former Quest for Value Funds. Those funds include:

     Oppenheimer Quest Value Fund, Inc.              Oppenheimer Small Cap Value Fund
     Oppenheimer Quest Balanced Value Fund           Oppenheimer Quest Global Value Fund, Inc.
     Oppenheimer Quest Opportunity Value Fund

        These
arrangements also apply to shareholders of the following funds when they merged
(were reorganized) into various Oppenheimer funds on November 24, 1995:

     Quest for Value U.S. Government Income Fund              Quest for Value New York Tax-Exempt Fund
     Quest for Value Investment Quality Income Fund           Quest for Value National Tax-Exempt Fund
     Quest for Value Global Income Fund                       Quest for Value California Tax-Exempt Fund

        All
of the funds listed above are referred to in this Appendix as the “Former
Quest for Value Funds.” The waivers of initial and contingent deferred sales charges described in this Appendix apply to shares of an Oppenheimer fund that are either:

|_|      acquired by such shareholder pursuant to an exchange of shares of an Oppenheimer fund that was one of the Former Quest for Value Funds, or

purchased by such shareholder by exchange of shares of another Oppenheimer fund that were acquired pursuant to the merger of any of the Former Quest for Value
Funds into that other Oppenheimer fund on November 24, 1995.

A.   Reductions or Waivers of Class A Sales Charges.

|X|      Reduced Class A Initial Sales Charge Rates for Certain Former Quest for Value Funds Shareholders.

Purchases by Groups and
Associations. The following table sets forth the initial sales charge rates for Class A shares purchased by members of “Associations” formed for any purpose other than the purchase of securities. The rates in the table apply if that Association purchased shares of any of the Former Quest for Value Funds or received a proposal to purchase such shares from OCC Distributors prior to
November 24, 1995.

-------------------------------- ---------------------------- --------------------------------- ---------------------
Number of Eligible Employees     Initial Sales Charge as a    Initial Sales Charge as a % of    Concession as % of
or Members                       % of Offering Price          Net Amount Invested               Offering Price
-------------------------------- ---------------------------- --------------------------------- ---------------------
-------------------------------- ---------------------------- --------------------------------- ---------------------
9 or Fewer                                  2.50%                          2.56%                       2.00%
-------------------------------- ---------------------------- --------------------------------- ---------------------
-------------------------------- ---------------------------- --------------------------------- ---------------------
At least  10 but not more  than             2.00%                          2.04%                       1.60%
49
-------------------------------- ---------------------------- --------------------------------- ---------------------

-------------------------------------------------------------------------------------------------------------------

        For
purchases by Associations having 50 or more eligible employees or members, there is no initial sales charge on purchases of Class A shares, but those shares are subject to the Class A contingent deferred sales charge described in the applicable fund’s Prospectus.

        Purchases
made under this arrangement qualify for the lower of either the sales charge rate in the table based on the number of members of an Association, or the sales charge rate that applies under the Right of Accumulation described in the applicable fund’s Prospectus and Statement of Additional Information.
Individuals who qualify under this arrangement for reduced sales charge rates as members of Associations also may purchase shares for their individual or custodial accounts at these reduced sales charge rates, upon request to the
Distributor.

|X| Waiver of Class A
Sales Charges for Certain Shareholders. Class A shares purchased by the following investors are not subject to any Class A initial or contingent deferred sales charges: o Shareholders who were shareholders of the AMA Family of Funds on February 28, 1991 and who acquired

                  shares of any of the Former Quest for Value Funds by merger of a portfolio of the AMA Family of
                  Funds.

        o
Shareholders who acquired shares of any Former Quest for Value Fund by merger of any of the portfolios of the Unified Funds.

X| Waiver of Class A
Contingent Deferred Sales Charge in Certain Transactions. The Class A
contingent deferred sales charge will not apply to redemptions of Class A shares purchased by the following investors who were shareholders of any Former Quest for Value Fund:

        Investors
who purchased Class A shares from a dealer that is or was not permitted to receive a sales load or redemption fee imposed on a shareholder with whom that dealer has a fiduciary relationship, under the Employee Retirement Income
Security Act of 1974 and regulations adopted under that law.

B.   Class A, Class B and Class C Contingent Deferred Sales Charge Waivers.

|X| Waivers for
Redemptions of Shares Purchased Prior to March 6, 1995. In the following cases, the contingent deferred sales charge will be waived for redemptions of
Class A, Class B or Class C shares of an Oppenheimer fund. The shares must have been acquired by the merger of a Former Quest for Value Fund into the fund or by exchange from an Oppenheimer fund that was a Former Quest for Value Fund or into which such fund merged. Those shares must have been purchased prior to March 6,
1995 in connection with: o withdrawals under an automatic withdrawal plan holding only either Class B or Class C shares if the

                  annual withdrawal does not exceed 10% of the initial value of the account value, adjusted annually, and

o

liquidation of a shareholder’s account if the aggregate net asset value of shares held in the account is less than the required minimum value of such accounts.

|X| Waivers for
Redemptions of Shares Purchased on or After March 6, 1995 but Prior to November
24, 1995. In the following cases, the contingent deferred sales charge will be waived for redemptions of Class A, Class B or Class C shares of an
Oppenheimer fund. The shares must have been acquired by the merger of a Former
Quest for Value Fund into the fund or by exchange from an Oppenheimer fund that was a Former Quest For Value Fund or into which such Former Quest for Value Fund merged. Those shares must have been purchased on or after March 6, 1995, but prior to November 24, 1995:

o        redemptions following the death or disability of the shareholder(s) (as evidenced by a determination of total disability by the U.S. Social Security Administration);

o

withdrawals under an automatic withdrawal plan (but only for Class B or Class C shares) where the annual withdrawals do not exceed 10% of the initial value of the account value; adjusted annually, and

o

liquidation of a shareholder’s account if the aggregate net asset value of shares held in the account is less than the required minimum account value.

        A
shareholder’s account will be credited with the amount of any contingent deferred sales charge paid on the redemption of any Class A, Class B or Class C shares of the Oppenheimer fund described in this section if the proceeds are invested in the same Class of shares in that fund or another Oppenheimer fund within 90 days after redemption.

V.        Special Sales Charge Arrangements for Shareholders of Certain Oppenheimer Funds Who Were Shareholders of
                                    Connecticut Mutual Investment Accounts, Inc.
---------------------------------------------------------------------------------------------------------------------

The initial and contingent deferred sale charge rates and waivers for Class A and Class B shares described in the respective Prospectus (or this Appendix) of the following Oppenheimer funds (each is referred to as a "Fund" in this section):
     Oppenheimer U. S. Government Trust,
     Oppenheimer Bond Fund,
     Oppenheimer Value Fund and
     Oppenheimer Disciplined Allocation Fund

are modified as described
below for those Fund shareholders who were shareholders of the following funds
(referred to as the “Former Connecticut Mutual Funds”) on March 1,
1996, when OppenheimerFunds, Inc. became the investment adviser to the Former
Connecticut Mutual Funds:

     Connecticut Mutual Liquid Account      Connecticut Mutual Total Return Account
     Connecticut Mutual Government Securities Account            CMIA LifeSpan Capital Appreciation Account
     Connecticut Mutual Income Account      CMIA LifeSpan Balanced Account
     Connecticut Mutual Growth Account      CMIA Diversified Income Account

A.   Prior Class A CDSC and Class A Sales Charge Waivers.

|X| Class A Contingent
Deferred Sales Charge. Certain shareholders of a Fund and the other Former
Connecticut Mutual Funds are entitled to continue to make additional purchases of Class A shares at net asset value without a Class A initial sales charge, but subject to the Class A contingent deferred sales charge that was in effect prior to March 18, 1996 (the “prior Class A CDSC”). Under the prior Class A
CDSC, if any of those shares are redeemed within one year of purchase, they will be assessed a 1% contingent deferred sales charge on an amount equal to the current market value or the original purchase price of the shares sold, whichever is smaller (in such redemptions, any shares not subject to the prior
Class A CDSC will be redeemed first).

         Those shareholders who are eligible for the prior Class A CDSC are:

 

1)
persons whose purchases of Class A shares of a Fund and other Former Connecticut
Mutual Funds were $500,000 prior to March 18, 1996, as a result of direct purchases or purchases pursuant to the Fund’s policies on Combined
Purchases or Rights of Accumulation, who still hold those shares in that Fund or other Former Connecticut Mutual Funds, and

 

2)
persons whose intended purchases under a Statement of Intention entered into prior to March 18, 1996, with the former general distributor of the Former
Connecticut Mutual Funds to purchase shares valued at $500,000 or more over a
13-month period entitled those persons to purchase shares at net asset value without being subject to the Class A initial sales charge

        Any
of the Class A shares of a Fund and the other Former Connecticut Mutual Funds that were purchased at net asset value prior to March 18, 1996, remain subject to the prior Class A CDSC, or if any additional shares are purchased by those shareholders at net asset value pursuant to this arrangement they will be subject to the prior Class A CDSC.

|X| Class A Sales Charge
Waivers. Additional Class A shares of a Fund may be purchased without a sales charge, by a person who was in one (or more) of the categories below and acquired Class A shares prior to March 18, 1996, and still holds Class A shares:

 

1)
any purchaser, provided the total initial amount invested in the Fund or any one or more of the Former Connecticut Mutual Funds totaled $500,000 or more, including investments made pursuant to the Combined Purchases, Statement of
Intention and Rights of Accumulation features available at the time of the initial purchase and such investment is still held in one or more of the Former
Connecticut Mutual Funds or a Fund into which such Fund merged;

 

2)
any participant in a qualified plan, provided that the total initial amount invested by the plan in the Fund or any one or more of the Former Connecticut
Mutual Funds totaled $500,000 or more;

              3)  Directors of the Fund or any one or more of the Former Connecticut Mutual Funds and members of their immediate families;
              4)  employee benefit plans sponsored by Connecticut Mutual Financial Services, L.L.C. ("CMFS"), the
                  prior distributor of the Former Connecticut Mutual Funds, and its affiliated companies;

 

5)
one or more members of a group of at least 1,000 persons (and persons who are retirees from such group) engaged in a common business, profession, civic or charitable endeavor or other activity, and the spouses and minor dependent children of such persons, pursuant to a marketing program between CMFS and such group; and

 

6)
an institution acting as a fiduciary on behalf of an individual or individuals, if such institution was directly compensated by the individual(s) for recommending the purchase of the shares of the Fund or any one or more of the
Former Connecticut Mutual Funds, provided the institution had an agreement with
CMFS.

         Purchases of Class A shares made pursuant to (1) and (2) above may be subject to the Class A CDSC of the
Former Connecticut Mutual Funds described above.

        Additionally,
Class A shares of a Fund may be purchased without a sales charge by any holder of a variable annuity contract issued in New York State by Connecticut Mutual
Life Insurance Company through the Panorama Separate Account which is beyond the applicable surrender charge period and which was used to fund a qualified plan, if that holder exchanges the variable annuity contract proceeds to buy Class A shares of the Fund.

B.   Class A and Class B Contingent Deferred Sales Charge Waivers.

In addition to the waivers
set forth in the Prospectus and in this Appendix, above, the contingent deferred sales charge will be waived for redemptions of Class A and Class B shares of a
Fund and exchanges of Class A or Class B shares of a Fund into Class A or Class
B shares of a Former Connecticut Mutual Fund provided that the Class A or Class
B shares of the Fund to be redeemed or exchanged were (i) acquired prior to
March 18, 1996 or (ii) were acquired by exchange from an Oppenheimer fund that was a Former Connecticut Mutual Fund. Additionally, the shares of such Former
Connecticut Mutual Fund must have been purchased prior to March 18, 1996:

     1)  by the estate of a deceased shareholder;

 

2)
upon the disability of a shareholder, as defined in Section 72(m)(7) of the
Internal Revenue Code; 3) for retirement distributions (or loans) to participants or beneficiaries from retirement plans qualified

 

under
Sections 401(a) or 403(b)(7)of the Code, or from IRAs, deferred compensation plans created under Section 457 of the Code, or other employee benefit plans;

 

4)
as tax-free returns of excess contributions to such retirement or employee benefit plans; 5) in whole or in part, in connection with shares sold to any state, county, or city, or any

 

instrumentality,
department, authority, or agency thereof, that is prohibited by applicable investment laws from paying a sales charge or concession in connection with the purchase of shares of any registered investment management company;

 

6)
in connection with the redemption of shares of the Fund due to a combination with another investment company by virtue of a merger, acquisition or similar reorganization transaction;

     7)  in connection with the Fund's right to involuntarily redeem or liquidate the Fund;

 

8)
in connection with automatic redemptions of Class A shares and Class B shares in certain retirement plan accounts pursuant to an Automatic Withdrawal Plan but limited to no more than 12% of the original value annually; or

 

9)
as involuntary redemptions of shares by operation of law, or under procedures set forth in the Fund’s Articles of Incorporation, or as adopted by the
Board of Directors of the Fund.

VI.                 Special Reduced Sales Charge for Former Shareholders of Advance America Funds, Inc.
-------------------------------------------------------------------------------------------------------------------

Shareholders of Oppenheimer
Municipal Bond Fund, Oppenheimer U.S. Government Trust, Oppenheimer Strategic
Income Fund and Oppenheimer Capital Income Fund who acquired (and still hold)
shares of those funds as a result of the reorganization of series of Advance
America Funds, Inc. into those Oppenheimer funds on October 18, 1991, and who held shares of Advance America Funds, Inc. on March 30, 1990, may purchase Class
A shares of those four Oppenheimer funds at a maximum sales charge rate of
4.50%.

VII.           Sales Charge Waivers on Purchases of Class M Shares of Oppenheimer Convertible Securities Fund
-------------------------------------------------------------------------------------------------------------------

Oppenheimer Convertible
Securities Fund (referred to as the “Fund” in this section) may sell
Class M shares at net asset value without any initial sales charge to the classes of investors listed below who, prior to March 11, 1996, owned shares of the Fund’s then-existing Class A and were permitted to purchase those shares at net asset value without sales charge:

|_|      the Manager and its affiliates,

|_|

present or former officers, directors, trustees and employees (and their
“immediate families” as defined in the Fund’s Statement of
Additional Information) of the Fund, the Manager and its affiliates, and retirement plans established by them or the prior investment advisor of the Fund for their employees,

|_|

registered management investment companies or separate accounts of insurance companies that had an agreement with the Fund’s prior investment advisor or distributor for that purpose,

|_|

dealers or brokers that have a sales agreement with the Distributor, if they purchase shares for their own accounts or for retirement plans for their employees,

|_|

employees and registered representatives (and their spouses) of dealers or brokers described in the preceding section or financial institutions that have entered into sales arrangements with those dealers or brokers (and whose identity is made known to the Distributor) or with the Distributor, but only if the purchaser certifies to the Distributor at the time of purchase that the purchaser meets these qualifications,

|_|

dealers, brokers, or registered investment advisors that had entered into an agreement with the Distributor or the prior distributor of the Fund specifically providing for the use of Class M shares of the Fund in specific investment products made available to their clients, and

dealers, brokers or
registered investment advisors that had entered into an agreement with the
Distributor or prior distributor of the Fund’s shares to sell shares to defined contribution employee retirement plans for which the dealer, broker, or investment advisor provides administrative services.

-------------------------------------------------------------------------------------------------------------------

Oppenheimer
Pennsylvania Municipal Fund

-------------------------------------------------------------------------------------------------------------------

Internet Web
Site:

         WWW.OPPENHEIMERFUNDS.COM
         ------------------------

Investment Adviser
       OppenheimerFunds, Inc.
       498 Seventh Avenue
       New York, New York 10018

Distributor

       OppenheimerFunds Distributor, Inc.
       498 Seventh Avenue
       New York, New York 10018

Transfer Agent

       OppenheimerFunds Services
       P.O. Box 5270
       Denver, Colorado 80217
       1-800-525-7048

Custodian Bank
       Citibank, N.A.
       399 Park Avenue
       New York, New York 10043

Independent
Auditors

       KPMG LLP
       707 Seventeenth Street
       Denver, Colorado 80202

Legal Counsel

       Mayer, Brown & Platt
       1675 Broadway
       New York, New York 10019-5820
       1234
PX740.1101

__________

1 Messrs. Murphy and Griffiths are not Directors of Oppenheimer Money Market Fund, Inc.  Mr. Griffiths is also not a Trustee of Oppenheimer Discovery Fund.  Mr. Murphy is not a Director of Oppenheimer California Municipal
Fund.

2 In accordance
with Rule 12b-1 of the Investment Company Act, the term “Independent
Trustees” in this Statement of Additional Information refers to those
Trustees who are not “interested persons” of the Fund and the Trust and who do not have any direct or indirect financial interest in the operation of the distribution plan or any agreement under the plan.

3 Certain
waivers also apply to Class M shares of Oppenheimer Convertible Securities Fund.
4 In the case of Oppenheimer Senior Floating Rate Fund, a
continuously-offered closed-end fund, references to contingent deferred sales charges mean the Fund’s Early Withdrawal Charges and references to
“redemptions” mean “repurchases” of shares.

5 An
“employee benefit plan” means any plan or arrangement, whether or not it is “qualified” under the Internal Revenue Code, under which Class N shares of an Oppenheimer fund or funds are purchased by a fiduciary or other administrator for the account of participants who are employees of a single employer or of affiliated employers. These may include, for example, medical savings accounts, payroll deduction plans or similar plans. The fund accounts must be registered in the name of the fiduciary or administrator purchasing the shares for the benefit of participants in the plan.

6 The term
“Group Retirement Plan” means any qualified or non-qualified retirement plan for employees of a corporation or sole proprietorship, members and employees of a partnership or association or other organized group of persons (the members of which may include other groups), if the group has made special arrangements with the Distributor and all members of the group participating in (or who are eligible to participate in) the plan purchase shares of an Oppenheimer fund or funds through a single investment dealer, broker or other financial institution designated by the group. Such plans include 457 plans, SEP-IRAs, SARSEPs, SIMPLE plans and 403(b) plans other than plans for public school employees. The term “Group Retirement Plan”
also includes qualified retirement plans and non-qualified deferred compensation plans and IRAs that purchase shares of an Oppenheimer fund or funds through a single investment dealer, broker or other financial institution that has made special arrangements with the Distributor.

7 However, that
concession will not be paid on purchases of shares in amounts of $1 million or more (including any right of accumulation) by a Retirement Plan that pays for the purchase with the redemption proceeds of Class C shares of one or more
Oppenheimer funds held by the Plan for more than one year. 8 This provision does not apply to IRAs.

9 This provision
does not apply to 403(b)(7) custodial plans if the participant is less than age
55, nor to IRAs. 10 The distribution must be requested prior to Plan termination or the elimination of the Oppenheimer funds as an investment option under the Plan.

11 This provision does not apply to IRAs.
12 This provision does not apply to loans from 403(b)(7) custodial plans.

13 This
provision does not apply to 403(b)(7) custodial plans if the participant is less than age 55, nor to IRAs.